As filed with the Securities and Exchange Commission on ~~February~~July 29, 2020

Registration No. 333-~~_________~~236474

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alpine 4 Technologies Ltd.

(Exact name of registrant as specified in its charter)

Delaware	3669	46-5482689
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2525 E Arizona Biltmore Circle Suite 237
Phoenix, AZ

855-777-0077 ext 801

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kent Wilson

Alpine 4 Technologies Ltd.

4742 N. 24th Street, Suite 300

Phoenix AZ 85016

855-777-0077 ext 801

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

C. Parkinson Lloyd, Esq.

Kirton | McConkie

50 East South Temple Street, Suite 400

Salt Lake City, UT 84111

(801) 328-3600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	◻	Accelerated filer	◻
Non-accelerated filer	⌧	Smaller reporting company	⌧
Emerging Growth Company	⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price			Amount of Registration Fee (3)
Class A Common stock, par value $0.0001 per share	14,000,000	(1)	$	~~0.0773~~0.0585	$	~~1,082,200~~819,000	(2)	$141

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of common stock that become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration that results in an increase in the number of shares or common stock outstanding.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock on February 10July 23, 2020, as quoted on the OTCQB Market.

(3) Fee of $141 paid with original filing. No additional fee due.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the Securities and Exchange Commission declares this registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED ~~FEBRUARY~~JULY 29, 2020

This prospectus relates to the resale or other disposition from time to time of up to 14,000,000 shares of common stock, par value $0.0001, of Alpine 4 Technologies, Ltd., by Lincoln Park Capital Fund, LLC (“Lincoln Park”).

The shares of common stock being offered by Lincoln Park, the selling stockholder, have been or may be issued pursuant to the purchase agreement dated January 16, 2020, that we entered into with Lincoln Park. See “The Lincoln Park Transaction” for a description of that agreement and “Selling Stockholder” for additional information regarding Lincoln Park. The prices at which Lincoln Park may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder.

The selling stockholder may sell or otherwise dispose of the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholder may sell or otherwise dispose of the shares of common stock being registered pursuant to this prospectus. The selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

The selling stockholder will pay all brokerage fees and commissions and similar expenses. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Our common stock is quoted on the OTCQB Market under the symbol “ALPP.”  On  ~~February 10~~July 23, 2020, the ~~last reported sale~~closing price of our common stock on the OTCQB Market was $~~0.0756~~0.0585 per share.

Investing in our common stock involves a high degree of Risk.

See "Risk Factors" beginning on page ____.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is ______________, 2020.~~2~~

~~3~~

ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the Securities and Exchange Commission, or SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information” before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the Selling Stockholder, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the Selling Stockholder, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted.  We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States.  Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

~~4~~

~~ROSPECTUS~~PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors" beginning on page 5, and our financial statements and the notes to the financial statements included elsewhere in this prospectus. As used throughout this prospectus, the terms "Alpine 4," "Company," "we," "us," or "our" refer to Alpine 4 Technologies Ltd.

General

Company Background and History

We were incorporated under the laws of the State of Delaware on April 22, 2014.  We are a publicly traded conglomerate that is acquiring businesses that fit into our disruptive DSF business model of Drivers, Stabilizers, and Facilitators.   At Alpine 4, we understand the nature of how technology and innovation can accentuate a business.  Our focus is on how the adaptation of new technologies even in brick and mortar businesses can drive innovation.   We also believe that our holdings should benefit synergistically from each other and that the ability to have collaboration across varying industries can spawn new ideas and create fertile ground for competitive advantages.  This unique perspective has culminated in the development of our Blockchain-enabled Enterprise Business Operating System called SPECTRUMebos.

~~Alpine 4 Technologies Ltd. (“Alpine 4,” the “Company,” “we,” or “our”) was incorporated under the laws of the State of Delaware on April 22, 2014.  The Company was formed to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock, or other business combination with a domestic or foreign business.~~  As of the date of this ~~Registration Statement was filed~~Prospectus, the Company was a holding company that owned ~~six~~eight operating subsidiaries: ALTIA, LLC; Quality Circuit Assembly, Inc.; American Precision Fabricators, Inc.; Morris Sheet Metal, Corp; and JTD Spiral, Inc.; ~~and~~ Deluxe Sheet Metal, Inc,; Excel Fabrication, LLC; and SPECTRUMebos, Inc. (As discussed in more detail below, we previously had an additional subsidiary, Venture West Energy Services (formerly Horizon Well Testing, LLC) ~~(“Venture West”)~~. However, as of December 31, 2018, we discontinued operations on ~~Venture West and in February 2019 Venture West filed for Chapter 7 bankruptcy proceedings.  As of March 31, 2019, Venture West’s bankruptcy was completed.~~this company.)  In the first quarter of 2020, we also created three additional subsidiaries to act as silo holding companies, organized by industries.  These silo subsidiaries are A4 Construction Services, Inc. (“A4 Construction”), A4 Manufacturing, Inc. (“A4 Manufacturing”), and A4 Technologies, Inc. (“A4 Technologies”). All three are Delaware corporations. Each is authorized to issue 1,500 shares of common stock with a par value of $0.01 per share, and the Company is the sole shareholder of each of these three subsidiaries.

Alpine 4 maintains our corporate office located at 2525 E. Arizona Biltmore Circle, Suite C237, Phoenix, Arizona 85016. ALTIA works out of the headquarters offices.  QCA rents a location at 1709 Junction Court #380 San Jose, California 95112.  American Precision Fabricators rents a property 4401 Savannah St. Fort Smith, Arkansas 72903.  Deluxe Sheet Metal’s facilities are located at 6661 Lonewolf Dr, South Bend, Indiana 46628. Morris Sheet Metal and JTD Spiral are located at 6212 Highview Dr, Fort Wayne, Indiana 46818. Excel Fabrication’s office and fabrication space are located at 297 Wycoff Cir, Twin Falls, Idaho 83301.

Who We Are

Alexander Hamilton, in his “Federalist paper #11,” said that our adventurous spirit distinguishes the commercial character of America.  Hamilton knew that our freedom to be creative gave American businesses a competitive advantage over the rest of the world.   We believe that Alpine 4 also exemplifies this spirit in our subsidiaries and that our greatest competitive advantage is our highly diverse business structure combined with a culture of collaboration.

It is our mandate to grow Alpine 4 into a leading, multi-faceted holding company with diverse subsidiary holdings with products and services that not only benefit from one another as a whole, but also have the benefit of independence.  This type of corporate structure is about having our subsidiaries prosper through strong onsite leadership while working synergistically with other Alpine 4 holdings.  The essence of our business model is based around acquiring business-to-business (B2B) companies in a broad spectrum of industries via our acquisition strategy of DSF (Drivers, Stabilizer, Facilitator).  Our DSF business model (which is discussed more below) offers our shareholders an opportunity to own small-cap businesses that hold defensible positions in their individual market space.  Further, Alpine 4’s greatest opportunity for growth exists in the smaller to middle-market operating companies with revenues between $5 to $150 million annually.  In this target-rich environment, businesses generally sell at more reasonable multiples, presenting greater opportunities for operational and strategic improvements that have greater potential to enhance profit.

Driver, Stabilizer, Facilitator (DSF)

Driver:  A Driver is a company that is in an emerging market or technology, that has enormous upside potential for revenue and profits, with a significant market opportunity to access.  These types of acquisitions are typically small, brand new companies that need a structure to support their growth.

Stabilizer:  Stabilizers are companies that have sticky customers, consistent revenue and provide solid net profit returns to Alpine 4.

Facilitators:  Facilitators are our “secret sauce.”  Facilitators are companies that provide a product or service that an Alpine 4 sister company can use as leverage to create a competitive advantage.

Our DSF Strategy is discussed in more detail below in the section entitled “Business.”

~~5~~

Risk Factors

We face numerous risks that could materially affect our business, results of operations or financial condition. The most significant of these risks include the following:

-	Alpine 4 is an "emerging growth company," and the reduced disclosure requirements applicable to "emerging growth companies" could make our common stock less attractive to investors.

-

Growth and development of operations will depend on the acceptance of Alpine 4's proposed businesses.  If Alpine 4's products are not deemed desirable and suitable for purchase and it cannot establish a customer base, it may not be able to generate future revenues, which would result in a failure of the business and a loss of the value of your investment.

-	If demand for the products Alpine 4 plans to offer slows, then its business would be materially affected, which could result in the loss of your entire investment.

-

Our revenue growth rate depends primarily on our ability to satisfy relevant channels and end-customer demands, identify suppliers of our necessary ingredients and to coordinate those suppliers, all subject to many unpredictable factors.

-

If securities or industry analysts do not publish or cease publishing research or reports or publish misleading, inaccurate or unfavorable research about us, our business or our market, our stock price and trading volume could decline.

-	Alpine 4 stockholders may have difficulty in reselling their shares due to the limited public market or state Blue Sky laws.

-

We face risks related to Novel Coronavirus (COVID-19) which have significantly disrupted our manufacturing, research and development, operations, sales and financial results, and could continue to do so for the foreseeable future.

For further discussion of these and other risks, see “Risk Factors,” beginning on page 5.

The Offering

On January 16, 2020, we entered into a transaction (the “Lincoln Park Transaction”) consisting of a purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $10.0 million worth of our Class A common stock, $0.0001 par value per share (the “Common Stock”).  A.G.P./Alliance Global Partners acted as sole placement agent for the offering.

Under the terms and subject to the conditions of the Purchase Agreement, we have the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to in the aggregate $10.0 million worth of shares of our Common Stock.  As an initial purchase on January 17, 2020, Lincoln Park purchased 1,666,666 shares of our Common Stock (the “Initial Purchase Shares”) at a price of $0.15 per share.

Additional sales of Common Stock by us to Lincoln Park, if any, will be subject to certain limitations, and may occur from time to time, at our sole discretion, over the 36-month period commencing on the date that the registration statement of which this Prospectus is a part is declared effective by the U.S. Securities and Exchange Commission (the “SEC”) and a final prospectus in connection therewith is filed and the other conditions set forth in the purchase

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agreement are satisfied, all of which are outside the control of Lincoln Park (the date on which all of such conditions are satisfied being the “Commencement Date”).

After the Commencement Date, under the Purchase Agreement, on any business day selected by us, we may direct Lincoln Park to purchase up to 1,000,000 shares of our Common Stock on that business day (each, a “Regular Purchase”), provided, however, that (i) the Regular Purchase may be increased to up to 1,250,000 shares, provided that the closing sale price of the Common Stock is not below $0.30 on the purchase date; (ii) the Regular Purchase may be increased to up to 1,500,000 shares, provided that the closing sale price of the Common Stock is not below $0.40 on the purchase date (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement); and (iii) the Regular Purchase may be increased to up to 1,750,000 shares, provided that the closing sale price of the Common Stock is not below $0.50 on the purchase date (each subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement). In each case, Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $1,000,000. The purchase price per share for each such Regular Purchase will be based off of prevailing market prices of Common Stock immediately preceding the time of sale. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price.

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In addition to Regular Purchases, we may also direct Lincoln Park to purchase other amounts as accelerated purchases or as additional accelerated purchases if the closing sale price of the common stock exceeds certain threshold prices as set forth in the Purchase Agreement.

Lincoln Park has no right to require us to sell any shares of common stock to Lincoln Park, but Lincoln Park is obligated to make purchases as we direct, subject to certain conditions. In all instances, we may not sell shares of our Common Stock to Lincoln Park under the purchase agreement if it would result in Lincoln Park’s beneficially owning more than 4.99% of our Common Stock. There are no upper limits on the price per share that Lincoln Park must pay for shares of Common Stock. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition on our entering into certain types of transactions that are defined in the Purchase Agreement as “Variable Rate Transactions.”

We issued to Lincoln Park 2,275,086 shares of Common Stock (the “Commitment Shares”) as consideration for its commitment to purchase shares of Common Stock under the Purchase Agreement.

As of ~~February 10~~July 23, 2020, we had 110,677,860 shares of our Class A Common Stock outstanding (including the 2,275,086 Commitment Shares and the 1,666,666 Initial Purchase Shares issued to Lincoln Park), of which 106,326,000 shares were held by non-affiliates.

Although the Purchase Agreement provides that we may sell up to $10,000,000 of our common stock to Lincoln Park, only 14,000,000 shares of our common stock are being offered under this prospectus, which represents shares which have been or may be issued to Lincoln Park in the future under the Purchase Agreement.  Depending on the market prices of our common stock at the time we elect to issue and sell shares to Lincoln Park under the Purchase Agreement, we may need to register the resale of additional shares of our Common Stock under the Securities Act in order to receive aggregate gross proceeds equal to the $10,000,000 total commitment available to us under the Purchase Agreement.  If all of the 14,000,000 shares offered by Lincoln Park under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 11.23% of the total number of shares of our common stock outstanding, and approximately 11.64% of the total number of outstanding shares excluding shares held by affiliates, in each case as of the date hereof.  If we elect to issue and sell more than the 14,000,000 shares offered under this prospectus to Lincoln Park, which we have the right but not the obligation to do, we must first register for the resale of any such additional shares under the Securities Act pursuant to one or more additional registration statements, which could cause additional substantial dilution to our stockholders.  The number of shares ultimately offered for resale by Lincoln Park is dependent upon the number of shares we sell to Lincoln Park under the Purchase Agreement.

The Purchase Agreement prohibits us from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder, which limitation we refer to as the Beneficial Ownership Cap.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Lincoln Park.

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Summary of the Offering

Common stock offered by the Selling Stockholder

14,000,000 shares consisting of 2,275,086 Commitment Shares issued to Lincoln Park upon execution of the Purchase Agreement; the 1,666,666 Initial Purchase Shares; and 10,058,248 shares we may sell to Lincoln Park under the Purchase Agreement from time to time after the date of this prospectus

Common stock outstanding immediately prior to this offering	110,677,860 shares.

Common stock to be outstanding immediately following this offering	120,736,108 shares.

Use of proceeds

We will receive no proceeds from the sale of shares of common stock by Lincoln Park in this offering. We may receive up to $10,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales we make to Lincoln Park pursuant to the Purchase Agreement after the date of this prospectus. Any proceeds that we receive from sales to Lincoln Park under the Purchase Agreement will be used for working capital and general corporate purposes. See “Use of Proceeds.”

OTCQB Trading Symbol	“ALPP”

Risk factors

You should carefully consider the information set forth in this Prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 5 of this Prospectus before deciding whether or not to invest in our common stock.

The number of shares of common stock to be outstanding after this offering is based on 110,677,860 shares of common stock outstanding at ~~February 10~~July 23, 2020, (including the 2,275,086 Commitment Shares issued to Lincoln Park upon execution of the Purchase Agreement and the and the 1,666,666 Initial Purchase Shares purchased by Lincoln Park) and excludes the following:

-	~~779,000~~951,344 shares of Class A common stock issuable upon exercise of stock options outstanding at a weighted-average exercise price of $~~.055~~0.24 per share;

-	~~75,000~~275,000 shares of Class A common stock issuable upon exercise of warrants outstanding at a weighted-average exercise price of $~~4.25~~1.02 per share; and

-	~~6,566,667~~9,881,522 shares of Class A common stock issuable upon conversion of $~~985,000~~2,795,852 of convertible debt outstanding at ~~a~~ conversion ~~price of~~prices ranging from $0.15 to $1.00 per share.

Unless otherwise indicated, all information in this prospectus reflects or assumes no issuance or exercise of stock options or warrants on or after ~~September 30~~March 31, ~~2019~~2020.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

Risks Associated with Our Business and Operations

Alpine 4 is an "emerging growth company," and the reduced disclosure requirements applicable to "emerging growth companies" could make our common stock less attractive to investors.

Alpine 4 is an "emerging growth company," as defined in the JOBS Act. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding advisory "say-on-pay" votes on executive compensation and shareholder advisory votes on golden parachute compensation. We will remain an "emerging growth company" until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) the last date of the fiscal year following the fifth anniversary of the date of the first sale of common stock under the Company's first filed registration statement; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a "large accelerated filer" under the Exchange Act. We will be deemed a large accelerated filer on the first day of the fiscal year after the market value of our common equity held by non-affiliates exceeds $700 million, measured on October 31.

We cannot predict if investors will find our common stock less attractive to the extent we rely on the exemptions available to emerging growth companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

A Company that elects to be treated as an emerging growth company shall continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under the Company's first filed registration statement; (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which is deemed to be a 'large accelerated filer' as defined by the SEC, which would generally occur upon it attaining a public float of at least $700 million.

However, we are choosing to "opt out" of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

Alpine 4 has incurred net losses of $~~28,520,094~~31,745,528 since inception through December 31, ~~2018~~2019.  This net loss was primarily driven in 2015 by stock issuance to employees and the ceasing of business operations for its subsidiary Venture West Energy Services, LLC.  Because we have yet to attain profitable operations, in their report on our financial statements for the period ended December 31, ~~2018~~2019, our independent auditors included an explanatory paragraph regarding their substantial doubt about our ability to continue as a going concern~~.  While management believes Alpine 4 will have net operating gains beginning in 2019, there can be no guarantee that we will be able to achieve these net operating gains~~.   Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loan from various financial institutions where possible.  Our net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.  Our financial statements contain additional note disclosures describing the management's assessment of our ability to continue as a going concern.

~~9~~

Management of Alpine 4 cannot guarantee that Alpine 4 will continue to generate revenues which could result in a total loss of the value of your investment if it is unsuccessful in its business plans.

While Alpine 4 and its subsidiaries have long term Purchase Order arrangements with its large Contract Manufacturing customers and Master Service Agreements with its mechanical customers that can provide a level of dependable revenue, there can be no assurance that Alpine 4 will be able to continue to generate revenues or that revenues will be sufficient to maintain its business.  As a result, investors or shareholders could lose all of their investment if Alpine 4 is not successful in its proposed business plans.

Alpine 4's needs could exceed the amount of time or level of experience its officers and directors may have.  Alpine 4 will be dependent on key executives, and the loss of the services of the current officers and directors could severely impact Alpine 4's business operations.

Alpine 4's business plan does not provide for the hiring of any additional employees other than outlined in its plan of operations until sales will support the expense.  Until that time, the responsibility of developing Alpine 4's business and fulfilling the reporting requirements of a public company will fall upon the officers and the directors.  In the event they are unable to fulfill any aspect of their duties to Alpine 4, it may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of our business.

Additionally, the management of future growth will require, among other things, continued development of Alpine 4's financial and management controls and management information systems, stringent control of costs, increased marketing activities, and the ability to attract and retain qualified management, research, and marketing personnel.  The loss of key executives or the failure to hire qualified replacement personnel would compromise Alpine 4's ability to generate revenues or otherwise have a material adverse effect on Alpine 4.  There can be no assurance that Alpine 4 will be able to successfully attract and retain skilled and experienced personnel.

Significant time and management resources are required to ensure compliance with public company reporting and other obligations. Taking steps to comply with these requirements will increase our costs and require additional management resources~~,~~ and does not ensure that we will be able to satisfy them.

We are a publicly reporting company.  As a public company, we are required to comply with applicable provisions of the Sarbanes-Oxley Act of 2002, as well as other federal securities laws, and rules and regulations promulgated by the SEC and the various exchanges and trading facilities where our common stock may trade, which result in significant legal, accounting, administrative and other costs and expenses. These rules and requirements impose certain corporate governance requirements relating to director independence, distributing annual and interim reports, stockholder meetings, approvals and voting, soliciting proxies, conflicts of interest, and codes of conduct, depending on where our shares trade. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all applicable requirements.

As we review our internal controls and procedures, we may determine that they are ineffective or have material weaknesses, which could impact the market's acceptance of our filings and financial statements.

In connection with the preparation of our Annual Report for the year ended December 31, ~~2018~~2019, we conducted a review of our internal control over financial reporting for the purpose of providing the management report required by these rules. During the course of our review and testing, we identified deficiencies and have been unable to remediate them before we were required to provide the required reports. Furthermore, because we have material weaknesses in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. Even if we are able to remediate the material weaknesses, we may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting, which could harm our operating results, cause investors to lose confidence in our reported financial information and cause the trading price of our stock to fall. In addition, as a public company we are required to file in a timely manner accurate quarterly and annual reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended.  Any failure to report our financial results on an accurate and timely basis could result in sanctions, lawsuits, delisting of our shares from the market or trading facility where our shares may trade, or other adverse consequences that would materially harm our business.

Because Alpine 4 has shown a net loss since inception, ownership of Alpine 4 shares is highly risky and could result in a complete loss of the value of your investment if Alpine 4 is unsuccessful in its business plans.

Based upon current plans, Alpine 4 expects to stop incurring operating losses in future periods as its subsidiaries move from their Optimization Phase to its Asset Producing Phase.   However new additional subsidiaries may incur significant expenses associated with the growth of those businesses.  Further, there is no guarantee that it will be successful in realizing future revenues or in achieving or sustaining positive cash flow at any time in the future.  Any such failure could result in the possible closure of its business or force Alpine 4 to seek additional capital through loans or additional sales of its equity securities to continue business operations, which would dilute the value of any shares you receive in connection with the Share Exchange.

Growth and development of operations will depend on the growth in the Alpine 4 acquisition model and from organic growth from its subsidiaries’ businesses.  If Alpine 4 cannot find desirable acquisition candidates, it may not be able to generate growth with future revenues.

Alpine 4 expects to continue its strategy of acquiring businesses, which management believes will result in significant growth in projected annualized revenue by the end of 2020.  However, there is no guarantee that it will be successful in realizing future revenue growth from its acquisition model.  As such, Alpine 4 is highly dependent on suitable candidates to acquire which the supply of those candidates cannot be guaranteed and is driven from the market for M&A.  If Alpine 4 is unable to locate or identify suitable acquisition candidates, or to enter into transactions with such candidates, or if Alpine 4 is unable to integrate the acquired businesses, Alpine 4 may not be able to grow its revenues to the extent anticipated, or at all.

Alpine 4 has limited management resources~~,~~ and will be dependent on key executives.  The loss of the services of the current officers and directors could severely impact Alpine 4's business operations and future development, which could result in a loss of revenues and adversely impact the ability to ever sell any Exchange Shares received through participation in the Share Exchange.

Alpine 4 is relying on a small number of key individuals to implement its business and operations and, in particular, the professional expertise and services of Kent B. Wilson, our President, Chief Executive Officer, and Secretary~~,~~ and ~~Charles Winters~~Jeff Hail, our ~~Chairman of the Board of Directors~~COO.  Mr. Wilson intends to serve full time in his capacities with Alpine 4 to work to develop and grow the Company. Nevertheless, Alpine 4 may not have sufficient managerial resources to successfully manage the increased business activity envisioned by its business strategy.  In addition, Alpine 4's future success depends in large part on the continued service of Mr. Wilson.  If he chooses not to serve as an officer or if he is unable to perform his duties, this could have an adverse effect on Company business operations, financial condition and operating results if we are unable to replace Mr. Wilson or Mr. ~~Winters~~Hail with other individuals qualified to develop and market our business.  The loss of their services could result in a loss of revenues, which could result in a reduction of the value of any ownership of Alpine 4.

Competition that Alpine 4 faces is varied and strong.

Alpine 4's subsidiaries’ products and industries as a whole are subject to competition.  There is no guarantee that we can sustain our market position or expand our business.

We compete with a number of entities in providing products to our customers.  Such competitor entities include a variety of large nationwide corporations, including but not limited to public entities and companies that have established loyal customer bases over several decades.

Many of our current and potential competitors are well established and have significantly greater financial and operational resources, and name recognition than we have.  As a result, these competitors may have greater credibility with both existing and potential customers.  They also may be able to offer more competitive products and services and more aggressively promote and sell their products.  Our competitors may also be able to support more aggressive pricing than we will be able to, which could adversely affect sales, cause us to decrease our prices to remain competitive, or otherwise reduce the overall gross profit earned on our products.

Our success in business and operations will depend on general economic conditions.

The success of Alpine 4 and its subsidiaries depends, to a large extent, on certain economic factors that are beyond its control.  Factors such as general economic conditions, levels of unemployment, interest rates, tax rates at all levels of government, competition and other factors beyond Alpine 4's control may have an adverse effect on the ability of our subsidiaries to sell its products, to operate, and to collect sums due and owing to them.

~~11~~

Alpine 4 may not be able to successfully implement its business strategy, which could adversely affect its business, financial condition, results of operations and cash flows.  If Alpine 4 cannot successfully implement its business strategy, it could result in the loss of the value of your investment.

Successful implementation of our business strategy depends on our being able to acquire additional businesses and grow our existing subsidiaries, as well as on factors specific to the industries in which our subsidiaries operate, and the state of the financial industry and numerous other factors that may be beyond our control.  Adverse changes in the following factors could undermine our business strategy and have a material adverse effect on our business, our financial condition, and results of operations and cash flow:

•	The competitive environment in the industries in which our subsidiaries operate that may force us to reduce prices below the optimal pricing level or increase promotional spending;

•	Our ability to anticipate changes in consumer preferences and to meet customers' needs for our products in a timely ~~cost effective~~cost-effective manner; and

•	Our ability to establish, maintain and eventually grow market share in these competitive environments.

Our revenue growth rate depends primarily on our ability to satisfy relevant channels and end-customer demands, identify suppliers of our necessary ingredients and to coordinate those suppliers, all subject to many unpredictable factors.

We may not be able to identify and maintain the necessary relationships with suppliers of product and services as planned.  Delays or failures in deliveries could materially and adversely affect our growth strategy and expected results.  As we supply more customers, our rate of expansion relative to the size of such customer base will decline. In addition, one of our biggest challenges is securing an adequate supply of suitable product.  Competition for product is intense, and commodities costs subject to price volatility.

Our ability to execute our business plan also depends on other factors, including:

•	ability to keep satisfied vendor relationships

•	hiring and training qualified personnel in local markets;

•	managing marketing and development costs at affordable levels;

•	cost and availability of labor;

•	the availability of, and our ability to obtain, adequate supplies of ingredients that meet our quality standards; and

•	securing required governmental approvals in a timely manner when necessary.

We face risks related to Novel Coronavirus (COVID-19) which have significantly disrupted our manufacturing, research and development, operations, sales and financial results, and could continue to do so for the foreseeable future.

While we are still providing critical and emergency services, our business has been and will continue to be adversely impacted by the effects of the Novel Coronavirus (COVID-19). In addition to global macroeconomic effects, the Novel Coronavirus (COVID-19) outbreak and any other related adverse public health developments will cause disruption to our international operations and sales activities. Our third-party manufacturers, suppliers, third-party distributors, sub-contractors and customers have been and will be disrupted by worker absenteeism, quarantines and restrictions on our employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures, or other travel or health-related restrictions. Depending on the magnitude of such effects on our manufacturing, assembling, and testing activities or the operations of our suppliers, third-party distributors, or sub-contractors, our supply chain, manufacturing and product shipments will be delayed, which could adversely affect our business, operations and customer relationships. In addition, the Novel Coronavirus (COVID-19) or other disease outbreak will in the short-run and may over the longer term adversely affect the economies and financial markets of many countries, resulting in an economic downturn that will affect demand for our products and impact our operating results. There can be no assurance that any decrease in sales resulting from the Novel Coronavirus (COVID-19) will be offset by increased sales in subsequent periods. Although the magnitude of the impact of the Novel Coronavirus (COVID-19) outbreak on our business and operations remains uncertain, the continued spread of the Novel Coronavirus (COVID-19) or the occurrence of other epidemics and the imposition of related public health measures and travel and business restrictions will adversely impact our business, financial condition, operating results and cash flows. In addition, we have experienced and will experience disruptions to our business operations resulting from quarantines, self-isolations, or other movement and restrictions on the ability of our employees to perform their jobs that may impact our ability to develop and design our products in a timely manner or meet required milestones or customer commitments.

Unfavorable global economic conditions could adversely affect our business, financial condition, stock price and results of operations.

Our results of operations have been and could continue to be adversely affected by general conditions in the global economy and in the global financial markets. For example, the global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn, such as the 2008 global financial crisis, could result in a variety of risks to our business, including, weakened demand for our product candidates and our ability to raise additional capital when needed on acceptable terms, if at all. As another example, our financial results may be negatively impacted by the recent Novel Coronavirus (COVID-19) outbreak. The extent and duration of such impacts remain largely uncertain and dependent on future developments that cannot be accurately predicted at this time, such as the severity and transmission rate of Novel Coronavirus (COVID-19), the extent and effectiveness of containment actions taken and the impact of these and other factors on our operations and the global economy in general. A weak or declining economy could also strain our suppliers, possibly resulting in supply disruption, or cause our customers to delay making payments for our services. If the current equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon clinical development plans. In addition, there is a risk that one or more of our current service providers, manufacturers and other partners may not survive such difficult economic times, which could directly affect our ability to attain our operating goals on schedule and on budget. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business. Furthermore, our stock price may decline due in part to the volatility of the stock market and any general economic downturn.

We, or our third-party service providers, face risks related to health epidemics and other outbreaks, which could significantly disrupt our operations.

Our business has been and could continue to be adversely impacted by the effects of Novel Coronavirus (COVID-19) or other epidemics. A public health epidemic, including Novel Coronavirus (COVID-19), poses the risk that we or our employees, contractors, suppliers, and other partners may be prevented from conducting business activities for an indefinite period of time, including due to shutdowns that may be requested or mandated by governmental authorities. We currently rely, and may continue to rely, on third-party service providers that are located in locales significantly impacted by Novel Coronavirus (COVID-19) and/or who source raw materials, samples, components, or other materials and reports from countries significantly impacted by Novel Coronavirus (COVID-19). We may also experience impacts to certain of our suppliers as a result of Novel Coronavirus (COVID-19) or other health epidemic or outbreak occurring in one or more of these locations, which may materially and adversely affect our business, financial condition and results of operations. The extent to which Novel Coronavirus (COVID-19) impacts our results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

Risks Related to Our Common Stock

Alpine 4 stockholders, and others who choose to purchase shares of Alpine 4 common stock if and when offered, may have difficulty in reselling their shares due to the limited public market or state Blue Sky laws.

Our common stock is currently quoted on the ~~OTC~~OTCQB market.  Current Alpine 4 stockholders and persons who desire to purchase them in any trading market should be aware that there might be additional significant state law restrictions upon the ability of investors to resell our shares. Accordingly, investors should consider any secondary market for our securities to be a limited one.

Sales of our common stock under Rule 144 could reduce the price of our stock.

Under Rule 144 affiliates of Alpine 4 may not sell more than one percent of the total issued and outstanding shares in any 90-day period and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144 once a market has developed for our common stock, the then-prevailing market prices for our common stock may be reduced.

~~12~~

We may, in the future, issue additional securities, which would reduce our stockholders' percent of ownership and may dilute our share value.

Our Certificate of Incorporation, as amended to date, authorizes us to issue 125,000,000 shares of Class A common stock, and 10,000,000 shares of Class B common stock and 15,000,000 Class C stock. As of the date of this Prospectus, we had 110,677,860 shares of Class A common stock outstanding; ~~9,022,983~~9,023,088 shares of Class B common stock issued and outstanding; and ~~11,527,268~~11,572,267 shares of Class C common stock issued and outstanding. Accordingly, we may issue up to an additional 14,322,140 shares of Class A common stock; up to an additional ~~977,017~~976,912 shares of Class B common stock; and up to an additional ~~3,472,732~~3,427,733 shares of Class C common stock.  The future issuance of additional shares of Class A common stock will result in additional dilution in the percentage of our Class A common stock held by our then existing stockholders. We may value any Class A common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our Class A common stock.  Additionally, our board of directors may designate the rights terms and preferences of one or more series of preferred stock at its discretion including conversion and voting preferences without prior notice to our stockholders.  Any of these events could have a dilutive effect on the ownership of our shareholders, and the value of shares owned.

Raising additional capital or purchasing businesses through the issuance of common stock will cause dilution to our existing stockholders.

We may seek additional capital through a combination of private and public equity offerings, debt financings, collaborations, and strategic and licensing arrangements, as well as issuing stock to make additional business or asset acquisitions. To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock or through the issuance of equity for purchases of businesses or assets, your ownership interest in Alpine 4 will be diluted.

Raising additional capital may restrict our operations or require us to relinquish rights.

We may seek additional capital through a combination of private and public equity offerings, debt financings, collaborations, and strategic and licensing arrangements.  To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, the terms of any such securities may include liquidation or other preferences that materially adversely affect your rights as a stockholder.  Debt financing, if available, would increase our fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.  If we raise additional funds through collaboration, strategic partnerships and licensing arrangements with third parties, we may have to relinquish valuable rights to our intellectual property, future revenue streams or grant licenses on terms that are not favorable to us.

Market volatility may affect our stock price and the value of your shares.

The market price for our common stock is likely to be volatile, in part because the volume of trades of our common stock. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including, among others:

•	announcements of new products, brands, commercial relationships, acquisitions or other events by us or our competitors;

•	regulatory or legal developments in the United States and other countries;

•	fluctuations in stock market prices and trading volumes of similar companies;

•	general market conditions and overall fluctuations in U.S. equity markets;

•	social and economic impacts resulting from the global COVID-19 pandemic;

•	variations in our quarterly operating results;

•	changes in our financial guidance or securities analysts' estimates of our financial performance;

•	changes in accounting principles;

•	our ability to raise additional capital and the terms on which we can raise it;

•	sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders;

•	additions or departures of key personnel;

•	discussion of us or our stock price by the press and by online investor communities; and

•	other risks and uncertainties described in these risk factors.

~~13~~

If securities or industry analysts do not publish or cease publishing research or reports or publish misleading, inaccurate or unfavorable research about us, our business or our market, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. We currently have limited coverage and may never obtain increased research coverage by securities and industry analysts. If no or few securities or industry analysts cover our company, the trading price and volume of our stock would likely be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, or provides more favorable relative recommendations about our competitors, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price or trading volume to decline.

Future sales of our common stock may cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could significantly reduce the market price of our common stock and impair our ability to raise adequate capital through the sale of additional equity securities.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult and costly.

Alpine 4's executive officers have limited experience being officers of a public company.   It may be time consuming, difficult and costly for us to continue to implement and update the internal controls and reporting procedures required by Sarbanes-Oxley.  We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with Sarbanes-Oxley's internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

Alpine 4 may issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of Common Stock.

Pursuant to our Certificate of Incorporation, our Board of Directors may issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of Common Stock.  In the fourth quarter of 2019, we issued shares of a newly designated Series B Preferred Stock to members of our Board of Directors. The outstanding shares of Series B Preferred Stock have voting rights in the aggregate equal to 200% of the total voting power of our other outstanding securities, giving our Board of Directors control over any matters submitted to the vote of the shareholders of Alpine 4. ~~that~~ Any such provision may be deemed to have a potential anti-takeover effect, and the issuance of Preferred Stock in accordance with such provision may delay or prevent a change of control of Alpine 4.  The Board of Directors also may declare a dividend on any outstanding shares of Preferred Stock.

Risks Related to the Offering

The sale or issuance of our common stock to Lincoln Park may cause dilution, and the sale of the shares of common stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our common stock to fall.

On January 16, 2020, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $10,000,000 of our common stock. Upon the execution of the Purchase Agreement, we issued 2,275,086 Commitment Shares to Lincoln Park as a fee for its commitment to purchase shares of our common stock under the Purchase Agreement, and immediately following execution of the Purchase Agreement, Lincoln Park purchased 1,666,666 shares of our Common Stock (the “Initial Purchase Shares”).  The remaining shares of our common stock that may be issued under the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time over a 36-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the registration statement that includes this prospectus. The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

~~14~~

We generally have the right to control the timing and amount of any future sales of our shares to Lincoln Park.  Additional sales of our common stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement.  If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

If we sell shares of our common stock in future financings, stockholders may experience immediate dilution and, as a result, our stock price may decline.

We may from time to time issue additional shares of common stock at a discount from the current market price of our common stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. If we issue common stock or securities convertible into common stock, our common stockholders would experience additional dilution and, as a result, our stock price may decline.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

We will have considerable discretion in the application of the net proceeds of this offering, including for any of the purposes described in the section entitled “Use of Proceeds.” We intend to use the net proceeds from this offering to fund ~~clinical~~ development of our ~~product candidates~~products and working capital and other general corporate purposes. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

An active trading market for our common stock may not be sustained.

Although our common stock is listed on the OTCQB Market, the market for our shares has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our common stock may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

The market price for our common stock may be volatile, and an investment in our common stock could decline in value.

The stock market in general has experienced extreme price and volume fluctuations. The market prices of the securities of biotechnology and specialty pharmaceutical companies, particularly companies like ours without product revenues and earnings, have been highly volatile and may continue to be highly volatile in the future. This volatility has often been unrelated to the operating performance of particular companies. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of our common stock:

~~15~~

-	announcements of technological innovations or new products by us or our competitors;

-	developments or disputes concerning patents or proprietary rights, including announcements of infringement, interference or other litigation against us or our potential licensees;

-	developments involving our efforts to commercialize our products, including developments impacting the timing of commercialization;

-	actual or anticipated fluctuations in our operating results;

-	changes in financial estimates or recommendations by securities analysts;

-	developments involving corporate collaborators, if any;

-	changes in accounting principles; and

-	the loss of any of our key management personnel.

In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Whether or not meritorious, litigation brought against us could result in substantial costs and a diversion of management’s attention and resources, which could adversely affect our business, operating results and financial condition.

We do not anticipate paying dividends on our common stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have never declared or paid cash dividends on our common stock and do not expect to do so in the foreseeable future. The declaration of dividends is subject to the discretion of our board of directors and limitations under applicable law, and will depend on various factors, including our operating results, financial condition, future prospects and any other factors deemed relevant by our board of directors. You should not rely on an investment in our company if you require dividend income from your investment in our company. The success of your investment will likely depend entirely upon any future appreciation of the market price of our common stock, which is uncertain and unpredictable. There is no guarantee that our common stock will appreciate in value.

We expect that our quarterly results of operations will fluctuate, and this fluctuation could cause our stock price to decline.

Our quarterly operating results are likely to fluctuate in the future. These fluctuations could cause our stock price to decline. The nature of our business involves variable factors, such as the timing of the research, development and regulatory pathways of our product candidates, which could cause our operating results to fluctuate.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

-

our lack of revenues, history of operating losses, bankruptcy, limited cash reserves and ability to draw on our Purchase Agreement with Lincoln Park or obtain other capital to develop and implement our business strategies and grow our business, and continue as a going concern;

-	our ability to execute our strategy and business plan regarding growth, acquisitions, and focusing on our strategy of Drivers, Stabilizers, and Facilitators;

-	the success, progress, timing and costs of our efforts to evaluate or consummate various strategic acquisitions, collaborations, and other alternatives if in the best interests of our stockholders;

-	our ability to timely source adequate supply of our development products from third-party manufacturers on which we depend;

-	the potential, if any, for future development of any of our present or future products;

-	our ability to identify and develop additional uses for our products;

-	our ability to attain market exclusivity and/or to protect our intellectual property and to operate our business without infringing on the intellectual property rights of others;

-

the ability of our Board of Directors to influence control over all matters put to a vote of our stockholders, including elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction; and

-	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing.

~~16~~

In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. We discuss many of the risks associated with the forward-looking statements in this prospectus in greater detail under the heading “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should carefully read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we expressly disclaim any obligation or intention to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We ~~undertake no~~expressly disclaim any obligation or intention to publicly update any forward-looking statement, whether written or oral that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable law.

DETERMINATION OF MARKET PRICE

The selling stockholder will determine at what price it may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” for more information.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Lincoln Park. We will receive no proceeds from the sale of shares of common stock by Lincoln Park in this offering.

We may receive up to $10,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales we make to Lincoln Park pursuant to the Purchase Agreement after the date of this prospectus. We estimate that the net proceeds to us from the sale of our common stock to Lincoln Park pursuant to the Purchase Agreement will be up to approximately $9,500,000 over an approximately 36-month period, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to Lincoln Park under the Purchase Agreement, and after other estimated fees and expenses. See “Plan of Distribution” elsewhere in this prospectus for more information.

We currently intend to use the estimated net proceeds we receive under the Purchase Agreement in the following order of priority: (i) Paying off liabilities incurred in connection with business acquisitions through the date of this Prospectus; (ii) Paying off long-term liabilities; (iii) payment of other acquisition expenses; and (iv) for general working capital and general corporate purposes.

Our management will have significant discretion and flexibility in applying the net proceeds from the Purchase Agreement. Pending the application of the net proceeds, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

~~17~~

DIVIDEND POLICY

As of the date of this Prospectus, we had never declared or paid a cash dividend. Our Board of Directors may elect to declare and pay a cash dividend in the future.  As of the date of this Prospectus, we had declared and issued a dividend of shares of our Class C Common Stock to the holders of our Class A Common Stock.  Our Board of Directors may elect to declare and pay other similar dividends in the future.

LINCOLN PARK TRANSACTION

General

On January 16, 2020, we entered into the Purchase Agreement and the Registration Rights Agreement with Lincoln Park. Pursuant to the terms of the Purchase Agreement, Lincoln Park has agreed to purchase from us up to $10,000,000 of our Class A common stock (subject to certain limitations) from time to time during the term of the Purchase Agreement. Pursuant to the terms of the Registration Rights Agreement, we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act the shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, at the time we signed the Purchase Agreement and the Registration Rights Agreement, we issued 2,275,086 Commitment Shares to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement.  Additionally, immediately following the execution of the Purchase Agreement and Registration Rights Agreement, Lincoln Park purchased 1,666,666 shares of our common stock (the “Initial Purchase Shares”) at a per share price of $0.15.

We do not have the right to commence any sales to Lincoln Park under the Purchase Agreement until certain conditions set forth in the Purchase Agreement, all of which are outside of Lincoln Park’s control, have been satisfied, including the registration statement that includes this prospectus being declared effective by the SEC, which we refer to as the Commencement. Thereafter, we have the right, but not the obligation, to direct Lincoln Park to purchase up to 1,000,000 Purchase Shares on any single business day from and after the Commencement, which amount may be increased up to 1,250,000 shares, 1,500,000 shares, or 1,750,000 shares, depending on the market price of our common stock at the time of sale, subject to a maximum of ~~[~~$1,000,000~~]~~ per purchase.

In addition, upon notice to Lincoln Park, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase additional shares of our common stock in “accelerated purchases,” “additional accelerated purchases” and/or “additional purchases” as set forth in the Purchase Agreement. The purchase price per share is based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

The Purchase Agreement prohibits us from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park, would result in Lincoln Park and its affiliates exceeding the Beneficial Ownership Cap.

Purchase of Shares Under the Purchase Agreement

Regular Purchases

Under the Purchase Agreement, on any business day selected by us, we may direct Lincoln Park to purchase up to 1,000,000 shares of our Class A common stock, which we refer to as the Regular Purchase Share Limit, on such business day (the “Purchase Date”) in a regular purchase (a “Regular Purchase”), provided, however, that (i) the Regular Purchase Share Limit may be increased to up to 1,250,000 shares, provided that the closing sale price is not below $0.30 on the applicable Purchase Date, (ii) the Regular Purchase Share Limit may be increased to up to 1,500,000 shares, provided that the closing sale price is not below $0.40 on the applicable purchase date, and (iii) the Regular Purchase Share Limit may be increased to up to 1,750,000 shares, provided that the closing sale price is not below $0.50 on the applicable Purchase Date. In each case, the maximum amount of any single Regular Purchase may not exceed $1,000,000 per purchase. The Regular Purchase Share Limit is subject to proportionate adjustment in the event of a reorganization, recapitalization, non-cash dividend, stock split or other similar transaction; provided, that if after giving effect to such full proportionate adjustment, the adjusted Regular Purchase Share Limit would preclude us from requiring Lincoln Park to purchase common stock at an aggregate purchase price equal to or greater than $150,000 in any single Regular Purchase, then the Regular Purchase Share Limit will not be fully adjusted, but rather the Regular Purchase Share Limit for such Regular Purchase shall be adjusted as specified in the Purchase Agreement, such that, after giving effect to such adjustment, the Regular Purchase Share Limit will be equal to (or as close as can be derived from such adjustment without exceeding) $1,000,000.

~~18~~

The purchase price per share for each such Regular Purchase will be equal to 95% of the lower of:

-	the lowest sale price for our common stock on the purchase date of such shares; and

-

the arithmetic average of the three lowest closing sale prices for our common stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date of such shares.

Accelerated Purchases

On any Purchase Date on which the last closing trade price of the Company’s common stock is not below $0.05 per share and the Company has directed Lincoln Park to purchase the full Regular Share Purchase Limit, the Company also has the right, in its sole discretion, to direct Lincoln Park to purchase an amount of stock (an “Accelerated Purchase”) equal to up to the lesser of (i) two times the number of shares purchased pursuant to such Regular Purchase; and (ii) 30% of the aggregate shares of the Company’s common stock traded during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the business day immediately following the Purchase Date (the “Accelerated Purchase Date). The purchase price per share for each such Accelerated Purchase will be equal to 93% of the lesser of:

-	the volume weighted average price of the Company’s common stock during the applicable period on the applicable Accelerated Purchase Date; and

-	the closing sale price of the Company’s common stock on the applicable Accelerated Purchase Date.

In addition, the Company may also direct Lincoln Park on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement, to purchase an amount of stock (the “Additional Accelerated Purchase”) equal to up to the lesser of (i) two times the number of shares purchased pursuant to the corresponding Regular Purchase; and (ii) 30% of the aggregate number of shares of the Company’s common stock traded during a certain portion of the normal trading hours on the applicable Accelerated Purchase date as determined in accordance with the Purchase Agreement (such period of time on the applicable Accelerated Purchase date, the “Additional Accelerated Purchase Measurement Period”). Additional Accelerated Purchases will be equal to 93% of the lesser of:

-	the volume weighted average price of the Company’s common stock during the applicable Additional Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and

-	the closing sale price of the Company’s common stock on the applicable Accelerated Purchase date.

In the case of the Accelerated and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.

~~19~~

Events of Default

Events of default under the Purchase Agreement include the following:

-

the effectiveness of the registration statement of which this prospectus forms a part lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

-	suspension by our principal market of our common stock from trading for a period of one business day;

-

the de-listing of our common stock from the OTCQB Exchange, our principal market, provided our common stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board or the OTCQX (or nationally recognized successor thereto);

-	the failure of our transfer agent to issue to Lincoln Park shares of our common stock within three business days after the applicable date on which Lincoln Park is entitled to receive such shares;

-

any breach of the representations or warranties or covenants contained in the Purchase Agreement or Registration Rights Agreement that has or could have a material adverse effect on us and, in the case of a breach of a covenant that is reasonably curable, that is not cured within five business days;

-	any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us; or

-	if at any time we are not eligible to transfer our common stock electronically.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside of Lincoln Park’s control, we may not direct Lincoln Park to purchase any shares of our common stock under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to Lincoln Park to terminate the Purchase Agreement. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Prohibitions on Variable Rate Transactions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

All 14,000,000 shares registered in this offering which have been or may be issued or sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 36 months commencing on the date that the registration statement including this prospectus becomes effective and other conditions set forth in the Purchase Agreement are met. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Lincoln Park, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

~~20~~

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $10,000,000 of our common stock, exclusive of the 2,275,086 Commitment Shares issued to Lincoln Park on the date of the Purchase Agreement and the 1,666,666 Initial Purchase Shares. Depending on the price per share at which we sell our common stock to Lincoln Park pursuant to the Purchase Agreement, we may need to sell to Lincoln Park under the Purchase Agreement more shares of our common stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $10,000,000 total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares of our common stock, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park under this prospectus is dependent upon the number of shares we direct Lincoln Park to purchase under the Purchase Agreement. The Purchase Agreement prohibits us from issuing or selling to Lincoln Park under the Purchase Agreement any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park, would exceed the Beneficial Ownership Cap.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share			Number of Registered Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park (2)	Gross Proceeds from the Sale of Shares to Lincoln Park Under the Purchase Agreement
	$0.0500		10,058,248	8.33%		$502,912.40
$	~~0.0756~~0.0585	(3)	10,058,248	8.33%	$	~~760,403.55~~588,407.51
	$0.25		10,058,248	8.33%		$2,514,562.00
	$0.50		10,058,248	8.33%		$5,029,124.00
	$0.75		10,058,248	8.33%		$7,543,686.00
	$1.00		9,750,000	8.10%		$9,750,000.00

(1)

Although the Purchase Agreement provides that we may sell up to $10,000,000 of our common stock to Lincoln Park, we are only registering 14,000,000 shares under this prospectus which represents: (i) 2,275,086 Commitment Shares and the 1,666,666 Initial Purchase Shares that we already issued to Lincoln Park as consideration for making the commitment under the Purchase Agreement, and (ii) an additional 10,058,248 shares which may be issued to Lincoln Park in the future under the Purchase Agreement, if and when we sell shares to Lincoln Park under the Purchase Agreement, and which may or may not cover all the shares we ultimately sell to Lincoln Park under the Purchase Agreement, depending on the purchase price per share. As a result, we have included in this column only those shares that we are registering in this offering.

(2)

The denominator is based on 110,677,860 shares outstanding as of ~~February 10~~July 23, 2020, (which includes the 2,275,086 Commitment Shares and the 1,666,666 Initial Purchase Shares previously issued to Lincoln Park upon the execution of the Purchase Agreement), as adjusted to include the issuance of the number of shares set forth in the adjacent column which we would have sold to Lincoln Park, assuming the purchase price in the adjacent column. The numerator is based on the number of shares issuable under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column.

(3)	The closing sale price of our common stock on ~~February 10~~July 23, 2020, was $0.0585.

DILUTION

The sale of our common stock to Lincoln Park pursuant to the Purchase Agreement will have a dilutive impact on our stockholders. In addition, the lower our stock price is at the time we exercise our right to sell shares to Lincoln Park, the more shares of our common stock we will issue to raise our desired amount of proceeds from the sale, and the greater the dilution to our existing stockholders.

The net tangible book value of our company as of ~~September 30~~December 31, 2019 was $(~~16,265,701~~17,922,245) or approximately $(~~0.15~~0.1558) per share of common stock. Net tangible book value per share is determined by dividing the net tangible book value of our company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock as of ~~September 30~~December 31, 2019.

~~21~~

After giving effect to the sale of 14,000,000 shares of common stock to Lincoln Park pursuant to the Purchase Agreement and assuming gross proceeds of approximately $~~1,010,404~~591,425 from the sale of shares to Lincoln Park pursuant to the Purchase Agreement (based on the closing price of our common stock on ~~February 10~~July 23, 2020), our adjusted net tangible book value as of ~~September 30~~December 31, 2019 would have been $(~~15,255,297~~17,001,915) or approximately $(~~0.11~~0.1318) per share. This represents an immediate increase in net tangible book value of approximately $~~0.04~~0.0240 per share to existing stockholders.

The hypothetical dilution calculation shown above is based on ~~131,228,111~~131,273,215 shares of Class A, Class B, and Class C common stock issued and outstanding as of ~~February 10~~July 23, 2020, and excludes:

•	~~779,000~~951,344 shares of Class A common stock issuable upon exercise of stock options outstanding at a weighted-average exercise price of $~~.055~~0.24 per share;

•	~~75,000~~275,000 shares of Class A common stock issuable upon exercise of warrants outstanding at a weighted-average exercise price of $~~4.25~~1.02 per share; and

•

~~6,566,667~~9,881,522 shares of Class A common stock issuable upon conversion of $~~985,000~~2,795,852 of convertible debt outstanding at ~~a~~ conversion ~~price of~~prices ranging from $0.15 to $1.00 per share; and

•	2,000,000 shares of our Class A common stock reserved for future issuance under our 2016 Stock Option and Stock Award Plan.

To the extent that outstanding options or warrants outstanding have been or may be exercised or other shares are issued upon conversion of outstanding convertible notes, investors purchasing our common stock in this offering may experience further dilution. In addition, we expect to raise additional capital to fund our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Market Price of Our Common Stock and Related Stockholder Matters

Our common stock trades on the OTCQB Market under the symbol “ALPP.” The following table sets forth the range of high and low sales prices per share of our common stock during the periods shown.

	2020			2019		2018
	High	Low		High	Low	High	Low

First Quarter	$0.21	$	~~0.074~~0.0001	$0.06	$0.02	$0.34	$0.112
Second Quarter	$0.117		$0.025	$0.091	$0.006	$0.19	$0.050
Third Quarter	$0.071		$0.055	$0.037	$0.008	$0.18	$0.06
Fourth Quarter				$0.44	$0.013	$0.115	$0.05

PLEASE NOTE: Trading in the Company’s Class A common stock is limited, and as such, relatively small sales may have a disproportionately large impact on the trading price. The prices shown in the table above reflect the price fluctuations resulting from relatively low volume of trades.

Holders

As of ~~February 10~~July 23, 2020, we had 389 registered holders of record of our Class A common stock. A substantially greater number of holders of our common stock are “street name” or beneficial holders, whose shares of record are held through banks, brokers, other financial institutions and registered clearing agencies.

~~22~~

BUSINESS

Background

We were incorporated under the laws of the State of Delaware on April 22, 2014.  We are a publicly traded conglomerate that is acquiring businesses that fit into our disruptive DSF business model of Drivers, Stabilizers, and Facilitators.   At Alpine 4, we understand the nature of how technology and innovation can accentuate a business.  Our focus is on how the adaptation of new technologies even in brick and mortar businesses can drive innovation.   We also believe that our holdings should benefit synergistically from each other and that the ability to have collaboration across varying industries can spawn new ideas and create fertile ground for competitive advantages.  This unique perspective has culminated in the development of our Blockchain-enabled Enterprise Business Operating System called SPECTRUMebos.

As of the date of this Prospectus, we were a holding company that owned ~~six~~eight operating subsidiaries: ALTIA, LLC; Quality Circuit Assembly, Inc.; American Precision Fabricators, Inc.; Morris Sheet Metal, Corp; JTD Spiral, Inc.; ~~and~~ Deluxe Sheet Metal, Inc,; Excel Fabrication, LLC; and SPECTRUMebos, Inc. (As discussed in more detail ~~in our public filings~~below, we previously had an additional subsidiary, Venture West Energy Services (formerly Horizon Well Testing, LLC). However, as of December 31, 2018, we discontinued operations on ~~Venture West.)~~this company.)  In the first quarter of 2020, we also created three additional subsidiaries to act as silo holding companies, organized by industries.  These silo subsidiaries are A4 Construction Services, Inc. (“A4 Construction”), A4 Manufacturing, Inc. (“A4 Manufacturing”), and A4 Technologies, Inc. (“A4 Technologies”). All three are Delaware corporations. Each is authorized to issue 1,500 shares of common stock with a par value of $0.01 per share, and the Company is the sole shareholder of each of these three subsidiaries.

Business Strategy

What We Do:

Alexander Hamilton, in his “Federalist paper #11,” said that our adventurous spirit distinguishes the commercial character of America.  Hamilton knew that our freedom to be creative gave American businesses a competitive advantage over the rest of the world.   We believe that Alpine 4 also exemplifies this spirit in our subsidiaries and that our greatest competitive advantage is our highly diverse business structure combined with a culture of collaboration.

It is our mandate to grow Alpine 4 into a leading, multi-faceted holding company with diverse subsidiary holdings with products and services that not only benefit from one another as a whole, but also have the benefit of independence.  This type of corporate structure is about having our subsidiaries prosper through strong onsite leadership while working synergistically with other Alpine 4 holdings.  The essence of our business model is based around acquiring business-to-business (B2B) companies in a broad spectrum of industries via our acquisition strategy of DSF (Drivers, Stabilizer, Facilitator).  Our DSF business model (which is discussed more below) offers our shareholders an opportunity to own small-cap businesses that hold defensible positions in their individual market space.  Further, Alpine 4’s greatest opportunity for growth exists in the smaller to middle-market operating companies with revenues between $5 to $150 million annually.  In this target-rich environment, businesses generally sell at more reasonable multiples, presenting greater opportunities for operational and strategic improvements that have greater potential to enhance profit.

Driver, Stabilizer, Facilitator (DSF)

Driver:  A Driver is a company that is in an emerging market or technology, that has enormous upside potential for revenue and profits, with a significant market opportunity to access.  These types of acquisitions are typically small, brand new companies that need a structure to support their growth.

Stabilizer:  Stabilizers are companies that have sticky customers, consistent revenue and provide solid net profit returns to Alpine 4.

Facilitators:  Facilitators are our “secret sauce.”  Facilitators are companies that provide a product or service that an Alpine 4 sister company can use as leverage to create a competitive advantage.

When these categories are blended into a longer-term view of the business landscape, the value-driving force that makes this a truly purposeful and powerful business model becomes apparent.  As stated earlier, we believe that our greatest competitive advantage is our highly diversified business structure combined with a collaborative business culture, that helps drive out competition in our markets by bringing; resources, planning, technology and capacity that we feel that our competitors simply do not have.  The DSF model reshapes the environment each subsidiary operates in by sharing and exploiting the resources each company has, thus giving them a competitive advantage over their industry peers.

~~23~~

How We Do It:

Optimization vs. Asset Producing

The process to purchase a perspective company can be long and arduous.  During our due diligence period, we attempt to validate and determine three major points, not just the historical record of the company we are buying.  Those three major points are what we call “The What is,” “The What Should Be,” and “The What Will Be.”

•

“The What Is” (TWI).  TWI is the defining point of where a company is holistically in a myriad of metrics, including Sales, Finance, Ease of Operations, Ownership, and Customer Relations. Subsequently, this is usually the point where most acquirers stop in their due diligence.  We look to define this position not just from a numbers standpoint, but also to determine how this perspective maps out to a larger picture of culture and business environment.

•

“The What Should Be” (TWSB).  TWSB is the validation point of inflection where we use many data inputs to assess and determine whether TWI is out of the norm with competitors, and whether that data shows the potential for improvement.

•

“The What Will Be” (TWWB).  TWWB is how we seek to identify the net results or what we call Kinetic Profit (KP) between the TWI and TWSB.  The keywords are Kinetic Profit.  KP is the profit waiting to be achieved by some form of action or as we call it, the Optimization Phase of acquiring a new company.

Optimization:  During the Optimization Phase, we seek to root up employees with in-depth training on various topics.  Usually, these training sessions include Profit and Expense Control, Production Planning, Breakeven Analysis, and Profit Engineering.  However, the end game is to guide these companies to become net profitable with the new debt burden placed on them post-acquisition; mitigate the loss of sales due to acquisition attrition (we typically plan on 10% of our customers leaving simply due to old ownership not being involved in the company any longer); potential replacement of employees that no longer wish to be employed post-acquisition; and other ancillary issues that may arise.  The Optimization Phase usually takes 12-18 months post-acquisition, and a company can fall back into Optimization if it is stagnant or regresses in its training.

Asset Producing:  Asset Producing is the ideal point where we want our subsidiaries to be.  To become Asset Producing, subsidiary management must have completed prescribed training formats, proven they understand the key performance indicators (KPIs) that run their respective departments, and finally, the subsidiaries they manage must have posted a net profit for three consecutive months.

Diversification

It is our goal to help drive Alpine 4 into a leading, multi-faceted holding company with diverse products and services that not only benefit from one another as whole but also have the benefit of independence.  This type of corporate structure is about having our subsidiaries prosper through strong onsite leadership, while working synergistically with other Alpine 4 holdings.   Alpine 4 has been set up with a holding company model, with Presidents who will run each subsidiary business, and Managers with specific industry related experience who, along with Kent Wilson, the CEO of Alpine 4, will help guide our portfolio of companies as needed.  Alpine 4 will work with our Presidents and Managers to ensure that our core principles of Synergy, Innovation, Drive, Excellence are implemented and internalized.  Further, we plan to work with our subsidiaries and capital partners to provide the proper capital allocation and to work to make sure each business is executing at high levels.

~~24~~

In 2016, we saw the beginning of our plan for diversification take hold with the acquisition of Quality Circuit Assembly, Inc. (“QCA”), when Alpine 4 acquired 100% of QCA’s stock effective April 1, 2016.  Additional information relating to our acquisition of QCA can be found in our Current Report on Form 8-K, filed with the SEC on March 15, 2016.

In October 2016, we formed a new Limited Liability Company called ALTIA (Automotive Logic & Technology In Action) to create an independent subsidiary for Alpine 4’s 6th Sense Auto product and its BrakeActive product.

Effective, January 1, 2017, we acquired 100% of Venture West Energy Services (“VWES”) (formerly Horizon Well Testing, LLC). Additional information about the acquisition of VWES can be found ~~below under “Recent Developments” and~~ in our Current Reports on Form 8-K filed with the SEC on December 8, 2016, and January 13, 2017.  Due to many different circumstances but primarily from the effects of the theft event that occurred in April 2017 on December 31, 2018, we discontinued operations on this company and ~~will begin~~began the liquidation of the VWES assets.  In February 2019, VWES filed for Chapter 7 bankruptcy.  As of March 31, 2019, VWES’ bankruptcy was completed.

In April 2018, we acquired 100% of American Precision Fabricators (APF) Additional information relating to our acquisition of APF can be found in our Current Report on Form 8-K, filed with the SEC on April 10, 2018.

Effective January 1, 2019, we purchased Morris Sheet Metal Corp., an Indiana corporation, JTD Spiral, Inc. a wholly owned subsidiary of MSM, an Indiana corporation, Morris Enterprises LLC, an Indiana limited liability company and Morris Transportation LLC, an Indiana limited liability company (collectively “Morris”).

~~And on~~On November 6, 2019, we completed our acquisition of Deluxe Sheet Metal, Inc., an Indiana corporation (“DSMI”), DSM Holding, LLC, an Indiana limited liability company (“DHL”), and Lonewolf Enterprises, LLC, an Indiana limited liability company (“LWE,” and collectively with DSMI and DHL, “DSM”).

And on February 21, 2020, the Company, through its holding subsidiary A4 Construction, completed the acquisition of Excel Fabrication, LLC, an Idaho Limited Liability Company.

At the core of our business strategy is our focus on scalable corporate platform solutions.  We have built a strong portfolio of manufacturing, software, and energy driven businesses with a focus on long-term value creation.

Subsidiaries & Product Groups

As of the date of the filing of this Prospectus, we had the following subsidiaries and product groups:

•	ALTIA, LLC is an automotive technology company with several core product offerings.

o

6th Sense Auto is a connected car technology that provides a distinctive and powerful advantage to management, sales, finance and service departments at automotive dealerships in order to increase productivity, profitability and customer retention.   6thSenseAuto uses disruptive technology to improve inventory management, reduce costs, increase sales, and enhance service.

o

BrakeActive™ is a safety device that can improve a vehicle’s third brake light’s ability to greatly reduce or prevent a rear end collision by as much as 40%. According to a National Highway Traffic Safety Administration report issued in 2010, rear end collisions could be reduced by 90% if trailing vehicles had one additional second to react. The Company’s new programmable technology and device aims to provide this additional reaction time to trailing vehicles.

•

Quality Circuit Assembly (“QCA”) - Since 1988, QCA has been providing electronic contract manufacturing solutions delivered to its customers via strategic business partnerships. Our abilities encompass a wide variety of skills, beginning with prototype development and culminating in the ongoing manufacturing of a complete product or assembly. Turnkey solutions are tailored around each customer's specific requirements.  Conveniently located in San Jose, California, with close proximity to San Jose airport and all major carriers, QCA’s primary aim is to provide contract-manufacturing solutions to market leading companies within the industrial, scientific, instrumentation, military, medical and green industries.

•

American Precision Fabricators (“APF”) – Based in Fort Smith, Arkansas, APF is a sheet metal fabricator that provides American made fabricated metal parts, assemblies and sub-assemblies to Original Equipment Manufacturers (“OEM”). The Company supplies several industries with fabricated parts that it creates in-house.  It offers several production capabilities with its state-of-the-art machinery.

•

Morris Sheet Metal (“MSM”) – Based in Fort Wayne, Indiana, MSM is a commercial sheet metal contractor and fabricator. MSM designs, fabricates, and installs dust collectors, commercial ductwork, kitchen hoods, industrial ventilation systems, machine guards, architectural work, water furnaces, and much more.

•	JTD Spiral (“JTD”) - Based in Fort Wayne, Indiana, JTD is a sister company to MSM and provides specialized spiral duct work to MSM clientele.

•

Deluxe Sheet Metal ~~(“DSM”) –  DSM is a company that has been in business for over 45 years, specializing in all aspects of Commercial and Industrial Sheet Metal installations. Servicing top research institutions like the University of Norte Dame and large companies like GE, DSM is the go-to company for complex thermal and HVAC design in their region~~, Inc (“DLX”) – Based in South Bend, Indiana, DLX is a commercial sheet metal contractor and fabricator. MSM designs, fabricates, and installs dust collectors, commercial ductwork, kitchen hoods, industrial ventilation systems, machine guards, architectural work, water furnaces, and much more.

•

Excel Fabrication, LLC (“EXL”) – Based in Twin Falls, Idaho, EXL is an industrial service with customers in the Food, Beverage, Dairy, Mining, Petrochemical, Mineral, and Ammonia Refrigeration.  EXL’s capabilities include a vast amount of field work including new fabrication, design build, installation, repairs, service, maintenance, turn arounds, down days planned or unplanned with quick and responsive teams for most any items required by the customer needs and demands.

•

SPECTRUMebos, Inc. (“SPECTRUMebos”) is an Enterprise Business Operating System (EBOS). Developed by Alpine 4, SPECTRUMebos seeks to combine key technology software components relevant to:

•accounting and financial reporting for an ERP system;

•a Document Management System (DMS);

•a Business Intelligence (BI) platform; and

•a Customer Resource Management (CRM) hub.

All of these components ‘tether’ to a management reporting and collaboration toolset.

The underlying concept is that SPECTRUMebos can embed itself in a robust blockchain ledger system. The objective is that the security and authenticity of transactions remains static.

The tools help drive real-time information in two directions:

•first, to the front lines by assisting customer-facing stakeholders; and

•second, back to management for planning, problem-solving and integration.

~~25~~

Silo Subsidiary Structure

In the first quarter of 2020, we formed three new subsidiaries: A4 Construction Services, Inc. (“A4 Construction”), A4 Manufacturing, Inc. (“A4 Manufacturing”), and A4 Technologies, Inc. (“A4 Technologies”). All three are Delaware corporations. Each is authorized to issue 1,500 shares of common stock with a par value of $0.01 per share, and the Company is the sole shareholder of each of these three subsidiaries.

As Mr. Wilson communicated to the shareholders of the Company in his CEO letter in early 2020, the Company has been looking to silo its various subsidiaries into sector-specific holding companies since 2019.  In early 2020, by forming A4 Construction, A4 Manufacturing, and A4 Technologies, the Company began this process. By the end of the second quarter of 2020, the Company plans to have shifted the other subsidiaries into these silos, as follows:

1.A4 Manufacturing: American Precision Fabricators; Quality Circuit Assembly, Inc.

2.A4 Construction Services: Excel Fabrication, LLC; Morris Sheet Metal Corp.; JTD Spiral, Inc.; and Deluxe Sheet Metal, Inc.

3.A4 Technologies: ALTIA, LLC, Spectrumebos, Inc.

A4 Corporate Services, LLC

As Mr. Wilson communicated in the 2019 Annual Shareholder letter regarding the Company’s plan to silo our subsidiaries into sector-specific holding companies, we have created those siloed subsidiary holding companies.  Those silos or holding subsidiaries are; A4 Manufacturing, Inc., A4 Construction Services, Inc., and A4 Technologies, Inc.  They were created as wholly owned Delaware corporations, and by the end of the third quarter of 2020, we anticipate that we will have incorporated our subsidiaries into them.   We also created the long-awaited operating company for SPECTRUMebos under the name SPECTRUMebos, Inc. and we will begin to move the IP assets and development work into that entity throughout 2020 in preparation for commercialization of the product in 2021.

Recent Developments

Acquisition of Excel Fabrication, LLC

On February 21, 2020, the Company, through its holding subsidiary A4 Construction, completed the acquisition of Excel Fabrication, LLC, an Idaho Limited Liability Company (“EFL”).

Pursuant to a securities purchase agreement (the “SPA”) among the Company and Mark Bell, the owner of EFL (the “Seller”), the Company acquired all of the outstanding LLC membership interests of EFL, for the consideration and on the terms and subject to the conditions set forth in the SPA.

The total purchase price was $5,492,000 (the “Purchase Price”), which is the sum of the cash paid at closing (the “Cash Consideration”), by wire transfer of immediately available funds to the accounts designated by Seller, and promissory notes (the “Note Consideration”), also delivered at closing.  As part of the purchase price, the Company is also liable to the Seller for royalty payments over a period of five years, whenever revenues exceed certain thresholds as provided for in the purchase agreement, at rates ranging from 2% to 7%.

The Cash Consideration consisted of $2,600,000, plus $600,000 of future Accounts Receivables that were over 90 days aged, plus the addition of working capital, less any Long-Term Liability (as defined in the SPA) of EFL satisfied at Closing, as set forth in the SPA, but not less certain liabilities, as set forth in the SPA.  The Seller and the other parties to the SPA also signed an Amendment (“Amendment”) to the SPA to tranche the Cash payment into two payments, the first for $1,780,000 paid at closing, and the second to be paid on or before February 28, 2020, in the amount of $820,000, which was paid in full.

Additionally, the Note Consideration consisted of a secured promissory note issued in favor of Seller only, issued by EFL, in the amount of $2,300,000.00 (the “Note ”), in the form set forth in an exhibit to the SPA, secured by a subordinated security interest in the assets listed in a related security agreement (the “Security Agreement”) (discussed below). The parties to the SPA agreed that the Company has the right to change the senior lender from time to time while the Note remains unpaid so long as at all times, there is no breach or default or Event of Default under the Notes, the SPA, or the other transaction documents.

With respect to the Note Consideration, EFL issued a secured promissory note (the “Note”) to the Seller.  The terms of the Notes are as follows: the Note is in the amount of $2,300,000, accrues interest at a rate of 4.25% annually.  Monthly payments of interest are due monthly, with a balloon payment of all principal and any unpaid interest due on February 21, 2024.

In connection with the SPA and the Note, the Company, EFL (collectively, the “Note Parties”), and the Seller entered into a Security Agreement, pursuant to which the Note Parties agreed to grant to the Seller a subordinated security interest in certain collateral set forth in the Security Agreement.  Pursuant to the Security Agreement, the collateral includes, but is not limited to the equipment, accounts receivable, tools, parts, inventory, and commingled goods relating to the foregoing property, customer accounts, intellectual property, and investment property of EFL (collectively, the “Collateral”).

The Note Parties and the Seller also entered into a Subordination Agreement with the Senior Lender, wherein the Note Parties acknowledged the senior security interest of the Senior Lender in the Collateral, and agreed to not enforce or assert any of their rights to the Collateral under the Security Agreement until the Senior Lender confirms that the Note Parties have paid in full the senior indebtedness owing to the Senior Lender.  The Subordination Agreement also contained standard terms and conditions.

Formation of Silo Subsidiaries

As noted above, in January 2020, the Company formed three new Delaware corporation subsidiaries: A4 Construction, A4 Manufacturing, and A4 Technologies.

COVID-19 Updates and Impacts

Mr. Wilson, the Company’s CEO, provided several updates to the Company’s shareholders, employees, and the public relating to the COVID-19 outbreak and its impact on the Company, the Company’s subsidiaries, and their businesses.

4.In the April 2, 2020, update, which was filed with the SEC in a Current Report on April 3, 2020, Mr. Wilson provided unofficial 2019 revenue guidance and 2020 preliminary revenue guidance.

5.In the April 8, 2020, update, which was filed with the SEC in a Current Report on April 8, 2020, Mr. Wilson informed shareholders, employees, and the public that the Company was temporarily suspending its efforts to uplist to a national exchange, and to postpone any adjustment (including a previously discussed reverse stock split) to the Company’s outstanding equity securities.

6.In the May 1, 2020, update, which was filed with the SEC in a Current Report on May 1, 2020, Mr. Wilson provided updates to shareholders, employees, and the public relating to the efforts by the Company and its subsidiaries to obtain SBA Paycheck Protection Program funds, the ability to provide masks to the employees of the Company and its subsidiaries, and the economic impacts on the Company and its subsidiaries due to the COVID-19 pandemic and the related “Shelter in Place” and “Stay Home, Stay Safe” requirements imposed by the various state governments where the Company and its subsidiaries are located.

Additional information can be found in each of the Current Reports referenced above.

Employees

As of the date of this Prospectus, we had ~~240~~282 full-time and three part-time employees. We believe that our relationship with our employees is good. Other than as disclosed in this Prospectus or previously filed with the SEC, we have no employment agreements with our employees.

PROPERTIES

Alpine 4 Technologies, Ltd maintains our corporate office in rented offices at 2525 E Arizona Biltmore Cir, Suite 237, Phoenix, Arizona 85016. The monthly rent obligation is approximately $5,100 per month.

Quality Circuit Assembly, Inc. rents a location at 1709 Junction Court #380 San Jose, California 95112.  The monthly rent obligation is approximately $27,500 per month.

American Precision Fabricators, rents a property 4401 Savannah St. Fort Smith, Arkansas 72903 for $15,833 per month.

Deluxe Sheet Metal rents space at 6661 Lonewolf Dr, South Bend, Indiana 46628. The rent obligation is approximately $75,000 per month.

Morris Sheet Metal and JTD Spiral rent office and fabrication space at 6212 Highview Dr, Fort Wayne, Indiana 46818. The monthly rent obligation is approximately $26,000.

Excel Fabrication rents office and fabrication space at 297 Wycoff Cir, Twin Falls, ID 83301.  The monthly rent obligation is approximately $16,667.

LEGAL PROCEEDINGS.

~~Kevin Cannon et al. v. Alpine 4 Technologies Ltd., Jeff Hail, et al, Arizona Superior Court, Maricopa County, Cas No. CV2017-055699.  On October 4, 2017, Kevin Cannon and Michelle Hanby, individually and on behalf of It’s a Date LLC and Brake Plus NWA, Inc., filed a lawsuit in the Arizona Superior Court, Maricopa County, against the Company and several other defendants, including Jeff Hail, the Company’s Sr. Vice President. The claim against the Company alleged tortious interference of contract by the Company. The Company brought a motion to dismiss the Complaint for failure to state a claim on which relief could be granted. The Court permitted the plaintiffs to amend their complaint, which they did. The Company has filed another motion dismiss the Complaint for failure to state a claim on which relief could be granted. Following negotiations with the plaintiffs, the Company and the plaintiffs moved for dismissal of the Company. On January 28, 2019, the court dismissed all claims against the Company with prejudice.~~

From time to time, claims may be made against us in the ordinary course of business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties, or injunctions prohibiting us from selling one or more products or engaging in other activities. The occurrence of an unfavorable outcome in any specific period could have a material adverse effect on our results of operations for that period or future periods.

~~Venture West Bankruptcy Proceedings~~

However, as of the date of this Annual Report, neither the Company nor any of our subsidiaries were a party to, nor are any of our property subject to, any legal proceedings which require disclosure pursuant to this item.

~~In February 2019, Venture West Energy Services (“VWES”) (formerly Horizon Well Testing, LLC) filed for bankruptcy protection under Chapter 7 of the bankruptcy laws.  As of March 31, 2019, VWES’s bankruptcy was completed.~~

~~26~~

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

There are statements in this Prospectus that are not historical facts. These "forward-looking statements" can be identified by use of terminology such as "believe," "hope," "may," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Report carefully, especially the risks discussed under "Risk Factors." Although management believes that the assumptions underlying the ~~forward looking~~forward-looking statements included in this Prospectus are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Prospectus will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We expressly disclaim any obligation or intention to update or revise any forward-looking statements.

Overview and Highlights

Company Background

Alpine 4 Technologies Ltd. ("we" or the "Company") was incorporated under the laws of the State of Delaware on April 22, 2014.  ~~Alpine 4 Technologies, Ltd (ALPP) is~~We are a publicly traded conglomerate that is acquiring businesses that fit into its disruptive DSF business model of Drivers, Stabilizers, and Facilitators.   At Alpine 4, we understand the nature of how technology and innovation can accentuate a business.  Our focus is on how the adaptation of new technologies even in brick and mortar businesses can drive innovation.   We also believe that our holdings should benefit synergistically from each other and that the ability to have collaboration across varying industries can spawn new ideas and create fertile ground for competitive advantages.  This unique perspective has culminated in the development of our ~~Blockchain enabled~~Blockchain-enabled Enterprise Business Operating System called SPECTRUMebos.

As of the date of this Prospectus, the Company was a holding company that owned ~~six~~eight operating subsidiaries: ALTIA, LLC; Quality Circuit Assembly, Inc.; American Precision Fabricators, Inc.; Morris Sheet Metal, Corp; and JTD Spiral, Inc.; ~~and~~ Deluxe Sheet Metal, Inc,; Excel Fabrication, LLC; and SPECTRUMebos, Inc. (As discussed in more detail below, we previously had an additional subsidiary, Venture West Energy Services (formerly Horizon Well Testing, LLC). However, as of December 31, 2018, we discontinued operations on this company.)  In the first quarter of 2020, we also created three additional subsidiaries to act as silo holding companies, organized by industries.  These silo subsidiaries are A4 Construction Services, Inc. (“A4 Construction”), A4 Manufacturing, Inc. (“A4 Manufacturing”), and A4 Technologies, Inc. (“A4 Technologies”). All three are Delaware corporations. Each is authorized to issue 1,500 shares of common stock with a par value of $0.01 per share, and the Company is the sole shareholder of each of these three subsidiaries.

Business Strategy

~~Alpine 4's strategy is to provide Fortune 500-level execution strategies in its subsidiary companies and market segments to businesses and companies that have the most to benefit from this access.~~

What We Do:

~~Alpine 4 feels this opportunity exists in smaller middle market operating companies with revenues between $5 to $150 million.  In this target rich environment, businesses generally sell at more reasonable multiples, presenting greater opportunities for operational and strategic improvements and have greater potential for growth.   Implementation of our strategy within our holdings is accomplished by the offering of strategic and tactical MBA-level training and development, delivered via the following modules:~~

Alexander Hamilton in his “Federalist paper #11”, said that our adventurous spirit distinguishes the commercial character of America.  Hamilton knew that our freedom to be creative gave American businesses a competitive advantage over the rest of the world.  We believe that Alpine 4 also exemplifies this spirit in our subsidiaries and that our greatest competitive advantage is our highly diverse business structure combined with a culture of collaboration.

It is our mandate to grow Alpine 4 into a leading, multi-faceted holding company with diverse subsidiary holdings with products and services that not only benefit from one another as a whole, but also have the benefit of independence.  This type of corporate structure is about having our subsidiaries prosper through strong onsite leadership while working synergistically with other Alpine 4 holdings.  The essence of our business model is based around acquiring B2B companies in a broad spectrum of industries via our acquisition strategy of DSF (Drivers, Stabilizer, Facilitator).  Our DSF business model (which is discussed more below) offers our shareholders an opportunity to own small-cap businesses that hold defensible positions in their individual market space.  Further, Alpine 4’s greatest opportunity for growth exists in the smaller to middle-market operating companies with revenues between $5 to $150 million annually.  In this target-rich environment, businesses generally sell at more reasonable multiples, presenting greater opportunities for operational and strategic improvements that have greater potential to enhance profit.

Driver, Stabilizer, Facilitator (DSF)

Driver:  A Driver is a company that is in an emerging market or technology, that has enormous upside potential for revenue and profits, with a significant market opportunity to access.  These types of acquisitions are typically small, brand new companies that need a structure to support their growth.

Stabilizer:  Stabilizers are companies that have sticky customers, consistent revenue and provide solid net profit returns to Alpine 4.

Facilitators:  Facilitators are our “secret sauce”.  Facilitators are companies that provide a product or service that an Alpine 4 sister company can use as leverage to create a competitive advantage.

When you blend these categories into a longer-term view of the business landscape, you can then begin to see the value-driving force that makes this a truly purposeful and powerful business model.  As stated earlier, our greatest competitive advantage is our highly diversified business structure combined with a collaborative business culture, that helps drive out competition in our markets by bringing; resources, planning, technology and capacity that our competitors simply don’t have.  DSF reshapes the environment each subsidiary operates in by sharing and exploiting the resources each company has, thus giving them a competitive advantage that their peers don’t have.

How We Do It:

Optimization vs. Asset Producing

The process to purchase a perspective company can be long and arduous.  During our due diligence period, we are validating and determining three major points, not just the historical record of the company we are buying.  Those three major points are what we call the “What is, What Should Be and What Will Be”.

•

~~Alpine 4 Mini MBA program; and~~“The What Is” (TWI).  TWI is the defining point of where a company is holistically in a myriad of metrics; Sales, Finance, Ease of Operations, Ownership and Customer Relations to name a few. Subsequently, this is usually the point where most acquirers stop in their due diligence.  We look to define this position not just from a number’s standpoint, but also how does this perspective map out to a larger picture of culture and business environment.

•

“The What Should Be” (TWSB).  TWSB is the validation point of inflection where we use many data inputs to assess if TWI is out of the norm with competitors, and does that data show the potential for improvement.

•

~~An Alpine 4 developed ERP (Enterprise Resource Planning system) and collaboration system called SPECTRUMebos.  SPECTRUMebos is an Enterprise Business Operating System (ebos).  This system will combine the key technology software components of Accounting and Financial Reporting, an Enterprise Resource Planning System (ERP), a Document Management System (DMS), a Business Intelligence (BI) platform and a Customer Resource Management (CRM) hub which will be tethered to management reporting and collaboration toolsets. Management believes that these tools will help drive real-time information in two directions: first, to the front lines by empowering customer-facing stakeholders; and second, back to management for planning, problem solving, and integration.   Management believes that SPECTRUMebos will be the technology "secret sauce" in managing our portfolio of companies and, in time, may be offered to external customers~~“The What Will Be” (TWWB).  TWWB is how we seek to identify the net results or what we call Kinetic Profit (KP) between the TWI and TWSB.  The keywords are Kinetic Profit.  KP is the profit waiting to be achieved by some form of action or as we call it, the Optimization Phase of acquiring a new company.

Optimization:  During the Optimization Phase, we seek to root up employees with in-depth training on various topics.  Usually, these training sessions include; Profit and Expense Control, Production Planning, Breakeven Analysis and Profit Engineering to name a few.  But the end game is to guide these companies to: become net profitable with the new debt burden placed on them post-acquisition, mitigate the loss of sales due to acquisition attrition (we typically plan on 10% of our customers leaving simply due to old ownership not being involved in the company any longer), potential replacement of employees that no longer wish to be employed post-acquisition and other ancillary issues that may arise.  The Optimization Phase usually takes 12-18 months post-acquisition and a company can fall back into Optimization if it is stagnant or regresses in its training.

~~27~~

Asset Producing:  Asset Producing is the ideal point where we want our subsidiaries to be.  To become Asset Producing, subsidiary management must have completed prescribed training formats, proven they understand the key performance indicators that run their respective departments and finally, the subsidiaries they manage must have posted a net profit for 3 consecutive months.

~~Business Seasonality and Product Introductions~~

~~Following the acquisition of the Quality Circuit Assembly, Inc., VWES and APF, the Company expects to experience higher net sales in its third and fourth quarters compared to other quarters in its fiscal year Each company has varying seasonality to their sales and will be reflected in the financial statements.~~

Going Concern

The accompanying financial statements have been prepared on a ~~going concern~~going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses since inception and had accumulated a deficit of $~~28,520,094 as of December 31, 2018.  The~~31,495,140 as of March 31, 2020, a large amount of which was from non-cash issuance of stock to executives in 2015-2017. The Company requires capital for its contemplated operational and marketing activities.  The Company's ability to raise additional capital through the future issuances of common stock is unknown.  The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. ~~The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern.~~ The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.  Our net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.  Our financial statements contain additional note disclosures describing the management's assessment of our ability to continue as a going concern.

The management of Alpine 4 understands basis for including a going concern in this filing.  However, the management points out that over the past ~~4~~6 years, Alpine 4 has consistently been able to operate under the current working capital environment and the going concern is nothing new or a recent event.  It is also not something that is unique to Alpine 4 and various other companies carry a Going Concern on their financial statements.  In order to mitigate the risk related with the going concern uncertainty, the Company has a three-fold plan to resolve these risks.  First, the acquisitions of QCA, ~~VWES, and~~ APF, Morris, Deluxe and most recently Excel have allowed for an increased level of cash flow to the Company.  Second, the Company is considering other potential acquisition targets that, like QCA, Morris and Deluxe, should increase income and cash flow to the Company.  Third, the Company ~~plans to issue additional shares of common stock for cash and services during the next 12 months and has engaged professional service firms to provide advisory services in connection with that capital raise.~~is exploring equity alternatives that can supplement ongoing cash needs.

Results of Operations ~~– Year ended December 31, 2018~~

The following are the results of our operations for the year ended December 31, ~~2018~~2019, as compared to ~~2017~~the year ended December 31, 2018.

Year Ended December 31, 2019~~2018~~	Year Ended December 31, 2018~~2017~~	$ Change

Revenue	$	~~14,261,794~~28,151,524		$	~~8,318,016~~14,261,794		$	~~5,943,778~~13,889,730
Cost of revenue		~~9,440,998~~22,509,046			~~5,907,421~~9,440,998			~~3,533,577~~13,068,048
Gross Profit		~~4,820,796~~5,642,478			~~2,410,595~~4,820,796			~~2,410,201~~821,682

Operating expenses:
General and administrative expenses		~~5,470,148~~8,122,204			~~2,814,111~~5,470,148			~~2,656,037~~2,652,056
Total operating expenses		~~5,470,148~~8,122,204			~~2,814,111~~5,470,148			~~2,656,037~~2,652,056
Loss from operations		(~~649,352~~2,479,726)	~~)~~		(~~403,516~~649,352)	~~)~~		(~~245,836~~1,830,374)	~~)~~

Other income (expenses)
Interest expense		~~3,121,201~~(5,237,205)			~~1,262,493~~(3,121,201)			~~1,858,708~~(2,116,004)
Change in value of derivative liabilities		(~~604,219~~252,230)	~~)~~		~~126,054~~604,219			(~~730,273~~856,449)	~~)~~
Gain on extinguishment of debt		~~(6,305~~-	~~)~~		~~0~~6,305			(6,305)	~~)~~
Bargain purchase gain		2,143,779		-			2,143,779
Other ~~(~~income~~)~~		~~(119,737~~185,314	~~)~~		~~(246,895~~119,737	~~)~~		~~127,158~~65,577
Total other income (expenses)		~~2,390,940~~(3,160,342)			~~1,141,652~~(2,390,940)			~~1,249,288~~(769,402)

Loss before income tax		(~~3,040,292~~5,640,068)	~~)~~		(~~1,545,168~~3,040,292)	~~)~~		(~~1,495,124~~2,599,776)	~~)~~

Income tax expense		(~~43,399~~87,054)	~~)~~		(~~258,392~~43,399)	~~)~~		~~214,993~~(43,655)

Loss from continuing operations		(~~2,996,893~~5,553,014)	~~)~~		(~~1,286,776~~2,996,893)	~~)~~		(~~1,710,117~~2,556,121)	~~)~~

~~Discontinue~~Discontinued operations		~~(4,911,124~~2,419,849	~~)~~		(~~1,710,644~~4,911,124)	~~)~~		~~(3,200,480~~7,330,973	~~)~~

Net loss	$	(~~7,908,017~~3,133,165)	~~)~~	$	(~~2,997,420~~7,908,017)	~~)~~	$	~~(4,910,597~~4,774,852	~~)~~

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~~Revenue~~

~~Our revenues for the year ended December 31, 2018, increased by $5,943,778 as compared to the year ended December 31, 2017.  In 2018, the increase in revenue is related to $2,744,022 for QCA, $3,104,791 for APF which did not exist in 2017, and $94,965 relating to the 6th Sense Auto and Brake Active services of ALTIA.  The increase in revenue was driven by the continued growth of QCA through the acquisition of new customers and expanded business with existing customers, as well as the acquisition of APF.  We expect our revenue to continue to grow during the next year.~~

~~Cost of revenue~~

~~Our cost of revenue for the year ended December 31, 2018, increased by $3,533,577 as compared to the year ended December 31, 2017.  In 2018, the increase in our cost of revenue related to $1,602,387 for QCA, $2,026,716 for APF which did not exist in 2017, and $(95,526) for ALTIA services and other.  The increase in cost of revenue among all the different segments was the result of the increase in revenues.  We expect our cost of revenue to increase over the next year as our revenue increases.~~

~~Operating expenses~~

~~Our operating expenses for the year ended December 31, 2018, increased by $2,656,037 as compared to the year ended December 31, 2017.  The increase consisted primarily of an increase to general and administrative expenses of was the result of increased operating activity resulting from the acquisition of APF during the second quarter of 2018 which did not exist in 2017.~~

~~Other expenses~~

~~Other expenses for the year ended December 31, 2018, increased by $1,249,288 as compared to 2017. This increase was primarily due to an increase in interest expense due to the issuance of new convertible debentures offset by the change in the fair value of our derivative liability.~~

~~Discontinued operations~~

~~In December 2018, we decided to shut down the operations of our VWES subsidiary.  In February 2019, VWES filed for Chapter 7 bankruptcy. As of March 31, 2019, VWES’ bankruptcy was completed.~~

~~VWES has been presented as discontinued operations in the accompanying consolidated financial statements.~~

~~The operating results for VWES have been presented in the accompanying consolidated statement of operations for the years ended December 31, 2018 and 2017 as discontinued operations and are summarized below:~~

~~Years Ended~~
	~~December 31,~~		~~December 31,~~
	~~2018~~		~~2017~~
~~Revenue~~	~~$ 3,040,458~~		~~$ 1,773,474~~
~~Cost of revenue~~	~~2,974,313~~		~~2,288,815~~
~~Gross Profit~~	~~66,145~~		~~(515,341~~	~~)~~
~~Operating expenses~~	~~5,045,078~~		~~890,856~~
~~Loss from operations~~	~~(4,978,933~~	~~)~~	~~(1,406,197~~	~~)~~

~~Other income (expenses)~~		~~67,809~~			~~(304,447~~	~~)~~
~~Net loss~~	~~$~~	~~(4,911,124~~	~~)~~	~~$~~	~~(1,710,644~~	~~)~~

~~29~~

~~Results of Operations – Three Months Ended September 30, 2019~~

~~The following are the results of our operations for the three months ended September 30, 2019, as compared to the three months ended September 30, 2018.~~

	~~Three Months Ended September 30, 2019~~			~~Three Months Ended September 30, 2018~~			~~$ Change~~

~~Revenue~~	~~$~~	~~7,088,182~~		~~$~~	~~4,342,203~~		~~$~~	~~2,745,979~~
~~Cost of revenue~~		~~5,311,323~~			~~2,119,913~~			~~3,191,410~~
~~Gross Profit~~		~~1,776,859~~			~~2,222,290~~			~~(445,431~~	~~)~~

~~Operating expenses:~~
~~General and administrative expenses~~		~~1,739,867~~			~~2,387,092~~			~~(647,225~~	~~)~~
 ~~Total operating expenses~~		~~1,739,867~~			~~2,387,092~~			~~(647,225~~	~~)~~
~~Income (loss) from operations~~		~~36,992~~			~~(164,802~~	~~)~~		~~201,794~~

~~Other income (expenses)~~
~~Interest expense~~		~~698,844~~			~~701,114~~			~~(2,270~~	~~)~~
~~Change in value of derivative liabilities~~		~~(3,389,116~~	~~)~~		~~1,012,743~~			~~(4,401,859~~	~~)~~
~~Other (income)~~		~~(77,918~~	~~)~~		~~(55,949~~	~~)~~		~~(21,969~~	~~)~~
 ~~Total other income (expenses)~~		~~(2,768,190~~	~~)~~		~~1,657,908~~			~~(4,426,098~~	~~)~~

~~Loss before income tax~~		~~2,805,182~~			~~(1,822,710~~	~~)~~		~~4,627,892~~

~~Income tax expense~~		~~-~~			~~-~~			~~-~~

~~Income (loss) from continuing operations~~		~~2,805,182~~			~~(1,822,710~~	~~)~~		~~4,627,892~~

~~Discontinue operations~~		~~-~~		~~(1,051,916~~	~~)~~		~~1,051,916~~

~~Net income (loss)~~	~~$~~	~~2,805,182~~	~~$~~	~~(2,874,626~~	~~)~~	~~$~~	~~5,679,808~~

Revenue

Our revenues for the ~~three months~~year ended ~~September 30~~December 31, 2019, increased by $~~2,745,979~~13,889,730 as compared to the ~~three months~~year ended ~~September 30~~December 31, 2018.  In 2019, the increase in revenue related to~~,~~ $~~3,820,472~~1,366,922 for APF (acquired in April 2018); $12,881,450 for Morris (acquired in January 2019); and $1,574,474 for Deluxe (acquired in November 2019), offset by a decrease of $~~233,794 for APF; $183,234~~469,933 relating to the 6th Sense Auto and Brake Active services of ALTIA, and $~~657,465~~1,463,183 for QCA.  The increase in revenue was driven by the ~~acquisition of~~acquisitions of APF, Morris, and Deluxe.  We expect our revenue to continue to grow over the remainder of ~~the year~~2020.

Cost of revenue

Our cost of revenue for the ~~three months~~year ended ~~September 30~~December 31, 2019, increased by $~~3,191,410~~13,068,048 as compared to the ~~three months~~year ended ~~September 30~~December 31, 2018.  In 2019, the increase in our cost of revenue related to $~~3,117,797~~1,841,202 for APF (acquired in April 2018); $10,346,309 for Morris (acquired in January 2019); ~~$184,531 for APF and $24,562~~and $1,400,428 for Deluxe (acquired in November 2019), offset by a decrease of $79,593 relating to the 6th Sense Auto and Brake Active services of ALTIA~~; offset by a decrease of $135,480~~, and $440,298 for QCA. The increase in cost of revenue ~~is principally~~among all the different segments was the result of the increase in revenues as described above.  We expect our cost of revenue to increase over the next year as our revenue increases.

~~30~~

Operating expenses

Our operating expenses for the ~~three months~~year ended ~~September 30~~December 31, 2019, ~~decreased~~increased by $~~647,225~~2,652,056 as compared to the ~~three months~~year ended ~~September 30~~December 31, 2018.  The ~~decrease~~increase consisted primarily ~~a decrease in~~of an increase to general and administrative ~~expenses at APF offset by additional general and administrative~~ expenses associated with the operations of APF, Morris, and Deluxe which were acquired in April 2018, January 2019, and November 2019, respectively.

Other ~~income (~~expenses~~)~~

Other ~~income (~~expenses~~)~~ for the ~~three months~~year ended ~~September 30~~December 31, 2019, increased by $~~4,426,098~~769,402 as compared to 2018.  This increase was primarily due to the ~~change in the value of the~~increase in interest expense due to the increase in outstanding debt in 2019 compared to 2018 and the amortization of debt discounts, the increase in change in derivative liability offset by the bargain purchase gain in 2019.

Discontinued operations

In December 2018, we decided to shut down the operations of our VWES subsidiary.  In February 2019, VWES filed for Chapter 7 bankruptcy.  ~~As of March 31, 2019, VWES’ bankruptcy was completed.~~

VWES has been presented as discontinued operations in the accompanying consolidated financial statements.

The operating results for VWES have been presented in the accompanying consolidated statement of operations for the ~~three months~~years ended ~~September 30~~December 31, 2019 and 2018, as discontinued operations and are summarized below:

Years Ended December 31,~~Three Months Ended September 30,~~
	2019		2018
Revenue	$-	$	~~452,966~~3,040,458
Cost of revenue	-		~~369,222~~2,974,313
Gross Profit	-		~~83,744~~66,145
Operating expenses	~~-~~95,179		~~1,169,913~~5,045,078
Loss from operations	~~-~~(95,179)		(~~1,086,169~~4,978,933)	~~)~~
Other income ~~(expenses)~~	-		~~34,253~~67,809

Gain on disposition of discontinued operations		2,515,028
Net income (loss)	$	~~-~~2,419,849	$	(~~1,051,916~~4,911,124)	~~)~~

As of ~~September 30~~December 31, 2019, VWES’ bankruptcy was completed, and the Company removed all the assets and liabilities of VWES, resulting in a gain on the disposition of discontinued operations of $2,515,028.

The following are the results of our operations for the ~~nine~~three months ended ~~September 30~~March 31, ~~2019~~2020, as compared to the ~~nine~~three months ended ~~September 30~~March 31, ~~2018~~2019.

~~31~~

	~~Nine Months Ended September 30, 2019~~		Three Months Ended March 31, 2020		~~Nine~~Three Months Ended March 31, 2019~~September 30, 2018~~			$ Change

Revenue	~~$~~	~~20,690,014~~$	8,835,596	$	~~10,570,032~~7,125,989		$	~~10,119,982~~1,709,607
Cost of revenue		~~15,542,194~~	7,075,852		~~6,478,090~~5,008,456			~~9,064,104~~2,067,396
Gross Profit		~~5,147,820~~	1,759,744		~~4,091,942~~2,117,533			~~1,055,878~~(357,789)

Operating expenses:
General and administrative expenses		~~5,509,996~~	2,863,389		~~4,255,035~~2,466,502			~~1,254,961~~396,887
Total operating expenses		~~5,509,996~~	2,863,389		~~4,255,035~~2,466,502			~~1,254,961~~396,887
Loss from operations		~~(362,176~~	(1,103,645)		(~~163,093~~348,969)	~~)~~		(~~199,083~~754,676)	~~)~~

Other income (expenses)
Interest expense		~~2,736,968~~	(1,649,227)		~~1,642,562~~(1,031,630)			~~1,094,406~~(617,597)
Change in value of derivative liabilities		~~689,369~~	2,298,609		~~766,718~~(107,871)			~~(77,349~~2,406,480	~~)~~
Gain on extinguishment of debt		~~-~~	154,592		~~(6,305~~-	~~)~~		~~6,305~~154,592
Change in fair value of contingent consideration			500,000		-		500,000
Other  ~~(~~income~~)~~		~~(206,681~~	~~)~~50,059		~~(173,608~~58,132	~~)~~		(~~33,073~~8,073)	~~)~~
Total other income (expenses)		~~3,219,656~~	1,354,033		~~2,229,367~~(1,081,369)			~~990,289~~2,435,402

Income (Loss) before income tax		~~(3,581,832~~	~~)~~250,388		(~~2,392,460~~1,430,338)	~~)~~		~~(1,189,372~~1,680,726	~~)~~

Income tax expense		~~-~~	-		-			-

Income (Loss) from continuing operations		~~(3,581,832~~	~~)~~250,388		(~~2,392,460~~1,430,338)	~~)~~		~~(1,189,372~~1,680,726	~~)~~

~~Discontinue~~Discontinued operations		~~2,419,849~~	-		~~(1,720,538~~2,419,849	~~)~~		~~4,140,387~~(2,419,849)

Net  ~~loss~~income	~~$~~	~~(1,161,983~~$	~~)~~250,388	$	~~(4,112,998~~989,511	~~)~~	$	~~2,951,015~~(739,123)

Revenue

Our revenues for the ~~nine~~three months ended ~~September 30~~March 31, ~~2019~~2020, increased by $~~10,119,982~~1,709,607 as compared to the ~~nine~~three months ended ~~September 30~~March 31, ~~2018~~2019.  In ~~2019~~2020, the increase in revenue related to~~,~~ $~~1,763,064~~2,394,164 for ~~APF~~Deluxe (acquired in ~~April 2018), and $9,561,843~~November 2019); $627,338 for Excel (acquired in February 2020); and $384,130 for Morris (acquired in January 2019), offset by a decrease of $~~405,391~~1,179,951 for APF; $447,416 for QCA and $68,658 relating to the 6th Sense Auto and Brake Active services of ALTIA ~~and $799,534 for QCA~~.  The increase in revenue was driven by the acquisitions of ~~APF and~~ Morris, Deluxe and Excel.  We expect our revenue to continue to grow over the remainder of ~~the year~~2020.

Cost of revenue

Our cost of revenue for the ~~nine~~three months ended ~~September 30~~March 31, ~~2019~~2020, increased by $~~9,064,104~~2,067,396 as compared to the ~~nine~~three months ended ~~September 30~~March 31, ~~2018~~2019.  In 2019, the increase in our cost of revenue related to $~~32,158 for QCA, $1,399,133 for APF (acquired in April 2018), and $7,814,224 for Morris (acquired in January 2019)~~1,879,969 for Deluxe; $487,552 for Excel; and $475,673 for Morris; offset by a decrease of $~~181,411~~450,109 for APF; $294,804 for QCA and $30,885 relating to the 6th Sense Auto and Brake Active services of ALTIA. The increase in cost of revenue among all the different segments was the result of the increase in revenues as described above.  We expect our cost of revenue to increase over the next year as our revenue increases.

Operating expenses

Our operating expenses for the ~~nine~~three months ended ~~September 30~~March 31, ~~2019~~2020, increased by $~~1,254,961~~396,887 as compared to the ~~nine~~three months ended ~~September 30~~March 31, ~~2018~~2019.  The increase consisted primarily ~~of an increase to general and administrative expenses associated with the operations of APF and Morris which were acquired in April 2018 and January 2019, respectively.~~due to the cost of operating the additional operations offset by a reduction in expenses due to cross sharing of resources between corporate and our subsidiaries.

Other expenses

Other expenses for the ~~nine~~three months ended ~~September 30, 2019, increased by $990,289~~March 31, 2020, decreased by $2,435,402 as compared to ~~2018~~the same period in 2019.  This ~~increase~~decrease was primarily due to the ~~increase in interest expense due to the increase in outstanding debt in 2019 compared to 2018 and the amortization of debt discounts~~change in derivative liability and the change in fair value of contingent consideration.

Discontinued operations

In December 2018, we decided to shut down the operations of our VWES subsidiary.  In February 2019, VWES filed for Chapter 7 bankruptcy.  ~~As of March 31, 2019, VWES’ bankruptcy was completed.~~

~~32~~

VWES has been presented as discontinued operations in the accompanying consolidated financial statements.

~~The operating results for VWES have been presented in the accompanying consolidated statement of operations for the nine months ended September 30, 2019 and 2018 as discontinued operations and are summarized below:~~

~~Nine Months Ended September 30,~~
	~~2019~~			~~2018~~
~~Revenue~~	~~$~~	~~-~~		~~$~~	~~2,938,441~~
~~Cost of revenue~~		~~-~~			~~2,489,273~~
~~Gross Profit~~		~~-~~			~~449,168~~
~~Operating expenses~~		~~95,179~~			~~2,267,843~~
~~Loss from operations~~		~~(95,179~~	~~)~~		~~(1,818,675~~	~~)~~
~~Other income (expenses)~~		~~-~~			~~98,137~~
~~Net loss~~	~~$~~	~~(95,179~~	~~)~~	~~$~~	~~(1,720,538~~	~~)~~

As of ~~September 30~~March 31, 2019, VWES’ bankruptcy was completed, and the Company removed all the assets and liabilities of VWES, resulting in a gain on the disposition of discontinued operations of $2,515,028.

Liquidity and Capital Resources

We have financed our operations since inception from the sale of common stock, capital contributions from stockholders and from the issuance of notes payable and convertible notes payable.  We expect to continue to finance our operations from our current operating cash flow and by the selling shares of our common stock and or debt instruments.

Management expects to have sufficient working capital for continuing operations from either the sale of its products or through the raising of additional capital through private offerings of our securities. Additionally, the Company is monitoring additional businesses to acquire which management hopes will provide additional operating revenues to the Company.  There can be no guarantee that the planned acquisitions will close or that they will produce the anticipated revenues on the schedule anticipated by management.

The Company also may elect to seek bank financing or to engage in debt financing through a placement agent.  If the Company is unable to raise sufficient capital from operations or through sales of its securities or other means, we may need to delay implementation of our business plans.

Contractual Obligations

Our significant contractual obligations as of December 31, ~~2018~~2019, were as follows:

Payments due by Period
	Less than One Year			One to Three Years		Three to Five Years		More Than Five Years		Total
~~Capital lease~~Finance Lease obligations	$	~~817,181~~1,501,852	$	~~1,685,667~~3,088,847	$	~~1,740,779~~3,151,338	$	~~8,763,471~~16,820,594	$	~~13,007,098~~24,562,631
Operating  ~~lease~~Lease obligations		~~274,118~~349,392		~~573,154~~428,962		~~-~~23,400		-		~~847,272~~801,754
Notes payable, related parties		~~132,000~~341,820		-		-		-		~~132,000~~341,820
Notes payable, non-related parties		~~3,645,603~~8,724,171		~~4,450,566~~7,049,018		~~66,875~~360,404		~~-~~2,440,762		~~8,163,044~~18,574,355
Convertible notes payable		~~3,587,587~~1,956,951		~~450,000~~1,673,688		-		-		~~4,037,587~~3,630,639
Total	$	~~8,456,489~~12,874,186	$	~~7,159,387~~12,240,515	$	~~1,807,654~~3,535,142	$	~~8,763,471~~19,261,356	$	~~26,187,001~~47,911,199

Off-Balance Sheet Arrangements

The Company has not entered into any transactions with unconsolidated entities whereby the Company has financial guarantees, subordinated retained interests, derivative instruments, or other contingent arrangements that expose the Company to material continuing risks, contingent liabilities, or any other obligation under a variable interest in an unconsolidated entity that provides financing, liquidity, market risk, or credit risk support to the Company.

~~33~~

Critical Accounting Policies and Estimates

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which require that we make certain assumptions and estimates that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.  On an ongoing basis, management evaluates its estimates, including those related to collection of receivables, impairment of goodwill, contingencies, calculation of derivative liabilities and income taxes. Management bases its estimates and judgments on historical experiences and on various other factors believed to be reasonable under the circumstances. Actual results under circumstances and conditions different than those assumed could result in material differences from the estimated amounts in the financial statements.

For a summary of our critical accounting policies, refer to Note 2 of our audited annual consolidated financial statements and our unaudited quarterly consolidated financial statements included ~~under Item 8 – Financial Statements~~ in this Prospectus.

MANAGEMENT

As of the date of this Prospectus, the officers and directors of Alpine 4 were the following:

Name	Age	Officer/Position	Board Member/Position
Kent B. Wilson	~~46~~47	President, Chief Executive Officer	Director
Charles Winters	~~41~~43	N/A	Chairman of the Board
Scott Edwards	~~63~~65	N/A	Director
Ian Kantrowitz	~~37~~40	N/A	Director
Jeffrey Hail	~~56~~58	~~Sr. Vice President~~Chief Operating Officer

Biographical Information for Kent B. Wilson

Mr. Wilson serves as the Chief Executive Officer and Secretary for the Company. Previously, he has raised approximately two million dollars via seed capital and private placement funds to start Crystal Technology Holdings, Ltd./NextSure, LLC.  This company successfully designed, built, and brought two products to market, including an internet-based insurance rating engine that allowed prospective buyers to rate and buy their auto insurance online via a virtual insurance agent.  Since 2002 Mr. Wilson has been actively involved with all facets of corporate financial and operational planning and has held the title of CFO and CEO for several different companies.  Mr. Wilson has also consulted for various finance departments of publicly traded companies such as JDA Software and Switch & Data, Inc. to help them identify and develop best SOX and GAAP practices and procedures. In 2011, Mr. Wilson took over as CFO of United Petroleum Company and helped guide them from a small startup with less than $1 million in revenue to a company with $20 million in revenue and a growth path for 2013 and 2014.  Mr. Wilson holds a BA degree in Management and holds an MBA from Northcentral University.

~~On August 21, 2014, Mr. Wilson formed a corporation, WBK 1 Inc., a Delaware corporation.  On September 17, 2014, WBK 1 Inc. filed a Form 10 with the U.S. Securities and Exchange Commission.  WBK 1 Inc. is a "shell company" as defined in the rules of the SEC.  Mr. Wilson was the Chief Executive Officer, Secretary, Treasurer and Director of WBK 1 Inc. from its inception through December 28, 2014, when he sold all of his ownership in WBK 1 to an unrelated third party.  WBK 1 disclosed the change in ownership in a Current Report filed with the Commission on December 29, 2014.  There is no relationship between Alpine 4 and WBK 1 Inc.~~

Biographical Information for Charles Winters

Mr. Winters is an automotive executive with over 10 years of automotive dealership experience.  He is also a principal in several automotive dealerships and repair shops throughout the southwest.  Mr. Winters holds a Bachelor's Degree in Economics from Auburn University.

Biographical Information for Scott Edwards

Mr. Edwards is automotive sales and marketing executive with over 19 years of experience in the automotive industry.  He currently represents a large national automotive franchise distributorship and has extensive knowledge of the inner workings of the retail and wholesale automotive market.

~~34~~

Biographical Information for Ian Kantrowitz

As Director of Investor Relations, Mr. Kantrowitz is accountable for creating and presenting a consistently applied investment message to our shareholders and the investment community on behalf of Alpine 4. Furthermore, he is responsible for monitoring and presenting management with the opinions of the investment community regarding the company's performance.

Prior to joining the Alpine 4 team, Mr. Kantrowitz was a project manager for two major homebuilders in Phoenix, AZ, Continental Homes and Engle Homes.  Mr. Kantrowitz has also been actively involved in the automotive industry where his in-depth knowledge of the auto industry lends a valuable perspective to our in-house product, 6th Sense Auto. Additionally, he was a top performing banker for Wells Fargo Bank, ranked number 5 in the country.

Our bylaws authorize no fewer than one director. As of the date of this Prospectus, we had four directors.

Biographical Information for Jeff Hail

Jeff Hail is the ~~Sr.~~ Chief Operating Officer (COO) of Alpine 4 Technologies, Ltd. Raised and educated in Scottsdale, AZ; Mr. Hail earned his ~~Bachelors~~Bachelor of Science degree in Operations and Production Management from the W.P. Carey School of Business at Arizona State University.  Mr. Hail’s professional experience has been both in the government and private sector.  As a Buyer/Contract Officer with the Arizona Department of Transportation writing, awarding and administering highway services contracts.

In the private sector, Mr. Hail experienced success by starting a number of different companies and building them to be the leaders in their niche sectors from both electronics manufacturing to e-commerce.  As a result, he brings a broad-based experience level with the operational aspects of running a business in today’s realm.

Term of office. Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by the Board.

Family relationships. There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Director or officer involvement in certain legal proceedings. To the best of our knowledge, except as described below, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

As of the date of this Prospectus, we did not have a standing audit, compensation, or nominating committee of the Board of Directors.  The Company has determined that the Board of Directors does not have an "Audit Committee Financial Expert" as that term is defined in Item 407(d)(5) of SEC Regulation S-K.

Code of Ethics

We have adopted a Code of Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer and principal financial officer. The Code of Business Conduct is posted on our website at www.alpine4.com/code-of-conduct/.

Director Independence

Alpine 4 is not required by any outside organization (such as a stock exchange or trading facility) to have independent directors.

~~35~~

Summary Compensation Table

	Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards		Nonequity Incentive Plan Compensation		Deferred Compensation Earnings	All  ~~other~~  Other Compensation	Total
	(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)	(i)	(j)
	Kent B. Wilson, Chief Executive Officer ~~(Principal Executive Officer)~~	~~2016~~2019	~~120,000~~200,000	0	9,750	0		0		0	0	~~120,000~~209,750
		~~2017~~2018	200,000	0	44,200	0		0		0	0	~~200,000~~244,200
	~~2018~~		~~200,000~~	~~0~~	~~44,200~~	~~0~~	~~0~~		~~0~~	~~0~~	~~244,200~~

Jeff Hail, Chief Operating Officer	~~2016~~2019		~~0~~136,000	0	5,363	0	0		0	0	~~0~~141,363
	~~2017~~2018		120,000	0	18,200	0	0		0	0	~~120,000~~138,200
	~~2018~~		~~120,000~~	~~0~~	~~18,200~~	~~0~~		~~0~~		~~0~~	~~0~~	~~138,200~~

Outstanding Equity Awards

~~David Schmitt, the Company’s CFO through December 31, 2017, was granted 400,000 options on April 7, 2017 with a vesting period of 4 years and an exercise price of $0.90.  The options had a fair value of $311,563 on the date of grant as calculated under ASC 718.  Of the options included in this grant, 350,000 forfeited as of December 31, 2017.  Mr. Schmitt was also granted 100,000 options on July 31, 2017 with a vesting period of 4 years and an exercise price of $0.13.  The options had a fair value of $12,850 on the date of grant as calculated under ASC 718.  Of the options included in this grant, 93,750 forfeited as of December 31, 2017.~~

None

Director Compensation

The following table sets forth the amounts paid to the Company's directors for their service as directors of the Company during the year ended December 31, 2019.  Please note: the compensation of Mr. Wilson, who is also an executive officer of the Company, is set forth above.

Name	Fees earned or paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
	($)	($)	($)	($)	($)	($)	($)

(a)	(b)		(c)	(d)		(e)		(f)		(g)		(h)
Ian Kantrowitz		$0	~~26,000~~7,150		$0		$0		$0		$0	$	~~26,000~~7,150
~~Kent Wilson~~Charles Winters		$0	~~44,200~~3,900		$0		$0		$0		$0	$	~~44,200~~3,900
~~Charles Winters~~Scott Edwards		$0	~~26,000~~2,600		$0		$0		$0		$0	$	~~26,000~~2,600
~~Scott Edwards~~	~~$~~	~~0~~	~~7,800~~	~~$~~	~~0~~	~~$~~	~~0~~	~~$~~	~~0~~	~~$~~	~~0~~	~~$~~	~~7,800~~

Securities Authorized for Issuance under Equity Compensation Plans

 Adoption of 2016 Stock Option and Stock Award Plan

On November 10, 2016, the Company's Board of Directors adopted the Company's 2016 Stock Option and Stock Award Plan (the “Plan”).  Pursuant to the Plan, the Company may issue stock options, including incentive stock options and non-qualifying stock options, and stock grants to employees and consultants of the Company, as set forth in the Plan, a copy of which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016.

The Company has reserved 2,000,000 shares of the Company's Class A common stock for issuance under the Plan.

~~36~~

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,790,000	$0.19	210,000
Equity compensation plans not approved by security holders
Total	1,790,000	$0.19	210,000

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding beneficial ownership of Alpine 4 Class A and Class B common stock as of ~~February 10~~July 23, 2020, (i) by each person (or group of affiliated persons) who owns beneficially more than five percent of the outstanding shares of common stock, (ii) by each director and executive officer of Alpine 4, and (iii) by all of the directors and executive officers of Alpine 4 as a group.  The percentages are based on the following figures:

•	110,677,860 shares of Class A common stock;

•	~~9,022,983~~9,023,088 shares of Class B common stock;

•	~~11,527,268~~11,572,267 shares of Class C common stock; and

•	5 shares of Series B Preferred stock.

Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address of beneficial owner (1); Class of Securities	Title/Class of Security	Number of Shares	Beneficial Ownership of Shares Listed	Votes	Total Voting Power (2)
Kent B. Wilson, Chief Executive Officer, Director (3)	CLASS A	~~2,001,689~~2,016,890	~~1.81~~1.82%	~~2,001,689~~2,016,890
	CLASS B	3,285,449	36.41%	32,854,490
	CLASS C	790,169	~~6.85~~6.83%	3,950,845
	B Preferred	2	40.00%	~~206,835,224~~207,016,060
Total Votes				~~245,642,248~~245,838,285	31.67%

Scott Edwards, Director (4)	CLASS A	252,000	0.23%	252,000
	CLASS B	350,000	3.88%	3,500,000
	CLASS C	225,200	1.95%	1,126,000
	B Preferred	1	20.00%	~~103,417,612~~103,508,030
Total Votes				~~108,295,612~~108,386,030	13.96%

Charles Winters, Director (5)	CLASS A	709,800	0.64%	709,800
	CLASS B	1,300,000	14.41%	13,000,000
	CLASS C	300,000	~~2.60~~2.59%	1,500,000
	B Preferred	1	20.00%	~~103,417,612~~103,508,030
Total Votes				~~118,627,412~~118,717,830	15.29%

Ian Kantrowitz, Director (6)	CLASS A	847,371	0.77%	~~1,499,429~~847,371
	CLASS B	1,499,429	16.62%	14,994,290

	CLASS C	634,738	~~5.51~~5.48%	3,173,690
	B Preferred	1	20.00%	~~103,417,612~~103,508,030
Total Votes				~~122,432,963~~122,523,381	15.78%

Jeff Hail Chief Operating Officer (7)	CLASS A	541,000	0.49%	541,000
	CLASS B	1,124,211	12.46%	11,242,110
	CLASS C	~~412,500~~413,000	~~3.58~~3.57%	~~2,062,500~~2,065,000
Total Votes				~~13,845,610~~13,848,110	~~1.79~~1.78%

As a Group	CLASS A	~~4,351,860~~4,367,061	~~3.93~~3.95%	~~4,351,860~~4,367,061
5 PEOPLE	CLASS B	7,559,089	~~83.78~~83.77%	75,590,890
	CLASS C	~~2,362,607~~2,363,107	~~20.50~~20.42%	~~11,813,035~~11,815,535
	B Preferred	5	100.00%	~~517,088,060~~517,540,150
Total Votes				~~608,843,845~~609,313,636	~~78.50~~78.49%

~~37~~

(1)	Except as otherwise indicated, the address of the stockholder is: Alpine 4 Technologies Ltd., 2525 E Arizona Biltmore Cir, Suite 237, Phoenix AZ 85016.

(2)

The Voting Power column includes the effect of shares of Class B Common Stock, Class C Common Stock, and Series B Preferred Stock held by the named individuals, as indicated in the footnotes below. Each share of Class B common stock has 10 votes.  Each share of Class C Common Stock has 5 votes. Collectively, all of the shares of Series B Preferred have voting power equal to 200% of the total voting power of all other Classes or series of outstanding shares. Each Series B Preferred share has a fractional portion of that aggregate vote.  The total voting power for each person is also explained in the footnotes below.

(3)

Mr. Wilson owned as of the date of this Prospectus ~~2,001,689~~2,016,890 shares of Class A common stock; 3,285,449 shares of Class B Common Stock; 790,169 shares of Class C Common Stock, and 2 shares of Series B Preferred Stock, which represent an aggregate of ~~245,642,248~~245,838,285 votes, or approximately 31.67% of the total voting power.

(4)

Mr. Edwards owned as of the date of this Prospectus 252,000 shares of Class A Common Stock; 350,000 shares of Class B Common Stock; 225,200 shares of Class C Common Stock, and 1 share of Series B Preferred Stock, which represent an aggregate of ~~108,295,612~~108,386,030 votes, or approximately 13.96% of the voting power.

(5)

Mr. Winters owned as of the date of this Prospectus 709,800 shares of Class A Common Stock; 1,300,000 shares of Class B Common Stock; 300,000 shares of Class C Common Stock, and 1 share of Series B Preferred Stock, which represent an aggregate of ~~118,627,412~~118,717,830 votes, or approximately 15.29% of the voting power.

(6)

Mr. Kantrowitz owned as of the date of this Prospectus 847,371 shares of Class A Common Stock; 1,499,429 shares of Class B Common Stock; 634,738 shares of Class C Common Stock, and 1 share of Series B Preferred Stock, which represent an aggregate of ~~122,432,963~~122,523,381 votes, or approximately 15.78% of the voting power.

(7)

Mr. ~~Jeff~~ Hail owned as of the date of this Prospectus 541,000 shares of Class A Common Stock; 1,124,211 shares of Class B Common Stock; and ~~412,500~~413,000 shares of Class C Common Stock, which represent an aggregate of ~~13,845,610~~13,848,110 votes, or approximately ~~1.79~~1.78% of the voting power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

The Company had outstanding notes payable due to related parties totaling $~~132,000~~341,820 at December 31, ~~2018~~2019.

In January 2020, five officers and directors of the Company converted $603,448 owed to them as salaries and commissions into ~~4,022,983~~4,023,088 shares of the Company’s Class B Common stock. The conversion price was $0.15 per share, the closing price of the Company’s Class A common stock on January 7, 2020, which was when the individuals agreed with the Company to convert the amounts owing. The Class B common stock converts one share for one share into Class A common stock, so the Class A common stock market price was used as the conversion price.

~~38~~

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of ~~160,000,000~~155,000,000 shares of which 150,000,000 shares shall be common stock, par value $0.0001 per share, and ~~10,000,000~~5,000,000 shares shall be preferred stock, par value of $0.0001 per share.

Common Stock

Pursuant to our amended Certificate of Incorporation, we are authorized to issue three classes of common stock: Class A common stock (125,000,000 shares); Class B common stock (10,000,000 shares); and Class C common stock (15,000,000 shares). The specific rights and preferences are set forth below.

Voting Rights

Holders of our Class A, Class B, and Class C common stock will have identical rights, except that holders of our Class A common stock are entitled to one vote per share; holders of our Class B common stock will be entitled to ten (10) votes per share; and holders of our Class C common stock will be entitled to five (5) votes per share. Holders of shares of Class A, Class B, and Class C common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. We have not provided for cumulative voting for the election of directors in our certificate of incorporation.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A, Class B, and Class C common stock shall be entitled to share equally in any dividends that our board of directors may determine to issue from time to time. In the event a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of Class A common stock shall receive Class A common stock, or rights to acquire Class A common stock, as the case may be; the holders of Class B common stock shall receive Class B common stock, or rights to acquire Class B common stock, as the case may be; and the holders of Class C common stock shall receive Class C common stock, or rights to acquire Class C common stock, as the case may be.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of Class A, Class B, and Class C common stock shall be entitled to share equally all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock.

Conversion

Class A Common

Our Class A common stock is not convertible into any other shares of our capital stock.

Class B Common

Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock shall convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in our Certificate of Incorporation.

Once converted into Class A common stock, the Class B common stock will be classified as authorized and unissued, and may be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

The Amendment also provides that shares of Class B common stock, when converted into Class A common stock, will be deemed to be authorized and unissued shares. The prior version of the Company’s Certificate of Incorporation provided that Class B common stock, when converted into Class A common stock, would be retired and could not be reissued. The Amendment will permit the Company to reissue shares of Class B common stock after their conversion.

~~39~~

Class C Common

Each share of Class C common stock is convertible as follows:

-	Between the date of issuance by the Company to the holder (the “Issuance Date”) and the third anniversary of the Issuance Date, the Class C common stock may not be converted into Class A common stock.

-

Beginning on the third anniversary of the Issuance Date (the “Initial Conversion Date”), the shareholder may convert up to 25% of the Class C shares owned by such holder into shares of Class A common stock.

-	Beginning on the fourth anniversary of the Issuance Date, the shareholder may convert up to an additional 25% of the Class C shares owned by such holder into shares of Class A common stock.

-	Beginning on the fifth anniversary of the Issuance Date, the shareholder may convert up to an additional 25% of the Class C shares owned by such holder into shares of Class A common stock.

-	Beginning on the sixth anniversary of the Issuance Date, the shareholder may convert up to an additional 25% of the Class C shares owned by such holder into shares of Class A common stock.

-	The conversion schedule and limitations above are referred to herein as the “Conversion Schedule.

-

As discussed more fully below, any Transfer (as defined in the Amendment) of Class C Common Stock shall result in the Initial Conversion Date being deemed to be reset, and shall be the third anniversary of such Transfer, and the Conversion Schedule shall be reset and calculated from the reset Initial Conversion Date.

Once converted into Class A common stock, the Class C common stock shall not be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

Restrictions on Transfer

Class A Common

There are no restrictions on the transfer of the Class A common stock, other than restrictions required by federal and state securities laws.

Class B Common

Each share of Class B Common Stock shall automatically, without any further action, convert into one (1) fully paid and non-assessable share of Class A Common Stock upon a Transfer (as defined in the Amendment) of such share, other than a Transfer:

-

from a Class B Stockholder to any other Class B Stockholder who is a natural person to certain Permitted Entities, and from any of the Permitted Entities back to such Class B Stockholder and/or any other Permitted Entity established by or for such Class B Stockholder:

	o	Certain trusts;

	o	An Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or certain pensions, profit sharing, stock bonus or other type of plans or trusts;

o

Certain entities, including a corporation over which such Class B Stockholder has voting control; a partnership over which such Class B Stockholder has voting control; a limited liability company over which such Class B Stockholder has voting control;

-

by a Class B Stockholder that is a partnership, or a nominee for a partnership, or a limited liability company, which partnership or limited liability company beneficially held more than five percent (5%) of the total outstanding shares of Class B Common Stock as of the transfer to certain persons listed in the Amendment;

~~40~~

Additionally, each share of Class B Common Stock held of record by a Class B Stockholder who is a natural person, or by such Class B Stockholder’s Permitted Entities, shall automatically, without any further action, convert into one (1) fully paid and non-assessable share of Class A Common Stock upon the death of such Class B Stockholder.

Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this section shall be retired and may not be reissued.

Class C Common

Upon the Transfer (as defined in the Amendment) of any share of Class C Common Stock other than a Transfer:

-

from a Class C Stockholder to any other Class C Stockholder who is a natural person to certain Permitted Entities, and from any of the Permitted Entities back to such Class C Stockholder and/or any other Permitted Entity established by or for such Class C Stockholder:

	o	Certain trusts;

	o	An Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or certain pensions, profit sharing, stock bonus or other type of plans or trusts;

o

Certain entities, including a corporation over which such Class C Stockholder has voting control; a partnership over which such Class C Stockholder has voting control; a limited liability company over which such Class C Stockholder has voting control;

-

by a Class C Stockholder that is a partnership, or a nominee for a partnership, or a limited liability company, which partnership or limited liability company beneficially held more than five percent (5%) of the total outstanding shares of Class C Common Stock as of the transfer to certain persons listed in the Amendment;

the Initial Conversion Date shall be deemed to be reset, and shall be the third anniversary of such Transfer, and the Conversion Schedule shall be reset and calculated from the reset Initial Conversion Date.

Additionally, each share of Class C Common Stock held of record by a Class C Stockholder who is a natural person, or by such Class C Stockholder’s Permitted Entities, shall automatically, without any further action, convert into one (1) fully paid and non-assessable share of Class A Common Stock upon the death of such Class C Stockholder.

The transfer agent and registrar for our Class A and Class C common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is 212.828.8436.

Preferred Stock

We are authorized by our Certificate of Incorporation to issue one or more series of preferred stock, and our Board of Directors is authorized to determine the rights, preferences, and terms of any such series without being required to seek approval of the shareholders. This is often referred to as having “blank check” preferred stock rights.

As of the date of this Prospectus, we had one series of preferred stock outstanding, our Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

The terms of the Series B Preferred Stock include the following:

-		Number of shares: The Company designated 100 shares of Series B Preferred Stock.

-		The Stated Value of the Series B Preferred Stock is $1.00 per share.

-		No dividends will accrue.

-		Voting Rights

o

If at least one share of Series B Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series B Preferred Stock at any given time, regardless of their number, shall have that number of votes (identical in every other respect to the voting rights of the holders of all classes of Common Stock or series of preferred stock entitled to vote at any regular or special meeting of stockholders) equal to two hundred percent (200%) of the total voting power of all holders of the Company’s common and preferred stock then outstanding, but not including the Series B Preferred Stock.

	o	If more than one share of Series B Preferred Stock is issued and outstanding at any time, then each individual share of Series B Preferred Stock shall have the voting rights equal to:

	◾	Two hundred percent (200%) of the total voting power of all holders of the Company’s common and preferred stock then outstanding, but not including the Series B Preferred Stock

Divided by:

	◾	the number of shares of Series B Preferred Stock issued and outstanding at the time of voting.

-		Liquidation

o

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders of the Series B Preferred Stock are entitled to receive out of the assets of the Company for each share of Series B Preferred Stock then held by the Holder an amount equal to the Stated Value, and all other amounts in respect thereof then due and payable before any distribution or payment shall be made to the holders of any Junior Securities.

-		Conversion: The Series B Preferred Stock shall be convertible into shares of the Company's Class A Common Stock only as follows:

o

In the event that the Holder of Series B Preferred Stock ceases to be a director of the Company, upon such director's resignation or removal from the board by any means, the shares of Series B Preferred Stock held by such resigning or removed director shall convert automatically into that same number of shares of Class A Common Stock (i.e. on a one-for-one share basis).

o

Shares of Series B Preferred Stock converted into Class A Common Stock, canceled, or redeemed, shall be canceled and shall have the status of authorized but unissued shares of undesignated preferred stock.

~~41~~

As of the date of this Prospectus, we had 5 shares of Series B Preferred Stock outstanding, held by the members of our Board of Directors.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our board of directors may deem relevant.

Anti-Takeover Provisions of Our Charter Documents and Delaware Law

Some provisions of our Charter, our Bylaws and Delaware law could make it more difficult to acquire our company by means of a tender offer, a proxy contest, or otherwise.

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, for a proposal to be timely submitted for consideration at an annual meeting, notice must be delivered to our secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed.

Our Charter and Bylaws both provide that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified. Accordingly, the board of directors could prevent any stockholder from filling the new directorships with such stockholder’s own nominee.

Additionally, as noted, our Charter provides our Board with “blank check” preferred stock authority, by which means the Board of Directors may designate a new series of preferred stock, and determine the rights and preferences, including voting rights, without the need to seek approval from our shareholders.

~~42~~

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law which contains anti-takeover provisions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale or another transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

No Cumulative Voting

Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our Charter does not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on our board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as compared to the number of seats the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Stockholder Action by Written Consent

Delaware law generally provides that the affirmative vote of a majority of the shares entitled to vote on such matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our Charter permits our board of directors to amend or repeal most provisions of our Bylaws by majority vote. Generally, our Charter may be amended by holders of a majority of the voting power of the then outstanding shares of our capital stock entitled to vote. The stockholder vote or consent with respect to an amendment of our Charter or Bylaws would be in addition to any separate class vote that might in the future be required under the terms of any series of preferred stock that might be outstanding at the time such a proposed amendment were submitted to stockholders. Delaware law and the provisions of our Bylaws generally permit stockholders owning the requisite percentage of shares of common stock necessary to approve an amendment to our Charter and Bylaws to act by written consent in lieu of a meeting of our stockholders.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws provide indemnification, including advancement of expenses, to the fullest extent permitted under applicable law to any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director or officer of the company, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. In addition, our Charter provides that our directors will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our shareholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors. This provision does not limit or eliminate our rights or the rights of any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, this provision does not limit the directors’ responsibilities under Delaware law or any other laws, such as the federal securities laws. We have obtained insurance that insures our directors and officers against certain losses, and which insures us against our obligations to indemnify the directors and officers. We also have entered into indemnification agreements with our directors and executive officers.

~~43~~

SELLING STOCKHOLDER

This prospectus relates to the possible resale by the selling stockholder, Lincoln Park, of shares of common stock that have been or may be issued to Lincoln Park pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with Lincoln Park on January 16, 2020, concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by Lincoln Park of the shares of our common stock that have been or may be issued to Lincoln Park under the Purchase Agreement.

Lincoln Park, as the selling stockholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have sold or may sell to Lincoln Park under the Purchase Agreement. The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

The following table presents information regarding the selling stockholder and the shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholder~~,~~ and reflects its holdings as of ~~February 10~~July 23, 2020. Neither Lincoln Park nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 13d-3 thereunder.

Selling Stockholder	Shares Beneficially Owned Before this Offering	Percentage of Outstanding Shares Beneficially Owned Before this Offering		Shares to be Sold in this Offering		Percentage of Outstanding Shares Beneficially Owned After this Offering
Lincoln Park Capital Fund, LLC (1)	3,941,752(2)	3.56	%(3)	14,000,000	(4)	*(5)

_____________

* Represents less than 1%

~~(1)~~

(1)Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

~~(2)~~

(2)Represents 2,275,086 Commitment Shares of our common stock issued to Lincoln Park upon our execution of the Purchase Agreement as a fee for its commitment to purchase shares of our common stock under the Purchase

Agreement, together with and 1,666,666 Initial Purchase Shares, all of which shares are covered by the registration statement that includes this prospectus. We have excluded from the number of shares beneficially owned by Lincoln Park prior to the offering all of the additional shares of common stock that Lincoln Park may be required to purchase pursuant to the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of Lincoln Park’s control, including the registration statement of which this prospectus is a part becoming and remaining effective. Furthermore, under the terms of the Purchase Agreement, issuances and sales of shares of our common stock to Lincoln Park are subject to certain limitations on the amounts we may sell to Lincoln Park at any time, including the Beneficial Ownership Cap. See the description under the heading “Lincoln Park Transaction” for more information about the Purchase Agreement.

~~(3)~~

(3)Based on 110,677,860 outstanding shares of our common stock as of ~~February 10~~July 23, 2020, which includes the 2,275,086 Commitment Shares and the and 1,666,666 Initial Purchase Shares we issued to Lincoln Park on January 16, 2020.

~~(4)~~

(4)Although the Purchase Agreement provides that we may sell up to $10,000,000 of our common stock to Lincoln Park, only and, 14,000,000 shares of our common stock are being offered under this prospectus, which represents: (i) 2,275,086 Commitment Shares issued to Lincoln Park upon our execution of the Purchase Agreement as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement; (ii) and 1,666,666 Initial Purchase Shares; and (iii) an aggregate of and 10,058,248 shares of our common stock that may be sold by us to Lincoln Park at our discretion from time to time over a 36-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the registration statement that includes this prospectus. Depending on the price per share at which we sell our common stock to Lincoln Park pursuant to the Purchase Agreement, we may need to sell to Lincoln Park under the Purchase Agreement more shares of our common stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $10,000,000 total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares. The number of shares ultimately offered for resale by Lincoln Park is dependent upon the number of shares we sell to Lincoln Park under the Purchase Agreement.

~~(5)~~

(5)Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholder is under no obligation to sell any shares of common stock at this time.

~~44~~

PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by the selling stockholder, Lincoln Park. The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be affected in one or more of the following methods:

-	ordinary brokers’ transactions;

-	transactions involving cross or block trades;

-	through brokers, dealers, or underwriters who may act solely as agents;

-	“at the market” into an existing market for the common stock;

-	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

-	in privately negotiated transactions; or

-	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Lincoln Park has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Lincoln Park can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between Lincoln Park or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholder, and any other required information.

~~45~~

We will pay the expenses incident to the registration, offering, and sale of the shares to Lincoln Park. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the earlier of (i) termination of the Purchase Agreement or (ii) the date that all shares offered by this prospectus have been sold by Lincoln Park.

Placement Agent Fee

Prior to our entry into the Purchase Agreement, we had engaged Alliance Global Partners (“A.G.P.”) as a placement agent to help us raise capital in connection with a private offering. A.G.P. introduced us to Lincoln Park, for which we agreed to pay A.G.P. a fee of 10% of the amount of the funds received from Lincoln Park. At the time of signing our agreement with A.G.P., we paid an advance of $12,000, which was to be applied to the 10% fee payable. In connection with execution of the Purchase Agreement, we sold the Initial Purchase Shares to Lincoln Park for $250,000, and were obligated to pay a fee of $25,000 to A.G.P., and we paid the remaining $13,000. Going forward, we are required to pay a placement agent fee of 10% to A.G.P. of all amounts received from Lincoln Park.

Our common stock is quoted on the OTCQB under the symbol “ALPP.”

LEGAL MATTERS

The legal validity of the securities offered by this prospectus will be passed upon for us by Kirton McConkie, P.C., Salt Lake City, Utah.

EXPERTS

The audited financial statements for the ~~fiscal~~ years ended December 31, ~~2017,~~2019 and ~~December 31,~~ 2018, and for each of the two years in the period ended December 31, ~~2018~~2019, appearing in this prospectus and the registration statement, have been audited by MaloneBailey, LLC, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

In addition, since our common stock is registered under the Securities Exchange Act of 1934, we are required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act of 1934, as amended. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge on the Investor Relations portion of our website, www.alpine4.com, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, the SEC maintains an internet site that contains the reports, proxy and information statements, and other information we electronically file with or furnish to the SEC, located at http://www.sec.gov.

Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

~~46~~

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Alpine 4 Technologies, Ltd.
Phoenix, Arizona

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Alpine 4 Technologies, Ltd. and its subsidiaries (collectively, the “Company”) as of December 31, 2019 and 2018 ~~and 2017~~, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018 ~~and 2017~~, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2015.

Houston, Texas

~~April 22, 2019~~

~~F -~~June 1, 2020

~~ALPINE 4 TECHNOLOGIES, LTD. AND SUBSIDIARIES~~

~~CONSOLIDATED BALANCE SHEETS~~

ALPINE 4 TECHNOLOGIES, LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	~~December 31,~~		December 31,		December 31,
	~~2018~~		2019		~~2017~~2018

ASSETS

CURRENT ASSETS:
Cash	~~$~~	~~207,205~~	$302,486	$	~~128,512~~207,205
Accounts receivable		~~2,610,354~~	8,731,565		~~1,560,480~~2,610,354
Contract assets			667,724		-
Inventory, net		~~2,175,795~~	2,401,242		~~1,212,546~~2,175,795
Capitalized contract costs		~~64,234~~	-		~~-~~64,234
Prepaid expenses and other current assets		~~222,200~~	269,289		~~154,385~~222,200

Assets of discontinued operations		~~121,296~~	-		~~574,174~~121,296
~~Total current assets~~		~~5,401,084~~Total current assets	12,372,306		~~3,630,097~~5,401,084

Property and equipment, net		~~7,990,556~~	17,157,845		~~5,023,758~~7,990,556
Intangible asset, net		~~677,210~~	2,774,618		~~752,622~~677,210
Right of use assets, net			660,032		-
Goodwill		~~3,193,861~~	2,517,453		~~1,963,761~~3,193,861
Other non-current assets		~~290,238~~	319,344		~~258,238~~290,238
Assets of discontinued operations		~~387,727~~	-		~~4,342,474~~387,727

TOTAL ASSETS	~~$~~	~~17,940,676~~	$35,801,598	$	~~15,970,950~~17,940,676

LIABILITIES~~, REDEEMABLE COMMON STOCK~~ AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	~~$~~	~~3,102,970~~	$5,148,805	$	~~1,367,989~~3,102,970
Accrued expenses		~~1,254,853~~	2,676,651		~~739,645~~1,254,853
Contract liabilities			170,040		-
Deferred revenue		~~25,287~~	-		~~64,918~~25,287
Derivative liabilities		~~1,892,321~~	2,298,609		~~271,588~~1,892,321
Deposits		~~12,509~~	12,509		12,509
Notes payable, current portion		~~3,645,603~~	8,724,171		~~1,814,689~~3,585,603
Notes payable, related parties, current portion		~~132,000~~	341,820		~~43,500~~192,000
Convertible notes payable, current portion, net of discount of $~~942,852~~846,833 and $~~79,630~~942,852		~~2,644,735~~	1,110,118		~~2,302,620~~2,644,735
Financing lease obligation, current portion		~~105,458~~	377,330		~~24,590~~105,458
Operating lease obligation, current portion			266,623		-
Acquisition contingency			500,000		-
Net liabilities of discontinued operations		~~2,752,447~~	-		~~3,344,974~~2,752,447

 ~~Total current liabilities~~	~~15,568,183~~Total current liabilities	21,626,676		~~9,987,022~~15,568,183

Notes payable, net of current portion	~~4,517,441~~	9,850,184		~~-~~4,517,441
Convertible notes payable, net of current portion	~~450,000~~	1,673,688		~~1,660,106~~450,000
Financing lease obligations, net of current portion	~~8,295,176~~	13,696,011		~~6,560,112~~8,295,176
~~Deferred revenue~~Operating lease obligations, net of current portion	~~-~~	403,931		~~43~~-
Deferred tax liability	~~608,304~~	521,250		~~181,703~~608,304

TOTAL LIABILITIES	~~29,439,104~~	$47,771,740	$	~~18,388,986~~29,439,104

~~REDEEMABLE COMMON STOCK~~STOCKHOLDERS' DEFICIT:
~~Class A Common stock,~~Preferred stock, 5,000,000 shares of Preferred Stock at $.0001 par value preferred. As of December 31, 2019 and 2018 we have Series B Preferred at $0.0001 par value~~,~~; 100 shares authorized designated 100 of the 5,000,000 shares as Series B Preferred. 0 and ~~379,403~~0 shares issued and outstanding at December 31, 2019 and 2018 ~~and 2017~~.	~~-~~	-		~~1,439,725~~-

~~STOCKHOLDERS' DEFICIT:~~
~~Preferred~~Class A Common stock, $0.0001 par value, ~~10,000,000~~125,000,000 shares authorized, ~~none~~100,070,161 and 26,567,410 shares issued and outstanding at December 31, 2019 and 2018 ~~and 2017~~		~~-~~		10,007		~~-~~2,657
Class  ~~A~~B Common stock, $0.0001 par value, ~~100,000,000~~10,000,000 shares authorized, ~~26,567,410 and 23,222,087~~5,000,000 and 5,000,000 shares issued and outstanding at December 31, 2019 and 2018 ~~and 2017~~		~~2,575~~		500		~~2,322~~500
Class  ~~B~~C Common stock, $0.0001 par value, ~~5,000,000~~15,000,000 shares authorized, ~~5,000,000 and 1,600,000~~9,955,200 shares issued and outstanding at December 31, ~~2018 and 2017~~2019		~~500~~		996		~~160~~-
Additional paid-in capital		~~17,018,591~~		19,763,883		~~16,573,632~~17,018,509
Accumulated deficit		~~(28,520,094~~	~~)~~	(31,745,528)		(~~20,433,875~~28,520,094)	~~)~~
~~Total stockholders' deficit~~		~~(11,498,428~~Total stockholders' deficit	~~)~~	(11,970,142)		(~~3,857,761~~11,498,428)	~~)~~
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	~~$~~	~~17,940,676~~		$35,801,598	$	~~15,970,950~~17,940,676

The accompanying notes are an integral part of these consolidated financial statements.

~~The accompanying notes are an integral part of these consolidated financial statements.~~

~~F - 2~~

~~ALPINE 4 TECHNOLOGIES, LTD. AND SUBSIDIARIES~~

~~CONSOLIDATED STATEMENTS OF OPERATIONS~~

ALPINE 4 TECHNOLOGIES, LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

				Years Ended December 31,
			~~2018~~	2019		~~2017~~2018

Revenue		~~$~~	~~14,261,794~~	$28,151,524	$	~~8,318,016~~ 14,261,794
Cost of revenue			~~9,440,998~~	22,509,046		~~5,907,421~~ 9,440,998
Gross Profit			~~4,820,796~~	5,642,478		~~2,410,595~~ 4,820,796

Operating expenses:
~~General and administrative expenses~~	General and administrative expenses		~~5,470,148~~	8,122,204		~~2,814,111~~ 5,470,148

~~Total operating expenses~~	Total operating expenses		~~5,470,148~~	8,122,204		~~2,814,111~~ 5,470,148

Loss from operations		~~(649,352~~	~~)~~	(2,479,726)	(~~403,516~~649,352)	~~)~~

Other income (expenses)
~~Interest expense~~	Interest expense	~~(3,121,201~~	~~)~~	(5,237,205)	(~~1,262,493~~3,121,201)	~~)~~
~~Change in value of derivative liability~~	Change in value of derivative liability	~~604,219~~		(252,230)	~~(126,054~~ 604,219	~~)~~
~~Gain on extinguishment of debt~~	Gain on extinguishment of debt	~~6,305~~		-	~~-~~ 6,305
	Bargain purchase gain			2,143,779	-
~~Other income~~	Other income	~~119,737~~		185,314	~~246,895~~ 119,737
~~Total other expenses~~	Total other income (expenses)	~~(2,390,940~~	~~)~~	(3,160,342)	(~~1,141,652~~2,390,940)	~~)~~

Loss before income tax		~~(3,040,292~~	~~)~~	(5,640,068)	(~~1,545,168~~3,040,292)	~~)~~

Income tax (benefit)		~~(43,399~~	~~)~~	(87,054)	(~~258,392~~43,399)	~~)~~

Loss from continuing operations		~~(2,996,893~~	~~)~~	(5,553,014)	(~~1,286,776~~2,996,893)	~~)~~

Discontinued operations:

~~Loss from discontinued operations~~	Loss from operations of discontinued operations		~~(4,911,124~~	~~)~~	(95,179)		(~~1,710,644~~4,911,124)	~~)~~
	Gain on disposition of discontinued operations				2,515,028		-
~~Total discontinued operations~~	Total discontinued operations		~~(4,911,124~~	~~)~~	2,419,849		(~~1,710,644~~4,911,124)	~~)~~

Net loss		~~$~~	~~(7,908,017~~	~~)~~$	(3,133,165)	$	(~~2,997,420~~7,908,017)	~~)~~

Weighted average shares outstanding :
~~Basic~~	Basic and diluted		~~28,447,969~~		75,206,998		~~23,858,031~~ 28,447,969
~~Diluted~~			~~28,447,969~~				~~23,858,031~~

Basic and  ~~Diluted Loss per shares~~diluted income (loss) per share
~~Continuing operations~~	Continuing operations	~~$~~	~~(0.11~~	~~)~~$	(0.07)	$	(~~0.06~~0.11)	~~)~~
~~Discontinued operations~~	Discontinued operations		~~(0.17~~	~~)~~	0.03	~~$~~	(~~0.07~~0.17)	~~)~~
		~~$~~	~~(0.28~~	~~)~~$	(0.04)	$	(~~0.13~~0.28)	~~)~~

The accompanying notes are an integral part of these consolidated financial statements.

~~The accompanying notes are an integral part of these consolidated financial statements.~~

~~F - 3~~

~~ALPINE 4 TECHNOLOGIES, LTD. AND SUBSIDIARIES~~

~~CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT~~

ALPINE 4 TECHNOLOGIES, LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

											Additional					Total
	Class A Common Stock				Class B Common Stock		Class C Common Stock				Paid-in		Accumulated			Stockholders'
	Shares		Amount	~~Amount~~Shares		~~Shares~~Amount	Shares	Amount			Capital		Deficit			Deficit
Balance, December 31,  ~~2016~~2017	23,222,087	~~21,474,481~~$	2,322	~~$~~1,600,000	~~2,148~~$	~~1,600,000~~ 160	-	~~$~~	~~160~~ -	$	~~16,228,106~~16,573,632	$	(~~17,436,455~~20,433,875)	~~)~~	$	(~~1,206,041~~3,857,761)	~~)~~

Adoption of ASC 606	-		-	-		-	-	-		-		(178,202)			(178,202)
Issuance of shares  ~~of common stock for cash~~for discount/inducement on convertible note payable	1,849,999	~~132,209~~	186	-	~~13~~	-	-		-		~~39,987~~65,828		-			~~40,000~~66,014
Issuance of shares of common stock  ~~to consultants~~ for ~~services~~modification of debt	100,000	~~578,640~~	10	-	~~57~~	-	-		-		~~62,027~~14,990		-			~~62,084~~15,000

Issuance of shares of common stock for convertible note payable and accrued interest	1,015,921	~~886,757~~	101	-	~~89~~	-	-	-	~~99,484~~54,086		-		~~99,573~~54,187
~~Issuance shares for discount on convertible note payable~~Reclassification of shares from mezzanine	379,403	~~150,000~~	38	-	~~15~~	-	-	-	~~16,485~~(38)		-		~~16,500~~-
~~Reclassification of derivative liability~~Change in fair value of warrant modification	-		-	-		-	-	-	~~(252,633~~4,310	~~)~~	-		~~(252,633~~4,310	~~)~~
Shares issued for employee compensation	-		-	3,400,000		340	-	-	176,460		-		176,800
Derivative liability resolution	-		-				-	-	~~222,099~~58,018		-		~~222,099~~58,018
~~Issuance of warrants for acquisition of VWES~~Share-based compensation expense	-		-				-	-	~~40,941~~71,223		-		~~40,941~~71,223
~~Share-based compensation expense~~									~~87,136~~				~~87,136~~
~~Beneficial conversation feature associated with convertible notes~~Net loss	-		-				-	-	~~30,000~~-		(7,908,017)		~~30,000~~(7,908,017)
~~Net loss~~											~~(2,997,420~~	~~)~~	~~(2,997,420~~	~~)~~

Balance, December 31, ~~2017~~2018	26,567,410	~~23,222,087~~$	2,657	5,000,000	~~2,322~~$	~~1,600,000~~ 500	-	$	~~160~~ -	$	~~16,573,632~~17,018,509		$	(~~20,433,875~~28,520,094)	~~)~~	$	(~~3,857,761~~11,498,428)	~~)~~

~~Adoption of ASC 606~~														~~(178,202~~	~~)~~		~~(178,202~~	~~)~~
Issuance of shares ~~for discount/inducement on~~of common stock for convertible note payable and accrued interest	68,602,751	~~1,849,999~~	6,860	-	~~104~~	-	-		-		~~65,910~~516,976			-			~~66,014~~523,836
Issuance of shares of common stock for  ~~modification of~~ debt settlement	2,000,000	~~100,000~~	200	-	~~10~~	-	-		-		~~14,990~~470,200			-			~~15,000~~470,400
Issuance of shares of common stock for  ~~convertible note payable and accrued~~penalty interest	2,700,000	~~1,015,921~~	270	-	~~101~~	-	30,000		3		~~54,086~~680,352			-			~~54,187~~680,625
~~Reclassification~~Issuance of shares ~~from mezzanine~~of common stock for dividend	-	~~379,403~~	-	-	~~38~~	-	7,097,594		710		~~(38~~91,559	~~)~~		(92,269)			-
~~Change in fair value of warrant modification~~Conversion of Class B common stock to Class A common stock	200,000		20	(200,000)		(20)	-		-		~~4,310~~-			-			~~4,310~~-
~~Shares issued for employee compensation~~Issuance of shares of common stock for services	-		-	200,000		~~3,400,000~~ 20	2,827,606		~~340~~ 283		~~176,460~~43,171			-			~~176,800~~43,474

Derivative liability resolution	-		-	-		-	-		-		~~58,018~~864,679		-			~~58,018~~864,679
Share-based compensation expense	-		-	-		-	-		-		~~71,223~~78,437		-			~~71,223~~78,437
Net loss	-		-	-		-	-		-		-		(~~7,908,017~~3,133,165)	~~)~~		(~~7,908,017~~3,133,165)	~~)~~

Balance, December 31,  ~~2018~~2019	100,070,161	~~26,567,410~~$	10,007	~~$~~5,000,000	~~2,575~~$	~~5,000,000~~ 500	9,955,200	$	~~500~~ 996	$	~~17,018,591~~19,763,883	$	(~~28,520,094~~31,745,528)	~~)~~	$	(~~11,498,428~~11,970,142)	~~)~~

The accompanying notes are an integral part of these consolidated financial statements.

~~The accompanying notes are an integral part of these consolidated financial statements.~~

~~F - 4~~

~~ALPINE 4 TECHNOLOGIES, LTD. AND SUBSIDIARIES~~

~~CONSOLIDATED STATEMENTS OF CASH FLOWS~~

ALPINE 4 TECHNOLOGIES, LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31,
		~~2018~~2019			~~2017~~2018

OPERATING ACTIVITIES:
Net loss	$	(~~7,908,017~~3,133,165)	~~)~~	$	(~~2,997,420~~7,908,017)	~~)~~
Adjustments to reconcile net loss to
~~Adjustments to reconcile net loss to~~  net cash used in operating activities:
Depreciation		~~871,847~~ 1,022,925			~~671,423~~ 871,847
Amortization		~~75,412~~ 232,592			~~92,080~~ 75,412

(Gain) loss on extinguishment of debt	~~(136,300~~ 68,526 ~~)~~	(136,300)
~~Loss~~(Gain) loss on disposal of ~~fixed assets~~property and equipment	~~536,772~~ 177,574	~~18,841~~ 536,772
Change in value of derivative liabilities	~~(604,219~~ 252,230 ~~)~~	~~126,054~~ (604,219)
Stock issued for services	43,474	176,800
Stock issued for penalties	1,151,025	-
Employee stock compensation	~~71,223~~ 78,437	~~87,136~~ 71,223
~~Stock issued for services~~	~~176,800~~	~~62,084~~
Amortization of debt issuance	~~213,354~~ -	~~50,500~~ 213,354
Amortization of debt discounts	~~1,428,954~~ 1,144,756	~~89,292~~ 1,428,954
Impairment of assets	~~1,764,382~~ -	~~-~~ 1,764,382

Gain on disposal of discontinued operations		(2,515,028)	-
Issuance of convertible debentures for penalty interest		492,890	-
Noncash lease expense		231,381	-
Bargain purchase gain		(2,143,779)	-
Change in current assets and liabilities:
~~Accounts receivable~~	Accounts receivable	~~398,371~~ (1,174,600)	~~(506,436~~ 398,371	~~)~~
~~Inventory~~	Inventory	~~(348,194~~ 964,706 ~~)~~	(~~282,432~~348,194)	~~)~~
	Contract assets	(107,080)	-
~~Capitalized contracts costs~~	Capitalized contracts costs	~~37,300~~ 64,234	37,300
~~Prepaid expenses and other assets~~	Prepaid expenses and other assets	~~159,927~~ (392,466)	~~(120,379~~ 159,927	~~)~~
~~Accounts payable~~	Accounts payable	~~1,441,304~~ 595,134	~~546,825~~ 1,441,304

~~Accrued expenses~~	Accrued expenses	~~929,323~~ 1,413,859		~~723,733~~ 929,323
~~Income tax payable~~	Contract liabilities	(77,019)		~~(20,123~~ -	~~)~~
	Operating lease liability	(220,859)		-
~~Deferred tax~~	Deferred tax	(~~43,399~~87,054)	~~)~~	(~~105,450~~43,399)	~~)~~
~~Deferred revenue~~	Deferred revenue	(~~319,410~~25,287)	~~)~~	~~52,425~~ (319,410)
Net cash used in operating activities		(~~1,254,570~~1,942,594)	~~)~~	(~~1,511,847~~1,254,570)	~~)~~

INVESTING ACTIVITIES:
Capital expenditures		(~~271,516~~71,175)	~~)~~	(~~192,805~~271,516)	~~)~~
Proceeds from insurance claim on automobiles and trucks		-		~~237,732~~ 318,879

~~Proceeds from the sale of fixed assets~~	~~318,879~~		~~-~~
~~Acquisition~~Cash paid for acquisitions, net of cash acquired	(~~1,976,750~~2,926,658)	~~)~~	(~~1,937,616~~1,976,750)	~~)~~
Net cash used in investing activities	(~~1,929,387~~2,997,833)	~~)~~	(~~1,892,689~~1,929,387)	~~)~~

FINANCING ACTIVITIES:
Proceeds from issuances of notes payable, related party	~~145,000~~ 282,320		~~105,500~~ 145,000
Proceeds from issuances of notes payable, non-related party	~~924,750~~ 1,548,989		~~1,952,390~~ 924,750
Proceeds from issuances of convertible notes payable	~~2,355,950~~ 873,000		~~785,500~~ 2,355,950

Proceeds from  ~~sale of common stock~~financing lease	~~-~~ 12,267,000		~~40,000~~ 1,900,000
~~Proceeds from sale leaseback transaction~~	~~1,900,000~~		~~-~~
Repayments of notes payable, related party	(~~56,500~~132,500)	~~)~~	(~~223,500~~56,500)	~~)~~
Repayments of notes payable, non-related party	(~~741,079~~9,642,837)	~~)~~	(~~247,084~~741,079)	~~)~~
Repayments of convertible notes payable	(~~1,417,133~~1,473,180)	~~)~~	(~~219,721~~1,417,133)	~~)~~
Proceeds from line of credit, net	~~327,325~~ 1,311,663		~~709,201~~ 327,325
Cash paid on financing lease obligations	(~~175,663~~206,058)	~~)~~	(~~1,691~~175,663)	~~)~~

Net cash provided by financing activities		~~3,262,650~~ 4,828,397		~~2,900,595~~ 3,262,650

NET INCREASE (DECREASE) IN CASH AND RESTRICTED CASH		~~78,693~~ (112,030)		~~(503,941~~ 78,693	~~)~~

CASH AND RESTRICTED CASH, BEGINNING BALANCE		~~335,823~~ 414,516		~~839,764~~ 335,823

CASH AND RESTRICTED CASH, ENDING BALANCE	$	~~414,516~~ 302,486	$	~~335,823~~ 414,516

CASH PAID FOR:
Interest	$	~~1,162,149~~ 1,982,469	$	~~1,219,080~~ 1,162,149
Income taxes		$-	$	~~2,167~~ -

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Common stock issued for convertible note  ~~payable~~discount and accrued interest	$	~~54,187~~ 523,836	$	~~99,573~~ 66,104
~~Common stock issued for~~Issuance of convertible ~~note discount~~payable for acquisition	$	~~11,917~~ -	$	~~16,500~~ 450,000
~~Issuance of convertible note for acquisition~~	~~$~~	~~450,000~~	~~$~~	~~1,500,000~~
Issuance of note payable for acquisition	$	~~1,950,000~~ 5,846,343	$	~~300,000~~ 1,950,000
~~Issuance of warrants for acquisition~~	~~$~~	~~-~~	~~$~~	~~40,941~~
~~Issuance of redeemable common stock for acquisition~~	~~$~~	~~-~~	~~$~~	~~1,439,725~~
~~Debt discount from convertible note payable~~	~~$~~	~~-~~	~~$~~	~~30,000~~
Debt discount due to derivative liabilities	$	~~2,282,970~~ 1,018,737	$	~~115,000~~ 2,282,970
~~Reclassification of warrants embedded conversion option as derivative liability~~	~~$~~	~~-~~	~~$~~	~~252,633~~

Notes payable and redeemable common stock restructuring	$	~~3,197,538~~ -	$ ~~-~~ 3,197,538
~~Capital leases~~Release of derivative liability	$	~~247,000~~ 864,679	$ ~~-~~ 58,018
Capital leases		$-	$247,000
ROU asset and operating lease obligation recognized upon adoption of Topic 842		$891,413	$-
Goodwill adjustment to intangible asset for APF acquisition		$790,000	$-
Class C common stock issued for dividend		$92,269	$-
Proceeds from sale of assets offset directly against debt	$	~~1,141,588~~-	$ ~~-~~ 1,141,588
~~Release of derivative liability~~Financed equipment purchase	$	~~58,018~~ 26,999	$-

The accompanying notes are an integral part of these consolidated financial statements.

~~The accompanying notes are an integral part of these consolidated financial statements.~~

~~F - 5~~

~~ALPINE 4 TECHNOLOGIES, LTD.~~

~~NOTES TO CONSOLIDATED FINANCIAL STATEMENTS~~

~~For the Years Ended December 31, 2018 and 2017~~

Note 1 – Organization and Basis of Presentation

The Company was incorporated under the laws of the State of Delaware on April 22, 2014.  The Company was formed to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock, or other business combination with a domestic or foreign business.  Effective January 1, 2019, the Company purchased Morris Sheet Metal Corp., an Indiana corporation, JTD Spiral, Inc. a wholly owned subsidiary of MSM, an Indiana corporation, Morris Enterprises LLC, an Indiana limited liability company and Morris Transportation LLC, an Indiana limited liability company (collectively “Morris”) (see Note 9).  Effective November 6, 2019, the Company purchased Deluxe Sheet Metal, Inc., an Indiana corporation, DSM Holding, LLC, an Indiana limited liability company, and Lonewolf Enterprises, LLC, an Indiana limited liability company (collectively “Deluxe”) (see Note 9).  The Company is a technology holding company owning ~~four~~six companies (ALTIA, LLC; Quality Circuit Assembly, Inc. ("QCA"); Venture West Energy Services (“VWES”) (formerly Horizon Well Testing, LLC~~); and~~, currently filed for Chapter 7 bankruptcy); American Precision Fabricators, Inc., an Arkansas corporation (“APF”)~~.   On April 5, 2018, the Company acquired 100% of the outstanding shares of APF (see Note 9).~~, Morris and Deluxe.

Basis of presentation

The accompanying financial statements present the balance sheets, statements of operations, stockholders' deficit and cash flows of the Company. The financial statements have been prepared in accordance with U.S. GAAP.

Note 2 - Summary of Significant Accounting Policies

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries as of December 31, 2019 and 2018 ~~and 2017~~.  Significant intercompany balances and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities.  These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances.  Actual results could differ from those estimates.

Reclassification

Certain prior year amounts have been reclassified to conform to the current period presentation.  These reclassifications had no impact on net earnings and financial position.

Advertising

Advertising costs are expensed when incurred.  All advertising takes place at the time of expense.  We have no long-term contracts for advertising.  Advertising expense for all periods presented were not significant.

Cash

Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days.   As of December 31, 2019 and 2018 ~~and 2017~~, the Company had no cash equivalents.

The following table provides a reconciliation of cash and restricted cash reported within the accompanying consolidated balance sheets that sum to the total of the same such amounts shown in the consolidated statements of cash flows.

	December 31,	~~December 31,~~	December 31,
	~~2018~~2019	~~2017~~	2018
Cash	$302,486	$207,205	~~$~~	~~128,512~~
Restricted cash included in other non-current assets	-	207,311		~~207,311~~
Total cash and restricted cash shown in  ~~consolidated statements~~statement of cash flows	$302,486	$414,516	~~$~~	~~335,823~~

~~F - 6~~

Major Customers

The Company had one customer that made up 7%, respectively, of accounts receivable as of December 31, 2019.  The Company had two customers that made up 29% and 27%, respectively, of accounts receivable as of December 31, 2018. ~~The Company had two customers that made up 41% and 13%, respectively, of accounts receivable as of December 31, 2017.~~

For the years ended December 31, 2019, the Company had one customer that made up 13% of total revenues.  For the years ended December 31, 2018, the Company had two customer that made up 29% and 13% of total revenues.  ~~For the years ended December 31, 2017, the Company had one customer that made up approximately 36% of total revenues.~~

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.  As of December 31, 2019 and 2018 ~~and 2017~~, allowance for bad debt was $~~0~~18,710 and $0, respectively.

Inventory

Inventory for all subsidiaries, except Deluxe, is valued at ~~the lower of the inventory's cost (~~weighted average and first-in; first-out basis~~) or net realizable value~~ for Deluxe. Management compares the cost of inventory with its net realizable value and an allowance is made to write down inventory to net realizable value, if lower.  Inventory is segregated into ~~four~~three areas, raw materials, ~~WIP,~~work-in-process and finished goods~~, and In-Transit.  Below is a breakdown of how much inventory was in each area as of~~.  Inventory, net at December 31, 2019 and 2018 ~~and 2017~~consists of:

	December 31,	December 31,
	2019	2018	~~2017~~
Raw materials	$1,791,733	$676,621	~~$~~	~~577,259~~
~~WIP~~Work in process	576,196	-		~~440,586~~
Finished goods	59,972	1,499,174		~~161,310~~
Total inventory	2,427,901	2,175,795
~~In Transit~~Reserve for inventory	(26,659)	-		~~33,391~~
Inventory, net	$2,401,242	$2,175,795	~~$~~	~~1,212,546~~

Property and Equipment

Property and equipment are carried at cost less depreciation. Depreciation and amortization are provided principally on the straight-line method over the estimated useful lives of the assets, which range from ten years to 39 years as follows:

Automobiles & Trucks	10 to 20 years
Buildings	39 years
Leasehold Improvements	15 years or time remaining on lease (whichever is shorter)
Equipment	10 years

Maintenance and repair costs are charged against income as incurred.  Significant improvements or betterments are capitalized and depreciated over the estimated life of the asset.

Property and equipment consisted of the following as of December 31, 2019 and 2018 ~~and 2017~~:

		December 31,		December 31,
		~~2018~~2019		~~2017~~2018
Automobiles and trucks		$155,179	$	~~-~~155,179
Machinery and equipment		~~2,548,855~~4,206,058		~~1,276,779~~2,548,855
Office furniture and fixtures		~~109,619~~114,867		~~7,056~~109,619
Building and improvement		~~5,795,000~~14,167,000		~~3,895,000~~5,795,000
Leasehold improvements		~~261,608~~12,816		261,608
Total Property and equipment		18,655,920		8,870,261
Less: Accumulated depreciation		(~~879,705~~1,498,075) ~~)~~		(~~416,685~~879,705)	~~)~~
Property and equipment, net	$	~~7,990,556~~17,157,845	$	~~5,023,758~~7,990,556

During the year ended December 31, 2019, the Company terminated its lease agreement for the building it leased in San Diego, California which removed $3,895,000 and $294,525 from building and leasehold improvements, respectively.  The lease of the San Diego building was accounted for as a capital lease.  As a result of the termination of this lease, the Company recognized a loss on disposal of property and equipment of $177,574. In addition, as part of the termination, the Company issued the landlord a note payable in the amount of $2,740,000 (see Note 5).

~~F - 7~~

Purchased Intangibles and Other Long-Lived Assets

The Company amortizes intangible assets with finite lives over their estimated useful lives, which range between five and fifteen years as follows:

Customer List	10-15 years
Non-compete agreements	15 years
Software development	5 years

Intangible assets consisted of the following as of December 31, 2019 and 2018 ~~and 2017~~:

		December 31,		December 31,
		~~2018~~2019		~~2017~~2018
Software		$278,474		$278,474
~~Noncompete~~Non-compete		100,000		100,000
Customer lists		~~531,187~~2,861,187		531,187
Total Intangible assets		3,239,661		909,661
Less: Accumulated amortization		(~~232,451~~465,043) ~~)~~		(~~157,039~~232,451)	~~)~~
Intangibles, net	$	~~677,210~~2,774,618	$	~~752,622~~677,210

Expected amortization expense of intangible assets over the next 5 years and thereafter is as follows.:

~~Year~~Years Ending December 31,
~~2019~~		~~79,960~~
2020	$	~~79,960~~286,627
2021		~~79,960~~286,627
2022		~~46,361~~286,627
2023		~~46,361~~253,028
2024	253,028

Thereafter	~~344,608~~1,408,681
Total	$2,774,618
~~Total~~	~~677,210~~

Other Long-Term Assets

Other long-term assets consisted of the following as of December 31, 2019 and 2018 ~~and 2017~~:

		December 31,		December 31,
		~~2018~~2019		~~2017~~2018
Restricted Cash	$	~~207,311~~-		$207,311
Deposits		~~50,927~~285,927		50,927
Other		~~32,000~~33,417		~~-~~32,000
	$	~~290,238~~319,344	$	~~258,238~~290,238

Restricted cash consists of deposit account collateralizing letters of credit in favor of the counterparty in our lease financing obligation.  Changes in restricted cash are reflected as financing activities because the cash is being used in conjunction with financing activities.  In connection with the termination of the San Diego building in 2019, the deposit account collateralizing the letter of credit was no longer required.  The $207,311 cash deposit was paid to the lessor.

Impairment of Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 360, Accounting for the Impairment of Long-Lived Assets.  This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset.  During all periods presented, there have been no impairment losses, except to the impairment loss of $1,596,537 for the year ended December 31, 2018 related to the discontinued operation.

Goodwill

In financial reporting, goodwill is not amortized, but is tested for impairment annually or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  Events that result in an impairment review include significant changes in the business climate, declines in our operating results, or an expectation that the carrying amount may not be recoverable.  We assess potential impairment by considering present economic conditions as well as future expectations.  All assessments of goodwill impairment are conducted at the individual reporting unit level.  As of December 31, 2019 and 2018 ~~and 2017~~, the reporting units with goodwill were QCA ~~and~~, APF and Morris.

~~F - 8~~

The Company used qualitative factors according to ASC 350-20-35-3 to determine whether it is more likely than not that the fair value of goodwill is less than its carrying amount.  Based on the qualitative criteria the company believes there not to be any triggers for potential impairment of goodwill and therefore the Company has recorded no impairment of goodwill ~~in any period presented, except to the impairment of goodwill of $167,845 for the year ended December 31, 2018 related to the discontinued operation~~for the periods presented.

Fair Value Measurement

The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, convertible notes, notes and line of credit.  The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.  For additional information, please see Note ~~11~~12 – Derivative Liabilities and Fair Value Measurements.

Redeemable Common Stock

~~As discussed in Note 9 below,~~ 379,403 shares of the Company's Class A common stock that were issued as consideration for the VWES acquisition contain a redemption feature which allows for the redemption of common stock at the option of the holder. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity.   Accordingly, at December 31, 2017, 379,403 shares of Class A common stock were classified outside of permanent equity at its redemption value.  During the year ended December 31, 2018, the shares were redeemed and classified as permanent equity.

Revenue Recognition

On January 1, 2018, the Company adopted ASC Topic 606, Revenue from Contracts with Customers using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018.  Results for reporting periods beginning after January 1, 2018 are presented under ASC Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with the historic accounting under ASC Topic 605.

The Company recorded a net increase to its opening accumulated deficit of $178,202 as of January 1, 2018 due to the cumulative impact of adopting ASC Topic 606, with the impact related to recognition of revenue and costs relating to the sales of the 6th Sense Auto service.  Under the new revenue standard, sales of the Company’s 6th Sense Auto service, which includes a hardware and a monthly subscription component, are required to be treated as a single performance obligation and recognized over time.  As a result, the deferred revenue increased by $279,736 and capitalized contract costs increased by $101,534.  The impact to the consolidated statement of operations for the year ended December 31, 2018 was a net increase of $279,736 to revenue and a net increase of $101,534 to cost of revenue as a result of applying ASC Topic 606.

The following is a summary of the revenue recognition policy for each of the Company’s subsidiaries.

~~Revenues~~Revenue is recognized under ~~ASC~~ Topic 606 ~~are recognized when the promised goods or~~in a manner that reasonably reflects the delivery of its services ~~are transferred~~and products to customers~~,~~ in ~~an amount that reflects the~~return for expected consideration ~~to which the Company expects to be entitled to in exchange for those goods or services.~~and includes the following elements:

1.executed contracts with the Company’s customers that it believes are legally enforceable;

2.identification of performance obligations in the respective contract;

3.determination of the transaction price for each performance obligation in the respective contract;

4.allocation the transaction price to each performance obligation; and

5.recognition of revenue only when the Company satisfies each performance obligation.

The following is a summary of the revenue recognition policy for each of the Company’s subsidiaries.

ALTIA

Revenues recorded by ALTIA relate primarily to the Company’s 6th Sense Auto service.  The Company accounts for its revenue by deferring the total contract amount and recognizing the amounts over the monthly subscription period, ranging from 12 to 36 months.

QCA

QCA is a contract manufacturer and recognizes revenue when the products have been built and control has been transferred to the customer.  If a deposit for product or service is received prior to completion, the payment is recorded to deferred revenue until such point the product or services meets our revenue recognition policy.  Management assesses the materiality and likelihood of warranty work and returns, and records reserves as needed.  For all periods presented, management determined that the warranty and returns would be immaterial.

APF

APF is a contract manufacturer and recognizes revenue when the products have been built and control has been transferred to the customer.  If a deposit for product or service is received prior to completion, the payment is recorded to deferred revenue until such point the product or services meets our revenue recognition policy.  Management assesses the materiality and likelihood of warranty work and returns, and records reserves as needed.  For all periods presented, management determined that the warranty and returns would be immaterial.

~~F - 9~~

Morris and Deluxe

For our construction contracts, revenue is generally recognized over time as our performance creates or enhances an asset that the customer controls as it is created or enhanced. Our fixed price construction projects generally use a cost-to-cost input method to measure our progress towards complete satisfaction of the performance obligation as we believe it best depicts the transfer of control to the customer which occurs as we incur costs on our contracts. Under the cost-to-cost measure of progress, the extent of progress towards completion is measured based on the ratio of costs incurred to date to the total estimated costs at completion of the performance obligation.  For certain of our revenue streams, that are performed under time and materials contracts, our progress towards complete satisfaction of such performance obligations is measured using an output method as the customer receives and consumes the benefits of our performance completed to date.  Due to uncertainties inherent in the estimation process, it is possible that estimates of costs to complete a performance obligation will be revised in the near-term. For those performance obligations for which revenue is recognized using a cost-to-cost input method, changes in total estimated costs, and related progress towards complete satisfaction of the performance obligation, are recognized on a cumulative catch-up basis in the period in which the revisions to the estimates are made. When the current estimate of total costs for a performance obligation indicate a loss, a provision for the entire estimated loss on the unsatisfied performance obligation is made in the period in which the loss becomes evident.

Contract Assets and Contract Liabilities

The timing of revenue recognition may differ from the timing of invoicing to customers. Contract assets include unbilled amounts from our construction projects when revenues recognized under the cost-to-cost measure of progress exceed the amounts invoiced to our customers, as the amounts cannot be billed under the terms of our contracts. Such amounts are recoverable from our customers based upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of a contract. In addition, many of our time and materials arrangements, are billed pursuant to contract terms that are standard within the industry, resulting in contract assets being recorded, as revenue is recognized in advance of billings.  Our contract assets do not include capitalized costs to obtain and fulfill a contract. Contract assets are generally classified as current within the consolidated balance sheets.

Contract liabilities from our construction contracts arise when amounts invoiced to our customers exceed revenues recognized under the cost-to-cost measure of progress. Contract liabilities additionally include advanced payments from our customers on certain contracts. Contract liabilities decrease as we recognize revenue from the satisfaction of the related performance obligation.

Contract Retentions

As of December 31, 2019 and 2018, accounts receivable included retainage billed under terms of our contracts. These retainage amounts represent amounts which have been contractually invoiced to customers where payments have been partially withheld pending the achievement of certain milestones, satisfaction of other contractual conditions or completion of the project.

Earnings (loss) per share

Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if potentially dilutive securities had been issued. The only potentially dilutive securities outstanding during the periods presented were the convertible debentures, but they are anti-dilutive due to the net loss incurred.

Stock-based compensation

The Company accounts for equity instruments issued in exchange for the receipt of goods or services ~~from other than employees~~ in accordance with ASC 718-10, Compensation – Stock Compensation~~, and the conclusions reached by ASC 505-50, Equity – Equity-Based Payments to Non-Employees~~. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. ~~The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment is reached or completion of performance by the provider of goods or services as defined by ASC 505-50.~~

Income taxes

The Company records income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carry forwards. Accounting standards regarding income taxes requires a reduction of the carrying amounts of deferred tax assets by a valuation allowance, if based on the available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed at each reporting period based on a more-likely-than-not realization threshold. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry forward periods, the Company's experience with operating loss and tax credit carry forwards not expiring unused, and tax planning alternatives.

The Company recorded valuation allowances on the net deferred tax assets.  Management will reassess the realization of deferred tax assets based on the accounting standards for income taxes each reporting period. To the extent that the financial results of operations improve, and it becomes more likely than not that the deferred tax assets are realizable, the Company will be able to reduce the valuation allowance.

Significant judgment is required in evaluating the Company's tax positions and determining its provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting standards regarding uncertainty in income taxes provides a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely, based solely on the technical merits, of being sustained on examinations. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments, and which may not accurately anticipate actual outcomes.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 Derivatives and Hedging to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings.  If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 Debt with Conversion and Other Options for consideration of any beneficial conversion features.

~~F - 10~~

Related Party Disclosure

ASC 850, Related Party Disclosures, requires companies to include in their financial statements disclosures of material related party transactions. The Company discloses all material related party transactions. Related parties are defined to include any principal owner, director or executive officer of the Company and any immediate family members of a principal owner, director or executive officer.

Recent Accounting Pronouncements

In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350)—Simplifying the Test for Goodwill Impairment. ASU 2017-04 simplifies the accounting for goodwill impairments by eliminating the requirement to compare the implied fair value of goodwill with its carrying amount as part of step two of the goodwill impairment test referenced in ASC 350, Intangibles - Goodwill and Other. As a result, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value. However, the impairment loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. ASU 2017-04 is effective for annual reporting periods beginning after December 15, 2019, including any interim impairment tests within those annual periods, with early application permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not expect the adoption of this ASU to have a material impact on the Company’s consolidated financial statements and related disclosures.

In June 2018, the FASB issued ASU 2018-07, Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services and aligns most of the guidance on such payments to nonemployees with the requirements for share-based payments granted to employees. ASU 2018-07 is effective on January 1, 2019. The adoption of this ASU did not have any impact on the Company’s financial statements and disclosures.

In February 2016, the FASB issued ASU ~~No.~~ 2016-02,  Leases (Topic 842). ~~The guidance in ASU No. 2016-02 supersedes the lease recognition requirements in ASC Topic 840, Leases (FAS 13).~~ ASU 2016-02 requires ~~an entity~~lessees to recognize lease assets and lease liabilities ~~arising from a lease for both financing and operating leases, along with additional qualitative and quantitative~~on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. ~~The Company does not expect the adoption of this ASU to have a material impact on its financial statements.~~  ASU 2016-02 and additional ASUs are now codified as ASC 842, Leases. ASC 842 supersedes the lease accounting guidance in ASC 840 Leases, and requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements.  The Company adopted ASC 842 on January 1, 2019 and used the modified retrospective transition approach and did not restate its comparative periods.  The Company elected to utilize the “package” of three expedients, as defined in ASC 842, which retain the lease classification and initial direct costs for any leases that existed prior to adoption of the standard. As of the date of implementation on January 1, 2019, the impact of the adoption of ASC 842 resulted in the recognition of a right of use asset and lease payable obligation on the Company’s consolidated balance sheets of $891,413.  As the right of use asset and the lease payable obligation were the same upon adoption of ASC 842, there was no cumulative effect impact on the Company’s accumulated deficit.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes which amends ASC 740 Income Taxes (ASC 740). This update is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. This update is effective for fiscal years beginning after December 15, 2021.  The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted.  The Company is currently evaluating the effect of this ASU on the Company’s consolidated financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

Note 3 – Going Concern

The accompanying financial statements have been prepared on a going concern basis. The working capital of the Company is currently negative and causes doubt of the ability for the Company to continue. The Company requires capital for its operational and marketing activities.  The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's plan of operations, and its ultimate transition to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

In order to mitigate the risk related with the going concern uncertainty, the Company has a three-fold plan to resolve these risks.  First, the acquisitions of QCA, ~~and~~ APF, Morris and Deluxe have allowed for an increased level of cash flow to the Company.  Second, the Company is considering other potential acquisition targets that, like QCA, Morris and Deluxe should increase income and cash flow to the Company.  Third, the Company plans to issue additional shares of common stock for cash and services during the next 12 months and has engaged professional service firms to provide advisory services in connection with that capital raise.

Note 4 – Leases

The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When available, the Company uses the rate implicit in the lease to discount lease payments to present value; however, most of the Company’s leases do not provide a readily determinable implicit rate. Therefore, the Company must discount lease payments based on an estimate of its incremental borrowing rate.

As of December 31, ~~2018~~2019, the future minimum ~~capital lease and financing transaction~~finance and operating lease payments~~, net of amortization of debt issuance costs, were~~ are as follows:

	Finance		Operating
Year  ~~Ending~~Ended December 31,	Leases		Leases
~~2019~~2020	$1,501,852	$	~~817,181~~349,392
~~2020~~2021	1,529,431		~~836,022~~359,212
~~2021~~2022	1,559,416		~~849,645~~69,750
~~2022~~2023	1,577,117		~~865,351~~23,400
~~2023~~2024	1,574,221		~~875,428~~-
Thereafter	16,820,594		~~8,763,471~~-
Total	24,562,631		~~13,007,098~~801,754

Less:  ~~Current capital leases and financing transaction~~imputed interest	(10,489,290)		(~~105,458~~131,200)	~~)~~
Less: ~~imputed interest~~current lease obligation	(377,330)		(~~4,606,464~~266,623)	~~)~~
Non-current ~~capital~~ leases ~~and financing transaction~~obligations	$13,696,011	$	~~8,295,176~~403,931

Finance Leases

In 2016, the Company sold a building and used the money to purchase QCA.  Because this is a financing transaction, the sale is recorded under "financing lease obligation" on the accompanying consolidated balance sheet and amortized over the 15-year term of the lease.  The term of the lease has been extended through ~~December 31~~September 30, 2032 at a monthly rate of approximately $69,000.  These payments are reflected in the table above.  During the year ended December 31, 2019, the Company terminated its lease agreement for this building.  As a result of the termination of this lease, the Company recognized a loss on disposal of property and equipment of $177,574.  A letter of credit of $1,000,000 was provided to the landlord in the above QCA financing lease obligation that was collateralized by a deposit of $207,311.  In connection with the termination of this lease in 2019, the deposit account collateralizing the letter of credit was no longer required.

~~F - 11~~

On April 5, 2018, the Company acquired APF ~~(see Note 9)~~.  In order to fund a portion of the acquisition price, the Company simultaneously entered into a sale leaseback transaction with a third-party lender whereby the building acquired from APF was sold for $1,900,000, and leased back to the company for a period of 15 years at a monthly rate of $15,833, subject to an annual increase of 2% throughout the term of the lease.  The Company had no gain or loss resulting from the sale of the property, and the resulting lease qualifies as a capital lease.  As a result, the Company has capitalized the cost of the building and the resulting capital lease obligation liability of $1,900,000.  The ~~resulting capital lease obligation liability of $1,763,903 as of December 31, 2018 is reflected in financing lease obligation in the accompanying consolidated balance sheets.  The~~ payments related to this lease are reflected in the table above.

On January 1, 2019, the Company acquired Morris.  In order to fund a portion of the acquisition price, the Company simultaneously entered into a sale leaseback transaction with a third-party lender whereby the building acquired from Morris was sold for $3,267,000, and leased back to the company for a period of 15 years at a monthly rate of $27,500, subject to annual increases throughout the term of the lease.  The transaction did not qualify as a sale and leaseback transaction under Topic 842 and as such was accounted for as a financing lease.  The payments related to this lease are reflected in the table above.

On November 6, 2019, the Company acquired Deluxe.  In order to fund a portion of the acquisition price, the Company simultaneously entered into a sale leaseback transaction with a third-party lender whereby the building acquired from Deluxe was sold for $9,000,000, and leased back to the company for a period of 15 years at a monthly rate of $75,000, subject to an annual increase of 2.5% throughout the term of the lease.  The transaction did not qualify as a sale and leaseback transaction under Topic 842 and as such was accounted for as a financing lease.  The payments related to this lease are reflected in the table above.

Operating Leases

~~The Company has two non-cancellable operating leases as of December 31, 2018 for its locations in San Jose, California.  Approximate monthly rent obligations for these locations amount to $21,500 and $5,000 respectively.  The Company also has an office it leases in Phoenix, Arizona on a month-to-month basis.~~

The table below presents the lease related assets and liabilities recorded on the Company’s consolidated balance sheet as of December 31, 2019:

~~The five-year minimum rent payments for each location are as follows:~~

~~Year Ending December 31,~~			December 31,
	Classification on Balance Sheet		2019
Assets
Operating lease assets	Operating lease right of use assets		$660,032
~~2019~~Total lease assets		$	~~274,118~~660,032
~~2020~~			~~282,342~~
~~2021~~Liabilities			~~290,812~~
~~Thereafter~~Current liabilities			~~-~~
Operating lease liability	Current operating lease liability		$266,623

Noncurrent liabilities
Operating lease liability	Long-term operating lease liability		403,931
Total lease liability			$670,554
~~Total~~		~~$~~	~~847,272~~

~~Rent~~The lease expense for the ~~years~~year ended December 31, ~~2018 and 2017 amounted to $447,595 and $468,673, respectively.~~2019 was $350,339.  The cash paid under operating leases during the year ended December 31, 2019 was $339,818.  At December 31, 2019, the weighted average remaining lease terms were 2.38 years and the weighted average discount rate was 15%

Note 5 – Notes Payable

In May 2018, APF ~~also~~ secured a line of credit with Crestmark, providing for borrowings up to $1,000,000 at a variable interest rate, collateralized by APF’s outstanding accounts receivable.  In February 2019 the Company moved the Crestmark line of credit to FSW with a variable interest and collateralized by APF’s accounts receivable.  In January 2020 the Company received a default notice from Crestmark regarding noncompliance with certain loan covenants, including but not limited to, the QCA’s failure to maintain a tangible net worth as contained in the loan agreement. QCA’s credit line with Crestmark totaled $2,800,000 and was restructured from an ABL line of credit to a ledger line of credit.  In addition, a minimum interest of 7.75% interest was imposed; an exit fee of 1% through January 31, 2021 and the financial covenant replaced with a requirement for QCA to maintain a free cash flow of at least $1.00 beginning with QCA’s financial statements as of January 31, 2020.  In addition with the acquisitions of Morris and Deluxe, the Company secured three lines of credit with Advanced Energy Capital for borrowings up to $5,250,000 at variable interest rates, collateralized by their respective accounts receivable.

~~As of December 31, 2017, the Company had an outstanding term loan with a 30% interest rate of $10,000 which was repaid during the year ended December 31, 2018.  During the years ended December 31, 2018, the Company borrowed an aggregate total of $149,000 in additional short-term notes payable bearing interest at 15% per annum with maturity dates of three months from the date of issuance.~~

On February 22, 2018, the Company issued a $3,000,000 note payable under the Amended and Restated Secured Promissory Note with the seller of VWES.  The note is secured by the assets of VWES and bears interest at 7% per annum and is due in semi-annual payments of $150,000 commencing on June 1, 2018, through June 1, 2020. The remaining principal and accrued interest is due on the 3 year anniversary.  The Company is not current on its payments on the note.

On April 5, 2018, the Company issued two secured promissory notes in the aggregate principal amount of $1,950,000 (“Secured APF Notes”) as part of the consideration for the purchase of APF (see Note 9).  The Secured APF Notes are secured by the equipment, customer accounts and intellectual property of the Company, and all of the products and proceeds from any of the assets of APF.  The Secured APF Notes bear interest at 4.25% per annum and have aggregate monthly payments of $19,975 for the first 23 months, with a balloon payment due in April 2020 for the remaining principal and interest outstanding.

On May 3, 2018, the Company entered into an equipment note with a lender for total borrowings of $630,750, which is secured by the equipment of APF.  The note bears interest at ~~11.75~~10.25% per annum and is payable in weekly payments of $3,795 commencing on the loan date through May 4, 2022.

In connection with the Morris acquisition in January 2019, the Company issued three subordinated secured promissory notes for an aggregate of $3,100,000.  The notes bear interest at 4.25% per annum, require monthly payment for the first 35 months of  $31,755 with any remaining principal and accrued interest due on the 3 year-anniversary.  The Company also issued three supplemental notes payable for an aggregate of $350,000.  The notes bear interest at 4.25% per annum and are due on the 1-year anniversary.

In connection with the Deluxe acquisition in November 2019, the Company issued two subordinated secured promissory notes to the seller.  The first note for $1,900,000 bears interest at 4.25% per annum, require monthly payment for the first 35 months of  $19,463 with any remaining principal and accrued interest due on the 3 year-anniversary.  The second note for $496,343 bears interest at 8.75% and is due in January 2020. Subsequent to December 31, 2019, the Company entered into a debt conversion agreement with the seller. See Note 15.

In November 2019, in connection with the termination of the lease for the San Diego building, the Company issued the landlord a note payable.  The note is for $2,740,000, bears interest at 7% with monthly payments starting at $15,984 and is due in November 2034.

In October and November 2019 the Company entered into two merchant agreements which are secured by rights to customer receipts until the loans have been repaid in full and subject to interest rates ranging from 13% to 20%.  Under the terms of these agreements, the Company will receive the disclosed purchase price of $600,000 and $300,000, respectively and agreed to repay the disclosed purchased amount of $839,400 and $420,000, respectively.  The merchant lenders collect the purchase amounts at the disclosed weekly payment rates of $29,978 and $11,667 over a period of 28 weeks and 36 weeks, respectively.

The outstanding balances for the loans as of December 31, 2019 and 2018 ~~and 2017~~ were as follows:

		December 31,		December 31,
		~~2018~~2019		~~2017~~2018
Lines of credit, current portion	$	~~2,504,440~~3,816,103	$	~~1,657,610~~2,504,440
Equipment loans, current portion		~~260,301~~368,011		~~147,079~~260,301
Term notes, current portion		~~880,862~~3,849,273		~~10,000~~820,862
Merchant loans		690,784		-
Total current		~~3,645,603~~8,724,171		~~1,814,689~~3,585,603
Long-term portion		~~4,517,441~~9,850,184		~~-~~4,517,441
Total notes payable	$	~~8,163,044~~18,574,355	$	~~1,814,689~~8,103,044

~~F - 12~~

Future scheduled maturities of outstanding notes payable from related parties are as follows:

Year Ending December 31,
~~2019~~2020	$ ~~3,645,603~~8,724,171
~~2020~~	~~4,271,959~~
2021	~~178,607~~2,914,354
2022	~~66,875~~4,134,664
2023	180,061
2024	180,343
Thereafter	2,440,762
Total	$ ~~8,163,044~~18,574,355

Note 6 – Notes Payable, Related Parties

At December 31, 2019 and 2018 ~~and 2017~~, notes payable due to related parties consisted of the following:

	December 31,	December 31,
	~~2018~~2019	~~2017~~2018
Notes payable; non-interest bearing; due upon demand; unsecured	$4,500	$4,500

Note payable; bearing interest at 8% per annum; due June 30, 2017; unsecured	7,500	7,500

~~Note payable; bearing at 30% per annum; due March 3, 2018; unsecured~~	~~-~~	~~11,500~~

~~Note payable; bearing at 20% per annum; due April 28, 2018; unsecured~~		~~-~~		~~20,000~~

Series of notes payable, bearing interest at rates from 10% to ~~15~~20% per annum, with maturity dates from April 2018 to July ~~2018~~2020, unsecured		~~120,000~~329,820		~~-~~180,000

Total notes payable - related parties	$	~~132,000~~341,820	$	~~43,500~~192,000

~~The~~$232,500 of the above notes ~~which~~ are in default as of December 31, ~~2018, were~~2019 and are due on demand by the lenders as of the date of ~~this Report~~the Company’s quarterly report for the quarter ended March 31, 2020.

Note 7 – Convertible Notes Payable

At December 31, 2019 and 2018 ~~and 2017~~, convertible notes payable consisted of the following:

	~~2018~~December 31,		~~2017~~December 31,
	2019		2018
Series of convertible notes payable issued prior to December 31, 2016, bearing interest at rates of 8% - 20% per annum, with due dates ranging from April 2016 through October 2017. The outstanding principal and interest balances are convertible into shares of Class A common stock at the option of the debt holder at  ~~an~~ exercise ~~price of~~prices ranging from $0.10 to $1 per share.	$25,000	$	~~40,000~~25,000

Secured convertible notes payable issued to the sellers of QCA on April 1, 2016 for an aggregate of $2,000,000, bearing interest at 5% per annum, due in monthly payments starting on July 1, 2016 and due in full on July 1, 2019.  On August 6 and 11, 2019, the Company extended the due date of each of the notes to December 31, 2020 and December 31 2022, respectively.  The outstanding principal and interest balances are convertible after 12 months into Class A common stock at the option of the debt holder at a conversion price of $10 per share.

	~~1,654,588~~1,324,588		~~1,827,108~~1,654,588

~~Secured convertible~~Convertible note payable issued ~~to the seller of VWES on~~in January ~~1,~~ 2017 ~~for an aggregate of $1,500,000~~, bearing interest at ~~5~~rates of 10% per annum, and due in ~~full on July 1,~~January 2018.  The outstanding principal and interest balances are convertible ~~after 12 months~~ into shares of Class A common stock at the option of the debt holder at ~~a conversion~~an exercise price of $~~8.50~~1 per share.  The ~~amount was extinguished and replaced by the Amended and Restated Secured Promissory Note (see Note 9)~~note is past due.

	~~-~~10,000	~~1,500,000~~10,000

On January 10, 2018, the Company entered into a variable convertible note for $150,000 with net proceeds of $135,000.  The note is due October 1, 2018 and bears interest at 12% per annum.  The note is immediately convertible into shares of Class A common stock at the lesser of $0.16 per share or 60% of the lowest trading price the previous 25 days prior to conversion.  The Company can prepay the note within the first 90 days following January 10, 2018 with a prepayment penalty equal to 145% of the total outstanding balance.  The Company issued 499,999 shares to the lender with this note, which has been recorded as a discount.

	-	95,000
On April 5, 2018, the Company entered into convertible promissory notes for an aggregate principal amount of $450,000 as part of the consideration for the acquisition of APF (see Note 9). The convertible notes are due in full in 36 months and bear interest at 4.25% per annum, and are convertible into shares of Class A common stock after 6 months from the issuance date at a rate of $1 per share.	450,000	450,000

~~Series of convertible notes payable issued in January 2017, bearing interest at rates of 10% per annum, and due in January 2018.  The outstanding principal and interest balances are convertible into shares of Class A common stock at the option of the debt holder at an exercise price of $1 per share.~~

On April 9, 2018, the Company entered into a variable convertible note for $124,199 with net proceeds of $115,000.  The note is due January 9, 2019 and bears interest at 12% per annum.  After 180 days, the note is convertible into shares of the Company's Class A common stock at a discount of 35% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.  In connection with this variable convertible note, the Company issued 76,670 shares of its Class A common stock, along with warrants to purchase 153,340 shares of Class A common stock at an exercise price of $1 per share which are immediately vested and have a 3 years contractual life.  The value of the common stock and warrants have been recorded as a discount.

	~~10,000~~500	~~30,000~~61,699

On April 9, 2018, the Company entered into a variable convertible note for $37,800 with net proceeds of $35,000. The note is due January 9, 2019 and bears interest at 12% per annum. After 180 days, the note is convertible into shares of the Company's Class A common stock at a discount of 35% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.	-	37,800
On June 4, 2018, the Company entered into a variable convertible note for $165,000 with net proceeds of $151,500. The note is due December 4, 2019 and bears interest at 10% per annum. The note is immediately convertible into shares of the Company's Class A common stock at a discount of 42% to the average of the two lowest trading closing prices of the stock for ten days prior to conversion. The Company issued 850,000 shares of Class A common stock to the note holder which are returnable if no event of default has occurred and the note is paid in full within 180 days of the note date.	-	165,000
On July 18, 2018, the Company entered into a variable convertible note for $88,000 with net proceeds of $88,000. The note is due April 30, 2019 and bears interest at 12% per annum. The note is immediately convertible into shares of the Company's Class A common stock at a discount of 42% to the average of the two lowest trading closing prices of the stock for ten days prior to conversion.	-	88,000
On August 30, 2018, the Company entered into a variable convertible note for $337,500 with net proceeds of $303,750. The note is due February 28, 2019 and bears interest at 10% per annum. The note was amended to a payment plan and convertible at fixed rate of .15 into shares of the Company's Class A common stock. The note was amended in November 2019 to effect a floor in the conversion price of $0.15 and a payment plan of $18,000 per month for 11 months with the balance of principal and interest due on October 30, 2020.	187,681	337,500
On September 27, 2018, the Company entered into a variable convertible note for $93,000 with net proceeds of $93,000. The note is due July 15, 2019 and bears interest at 12% per annum. The note is immediately convertible into shares of the Company's Class A common stock at a discount of 42% to the average of the two lowest trading closing prices of the stock for ten days prior to conversion.	-	93,000

On October 23, 2018, the Company entered into a variable convertible note for $220,000 with net proceeds of $198,000.  The note is due December 14, 2018 and bears interest at 10% per annum.  The note is immediately convertible into shares of the Company's Class A common stock at a discount of 42% to the average of the two lowest trading closing prices of the stock for ten days prior to conversion. The note was amended in November 2019 to effect a floor in the conversion price of $0.15 and a payment plan of $17,000 per month for 11 months with the balance of principal and interest due on October 30, 2020.

	115,000	220,000
On November 12, 2018, the Company entered into a variable convertible note for $670,000 with net proceeds of $636,000. The note is due November 12, 2019 and bears interest at 10% per annum. The note is immediately convertible into shares of the Company's Class A common stock at a discount of 35% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.	-	670,000
On December 7, 2018, the Company entered into a variable convertible note for $130,000 with net proceeds of $122,200. The note is due September 7, 2019 and bears interest at 12% per annum. The note is immediately convertible into shares of the Company's Class A common stock at a discount of 40% to the lowest trading closing prices of the stock for 20 days prior to conversion. The note was amended in November 2019 to increase the principal amount by $180,000 due to penalty interest; increase the interest rate to 15% and effect a fixed conversion price of $0.15 per share.	195,000	130,000
On November 6, 2019, the Company issued convertible note for $600,000 with net proceeds of $570,000. The note is due November 6, 2020 and bears interest at 15% per annum. The note is immediately convertible into shares of the Company's Class A common stock at a fixed price of $0.15 per share.	600,000	-
On November 6, 2019, the Company issued convertible note for $350,000. The note is due November 6, 2020 and bears interest at 15% per annum. The note is immediately convertible into shares of the Company's Class A common stock at a fixed price of $0.15 per share.	350,000	-

On November 14, 2019, the Company issued convertible note for $137,870. The note is due November 13, 2020 and bears interest at 15% per annum. The note is immediately convertible into shares of the Company's Class A common stock at a fixed price of $0.15 per share.	137,870	-
On November 14, 2019, the Company issued convertible note for $35,000. The note is due November 13, 2020 and bears interest at 15% per annum. The note is immediately convertible into shares of the Company's Class A common stock at a fixed price of $0.15 per share.	35,000	-
On November 14, 2019, the Company issued convertible note for $200,000. The note is due November 13, 2020 and bears interest at 15% per annum. The note is immediately convertible into shares of the Company's Class A common stock at a fixed price of $0.15 per share.	200,000	-
Total convertible notes payable	3,630,639	4,037,587
Less: discount on convertible notes payable	(846,833)	(942,852)
Total convertible notes payable, net of discount	2,783,806	3,094,735
Less: current portion of convertible notes payable	(1,110,118)	(2,644,735)
Long-term portion of convertible notes payable	$1,673,688	$450,000

~~F - 13~~

~~On July 13, 2017, the Company entered into a variable convertible note for $43,000 with net proceeds of $40,000.  The note is due April 30, 2018 and bears interest at 12% per annum.  After 180 days, the note is convertible into shares of Class A common stock at a discount of 38% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.  The Company can prepay the note up to 180 days prior to the due date, with the prepayment penalty ranging from 10% to 27% depending on when prepaid.~~

~~-~~	~~43,000~~

~~On July 19, 2017, the Company entered into a variable convertible note for $115,000 with net proceeds of $107,000.  The note is due January 21, 2018 and bears interest at 10% per annum.  The note is immediately convertible to the Company's Class A common stock at a discount of 35% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.  The Company can prepay the convertible note up to 180 days from July 19, 2017.  The Company issued 500,000 shares of Class A common stock to the note holder which are returnable if no event of default has occurred and the note is paid in full within 180 days of the note date.  Management had determined that it was probable that the Company would meet the conditions under the note and therefore the shares and the cost of issuance were not recorded.  During the three months ended March 31, 2018, the Company repaid the note and the shares were returned.~~

~~-~~	~~72,748~~

~~On September 5, 2017, the Company entered into a variable convertible note for $105,000 with net proceeds of $100,000.  The note is due September 5, 2018 and bears interest at 10% per annum.  After 180 days, the note is convertible to the Company's Class A common stock at a discount of 35% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.  The Company can prepay the convertible note up to 180 days from September 5, 2017.  The prepayment penalty is equal to 10% to 25% of the outstanding note amount depending on the prepayment date.~~

~~-~~	~~105,000~~

~~On October 4, 2017, the Company entered into a variable convertible note for $60,000 with net proceeds of $55,000.  The note is due July 4, 2018 and bears interest at 12% per annum.  After 180 days, the note is convertible into shares of Class A common stock at a discount of 35% of the lowest trading price during the previous ten days prior to conversion.  The Company can prepay the convertible note up to 180 days from October 4, 2017.  The prepayment penalty is equal to 10% to 25% of the outstanding note amount depending on the prepayment date.~~

~~-~~	~~60,000~~

~~On October 11, 2017, the Company entered into a variable convertible note for $58,500 with net proceeds of $55,500.  The note is due on July 20, 2018 and bears interest at 12% per annum.  After 180 days, the note is convertible into shares of Class A common stock at a discount of 38% of the average of the three lowest trading prices of the stock for ten days prior to conversion.    The Company can prepay the convertible note up to 180 days from October 11, 2017.  The prepayment penalty is equal to 10% to 27% of the outstanding note amount depending on the prepayment date.~~

~~-~~	~~58,500~~

~~On November 2, 2017, the Company entered into a variable convertible note for $115,000 with net proceeds of $107,000.  The note is due May 2, 2018 and bears interest at 10% per annum.  The note is immediately convertible to the Company's Class A common stock at a discount of 35% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.  The Company issued 150,000 shares to the lender with this note, which has been recorded as a discount.~~

~~-~~	~~115,000~~

~~On November 28, 2017, the Company entered into a variable convertible note for $105,000 with net proceeds of $100,000.  The note is due November 28, 2018 and bears interest at 10% per annum.  After 180 days, the note is convertible into shares of Class A common stock at a discount of 35% of the average of the three lowest trading price during the previous ten days prior to conversion.  The Company can prepay the convertible note up to 180 days from November 28, 2017.  The prepayment penalty is equal to 10% to 25% of the outstanding note amount depending on the prepayment date.~~

~~-~~	~~105,000~~

~~F - 14~~

~~On December 6, 2017, the Company entered into a variable convertible note for $86,000 with net proceeds of $79,000.  Additional borrowings of $64,000 were received under this convertible note in January 2018.  The note is due June 6, 2018 and bears interest at 10% per annum.  After 180 days at the maturity date, the note is convertible to the Company's Class A common stock at a discount of 35% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.~~

~~-~~	~~86,000~~

~~On January 10, 2018, the Company entered into a variable convertible note for $150,000 with net proceeds of $135,000.  The note is due October 1, 2018 and bears interest at 12% per annum.  The note is immediately convertible into shares of Class A common stock at  the lesser of $0.16 per share or 60% of the lowest trading price the previous 25 days prior to conversion.  The Company can prepay the note within the first 90 days following January 10, 2018 with a prepayment penalty equal to 145% of the total outstanding balance.  The Company issued 333,333 shares to the lender with this note, which has been recorded as a discount.~~

~~95,000~~	~~-~~

~~On March 13, 2018, the Company entered into a variable convertible note for $128,000 with net proceeds of $125,000.  The note is due December 30, 2018 and bears interest at 12% per annum.  After 180 days, the note is convertible into shares of Class A common stock at a discount of 42% of the average of the 2 lowest trading price the previous 10 days prior to conversion.  The Company can prepay the note at a penalty ranging from 15% to 40%.~~

~~-~~	~~-~~

~~On April 3, 2018, the Company entered into a variable convertible note for $85,000 with net proceeds of $79,000.  The note is due January 2, 2019 and bears interest at 10% per annum.  The note is immediately convertible into shares of the Company's Class A common stock at a discount of 35% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.  In connection with this variable convertible note, the Company issued 386,363 shares of its Class A common stock, which has been recorded as a discount.~~

~~-~~	~~-~~

~~On April 5, 2018, the Company entered into convertible promissory notes for an aggregate principal amount of $450,000 as part of the consideration for the acquisition of APF (see Note 9).  The convertible notes are due in full in 36 months and bear interest at 4.25% per annum, and are convertible into shares of Class A common stock after 6 months from the issuance date at a rate of $1 per share.~~

~~450,000~~	~~-~~

~~On April 9, 2018, the Company entered into a variable convertible note for $124,199 with net proceeds of $115,000.  The note is due January 9, 2019 and bears interest at 12% per annum.  After 180 days, the note is convertible into shares of the Company's Class A common stock at a discount of 35% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.  In connection with this variable convertible note, the Company issued 76,670 shares of its Class A common stock, along with warrants to purchase 153,340 shares of Class A common stock at an exercise price of $1 per share which are immediately vested and have a 3 years contractual life.  The value of the common stock and warrants have been recorded as a discount.~~

~~61,699~~	~~-~~

~~On April 9, 2018, the Company entered into a variable convertible note for $37,800 with net proceeds of $35,000.  The note is due January 9, 2019 and bears interest at 12% per annum.  After 180 days, the note is convertible into shares of the Company's Class A common stock at a discount of 35% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.~~

~~37,800~~	~~-~~

~~On June 4, 2018, the Company entered into a variable convertible note for $165,000 with net proceeds of $151,500.  The note is due December 4, 2019 and bears interest at 10% per annum.  The note is immediately convertible into shares of the Company's Class A common stock at a discount of 42% to the average of the two lowest trading closing prices of the stock for ten days prior to conversion.  The Company issued 850,000 shares of Class A common stock to the note holder which are returnable if no event of default has occurred and the note is paid in full within 180 days of the note date.~~

~~165,000~~	~~-~~

~~On July 16, 2018, the Company entered into a variable convertible note for $220,000 with net proceeds of $214,000.  The note is due July 16, 2019 and bears interest at 10% per annum.  The note is immediately convertible into shares of the Company's Class A common stock at a discount of 35% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.~~

~~-~~	~~-~~

~~F - 15~~

~~On July 18, 2018, the Company entered into a variable convertible note for $88,000 with net proceeds of $88,000.  The note is due April 30, 2019 and bears interest at 12% per annum.  The note is immediately convertible into shares of the Company's Class A common stock at a discount of 42% to the average of the two lowest trading closing prices of the stock for ten days prior to conversion.~~

~~88,000~~	~~-~~

~~On August 30, 2018, the Company entered into a variable convertible note for $337,500 with net proceeds of $303,750.  The note is due February 28, 2019 and bears interest at 10% per annum.  The note is immediately convertible into shares of the Company's Class A common stock at a discount of 42% to the average of the two lowest trading closing prices of the stock for ten days prior to conversion.~~

~~337,500~~	~~-~~

~~On September 27, 2018, the Company entered into a variable convertible note for $93,000 with net proceeds of $93,000.  The note is due July 15, 2019 and bears interest at 12% per annum.  The note is immediately convertible into shares of the Company's Class A common stock at a discount of 42% to the average of the two lowest trading closing prices of the stock for ten days prior to conversion.~~

~~93,000~~	~~-~~

~~On October 23, 2018, the Company entered into a variable convertible note for $220,000 with net proceeds of $198,000.  The note is due December 14,2018 and bears interest at 10% per annum.  The note is immediately convertible into shares of the Company's Class A common stock at a discount of 42% to the average of the two lowest trading closing prices of the stock for ten days prior to conversion.~~

~~220,000~~	~~-~~

~~On November 12, 2018, the Company entered into a variable convertible note for $670,000 with net proceeds of $636,000.  The note is due November 12, 2019 and bears interest at 10% per annum.  The note is immediately convertible into shares of the Company's Class A common stock at a discount of 35% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.~~

~~670,000~~	~~-~~

~~On December 7, 2018, the Company entered into a variable convertible note for $130,000 with net proceeds of $122,200.  The note is due September 7, 2019 and bears interest at 12% per annum.  The note is immediately convertible into shares of the Company's Class A common stock at a discount of 40% to the lowest trading closing prices of the stock for 20 days prior to conversion.~~

~~130,000~~	~~-~~

~~Total convertible notes payable~~		~~4,037,587~~			~~4,042,356~~
~~Less: discount on convertible notes payable~~		~~(942,852~~	~~)~~		~~(79,630~~	~~)~~
~~Total convertible notes payable, net of discount~~		~~3,094,735~~			~~3,962,726~~
~~Less: current portion of convertible notes payable~~		~~(2,644,735~~	~~)~~		~~(2,302,620~~	~~)~~
~~Long-term portion of convertible notes payable~~	~~$~~	~~450,000~~		~~$~~	~~1,660,106~~

The discounts on convertible notes payable arise from stock issued with notes payable, beneficial conversion features, as well as conversion features of certain convertible notes being treated as derivative liabilities (see Note ~~11)~~12).  During the year ended December 31, 2019, the Company issued convertible notes with a fixed conversion price.  The beneficial conversion feature related to these convertible notes was been recorded as a discount on the convertible notes and as a component of equity.  The discounts are being amortized over the terms of the convertible notes payable.  Amortization of debt discounts during the years ended December 31, 2019 and 2018 ~~and 2017~~ amounted to $~~1,428,954~~1,144,756 and $~~89,292~~1,428,954, respectively, and is recorded as interest expense in the accompanying consolidated statements of operations.  The unamortized discount balance for these notes was $~~942,852~~846,833 as of December 31, ~~2018~~2019, which is expected to be amortized over the next 12 months.

A summary of the activity in the Company's convertible notes payable is provided below:

Balance outstanding, December 31,  ~~2016~~2018	$	~~2,007,557~~3,962,726
Issuance of convertible notes payable for acquisition of  ~~VWES~~APF		~~1,500,000~~450,000
Issuance of convertible notes payable for cash		~~836,000~~2,355,950
Issuance for debt discounts		147,341
Extinguishment of convertible note		(1,500,000)
Repayment of notes		(~~219,721~~1,417,133)	~~)~~
Conversion of notes payable to common stock		(~~88,902~~50,133)	~~)~~
~~Discount from issuance of common stock~~		~~(16,500~~	~~)~~
Discount from beneficial conversion feature		(~~30,000~~2,282,970)	~~)~~
~~Discount from derivative liabilities~~		~~(115,000~~	~~)~~
Amortization of debt discounts		~~89,292~~1,428,954

Balance outstanding, December 31,  ~~2017~~2018		~~3,962,726~~3,094,735
Issuance of convertible notes payable for  ~~acquisition of APF~~cash		~~450,000~~873,000
Issuance of convertible notes payable for  ~~cash~~penalty interest		~~2,355,950~~492,890
Issuance of convertible notes payable for debt ~~discounts~~settlement		~~147,341~~127,634
~~Extinguishment of convertible note~~		~~(1,500,000~~	~~)~~
Repayment of notes		(~~1,417,133~~1,473,180)	~~)~~
Conversion of notes payable to common stock		(~~50,133~~457,292)	~~)~~
Discount from derivative liability and beneficial conversion feature		(~~2,282,970~~1,018,737)	~~)~~
Amortization of debt discounts		~~1,428,954~~1,144,756
Balance outstanding, December 31,  ~~2018~~2019	$	~~3,094,735~~2,783,806

~~F - 16~~

Note 8 – Stockholders' Equity

Preferred Stock

The Company is authorized to issue ~~10,000,000~~5,000,000 shares of Preferred Stock at $.0001 par value preferred ~~stock~~. As of December 31, ~~2018 and December 31, 2017, no shares of preferred stock were outstanding~~2019 we have designated 100 of the 5,000,000 shares as Series B Preferred.

Common Stock

Pursuant to the ~~Second~~ Amended and Restated Certificate of Incorporation, the Company is authorized to issue ~~two~~three classes of common stock: Class A common stock, which has one vote per share, ~~and~~ Class B common stock, which has ten votes per share and Class C common stock, which has five votes per share.  Any holder of Class B common stock may convert his or her shares at any time into shares of Class A common stock on a share-for-share basis. Otherwise the voting rights of the two classes of common stock will be identical.  Any holder of Class C common stock may convert 25% of his or her shares at any time after the 3rd to 6th anniversary into shares of Class A common stock on a share-for-share basis. Otherwise the voting rights of the two classes of common stock will be identical.

The Company had the following transactions in its common stock during the year ended December 31, 2019:

1.issued 68,602,751 shares of Class A common stock for the conversion of $457,292 of outstanding convertible notes payable and $66,544 of accrued interest and penalty;

2.issued 2,000,000 shares of Class A common stock in connection with the settlement of debt.  The shares were valued at $470,400 which is based on the market value per share at the settlement date;

3.issued 2,700,000 shares of Class A common stock and $30,000 Class C common stock as penalty in connection with the settlement of several convertible notes.  The shares were valued at $680,625 which is based on the market value per share at the settlement date;

4.issued 7,097,595 shares of Class C common stock as a dividend to the Class A common stockholders

5.issued 200,000 shares of Class B common stock and 2,827,606 shares of Class C common stock to officer, directors, employees and consultants for services rendered valued at $43,474.

6.issued 200,000 shares of Class A common stock as a result of the conversion of a similar number of Class B common stock.

The Company had the following transactions in its common stock during the year ended December 31, 2018:

~~•~~

~~Issued 499,999 shares of its Class A common stock in connection with a convertible note payable.  The note payable had an embedded conversion option that was a derivative, and the residual amount after allocating proceeds to the derivative was $0.  Accordingly, no discount was recognized.~~

~~•~~	~~Issued 120,000 shares of its Class A common stock in connection with the conversion of convertible notes payable and accrued interest with a value of $15,600.~~

~~•~~	~~Issued 100,000 shares of the Company's Class A common stock related to the Amended Agreement with the seller of VWES.~~

~~•~~	~~Issued 76,670 shares of Class A common stock in connection with a convertible note payable. The value of the shares amounted to $9,584 and has been recorded as a discount to the note payable.~~

~~•~~

~~Issued 3,400,000 shares of Class B common stock to various employees, officers and board members as compensation.  The value of the shares amounted to $176,800 and has been recorded as a component of general and administrative expenses for the year ended December 31, 2018.~~

~~•~~	~~Issued 250,000 shares of Class A common stock for the conversion of $7,250 of outstanding convertible notes payable.~~

~~•~~	~~Issued 23,330 shares of Class A common stock with debt valued at $2,333.~~

~~•~~	~~Issued 274,295 shares of Class A common stock for the conversion of $14,000 of outstanding convertible notes payable.~~

~~•~~	~~Issued 195,924 shares of Class A common stock for the conversion of $10,000 of outstanding convertible notes payable.~~

~~•~~	~~Issued 175,702 shares of Class A common stock for the conversion of $3,883 of outstanding convertible notes payable and $3,454 of accrued interest.~~

~~•~~	~~Issued 1,250,000 shares of Class A common stock as an inducement to investors to entering into convertible note agreements.~~

1.Issued 499,999 shares of its Class A common stock in connection with a convertible note payable.  The note payable had an embedded conversion option that was a derivative, and the residual amount after allocating proceeds to the derivative was $0.  Accordingly, no discount was recognized.

~~The Company had the following transactions in its common stock during the year ended December 31, 2017:~~

2.Issued 120,000 shares of its Class A common stock in connection with the conversion of convertible notes payable and accrued interest with a value of $15,600.

~~•~~	~~Issued 578,640 shares of its Class A common stock for services. Total expense for the shares issued for services was $62,084;~~

~~•~~	~~Issued 886,757 shares of its Class A common stock in connection with the conversion of convertible notes payable and accrued interest with a value of $99,573;~~

~~•~~	~~Issued 132,209 shares of the Company's restricted Class A common stock in private placement transactions to investors, in exchange for capital raised of $40,000; and~~

~~•~~	~~Issued 150,000 Class A common stock to a lender valued at $16,500.~~

3.Issued 100,000 shares of the Company's Class A common stock related to the Amended Agreement with the seller of VWES.

4.Issued 76,670 shares of Class A common stock in connection with a convertible note payable.  The value of the shares amounted to $9,584 and has been recorded as a discount to the note payable.

~~F - 17~~

5.Issued 3,400,000 shares of Class B common stock to various employees, officers and board members as compensation.  The value of the shares amounted to $176,800 and has been recorded as a component of general and administrative expenses for the year ended December 31, 2018.

6.Issued 250,000 shares of Class A common stock for the conversion of $7,250 of outstanding convertible notes payable.

7.Issued 23,330 shares of Class A common stock for a settlement valued at $2,333.

8.Issued 274,295 shares of Class A common stock for the conversion of $14,000 of outstanding convertible notes payable.

9.Issued 195,924 shares of Class A common stock for the conversion of $10,000 of outstanding convertible notes payable.

10.Issued 175,702 shares of Class A common stock for the conversion of $3,883 of outstanding convertible notes payable and $3,454 of accrued interest.

11.Issued 1,250,000 shares of Class A common stock as an inducement for to investors to entering into convertible note agreements.

Redeemable Common Stock

During 2017, the Company issued 379,403 shares of its Class A common stock in connection with the purchase of VWES.  Of these shares, 260,000 shares were redeemable at $4.25 per share at three different redemption periods:  130,000 shares at 12 months, 65,000 shares at 18 months and 65,000 shares at 24 months from the closing date of the purchase of VWES.  Additionally, 119,403 shares were redeemable at $3.35 per share at 12 months from the closing date of the purchase of VWES.  These shares were valued at the redemption value of $1,439,725.  The redemption right on these shares was cancelled in connection with the Amended Agreement entered on February 22, 2018 ~~(see Note 9)~~.

Due to the nature of the issuance of stock for the VWES acquisition, it was historically recorded outside of permanent equity.  Subsequent to February 22, 2018 after the cancellation of the redemption rights, the stock was reclassified to equity in the accompanying consolidated balance sheet.

Stock Options

The Company has issued stock options to purchase shares of the Company’s Class A common stock issued pursuant to the Company's 2016 Stock Option and Stock Award Plan (the "Plan").  The Company uses the Black-Scholes option pricing model to estimate the fair value of stock-based awards on the date of grant and on each modification date. ~~The following key assumptions during the years ended December 31, 2018 and 2017:~~

	~~2018~~		~~2017~~

~~Risk free rate~~	~~2.38~~	~~%~~	~~2.38~~	~~%~~
~~Volatility~~	~~200~~	~~%~~	~~200~~	~~%~~
~~Expected terms (years)~~	~~6.25~~		~~6.25~~

~~Dividend rate~~	~~0~~	~~%~~	~~0~~	~~%~~

The following summarizes the stock option activity for the years ended December 31, 2019 and 2018:

Weighted-
				Weighted-	Average
				Average	Remaining		Aggregate
				Exercise	Contractual		Intrinsic
	Options			Price	Life (Years)		Value

Outstanding at December 31,  ~~2016~~2017	~~-~~782,250		$	~~0.00~~0.42	9.44		$-
Granted	~~1,344,000~~1,064,000			~~0.57~~0.07
Forfeited	(~~561,750~~56,250)	~~)~~		~~0.77~~0.81
Exercised	-			0.00
Outstanding at December 31,  ~~2017~~2018	~~782,250~~1,790,000		$	~~0.42~~0.19	~~9.44~~9.10		$-
Granted	~~1,064,000~~-			~~0.07~~
Forfeited	~~(56,250~~-	~~)~~		~~0.81~~
Exercised	-			~~0.00~~
Outstanding at December 31,  ~~2018~~2019	1,790,000			$0.19	~~9.10~~8.10	$	~~-~~176,445

Vested and expected to vest
~~Vested and expected to vest~~  at December 31, ~~2018~~2019	1,790,000			$0.19	~~9.10~~8.10	$	~~-~~176,445

Exercisable at December 31,  ~~2018~~2019	~~391,969~~839,469		$	~~0.32~~0.25	~~8.67~~7.90	$	~~-~~67,546

The following table summarizes information about options outstanding and exercisable as of December 31, ~~2018~~2019:

	Options Outstanding			Options Exercisable
		Weighted	Weighted		Weighted
		Average	Average		Average
Exercise	Number	Remaining	Exercise	Number	Exercise
Price	of Shares	Life (Years)	Price	of Shares	Price

$0.05	979,000	~~9.38~~8.38	$0.05	~~88,000~~332,750	$0.05
0.10	85,000	~~9.28~~8.28	0.10	~~10,625~~31,875	0.10
0.13	388,500	~~8.59~~7.59	0.13	~~145,688~~242,813	0.13
0.26	114,000	~~8.34~~7.34	0.26	~~49,875~~78,375	0.26
0.90	223,500	~~8.27~~7.27	0.90	~~97,781~~153,656	0.90
	1,790,000			839,469
	~~1,790,000~~			~~391,969~~

~~F - 18~~

During the years ended December 31, 2019 and 2018 ~~and 2017~~, stock option expense amounted to $~~71,223~~78,437 and $~~87,136~~71,223, respectively.  Unrecognized stock option expense as of December 31, ~~2018~~2019 amounted to $~~199,812~~121,375, which will be recognized over a period extending through December ~~2022~~2021.

Warrants

~~On April 9, 2018, the Company granted 153,340 warrants in connection with the issuance of a convertible note payable.  The warrants have a 3 year contractual life, an exercise price of $1 per share and are vested immediately.~~

On January 1, 2017, the Company granted 75,000 warrants to the seller of VWES.  The warrants have a 3 year contractual life, an exercise price of $4.25 per share and are vested immediately.  The warrants were accounted for as part of the purchase price of the acquisition of VWES.  On February 22, 2018, in connection with the Amended Agreement (see Note 9), the warrants were cancelled and replaced with 75,000 new warrants with an exercise price of $1 per share that were vested immediately and have a contractual life of 3 years.

On April 9, 2018, the Company granted 153,340 warrants in connection with the issuance of a convertible note payable.  The warrants have a 3 year contractual life, an exercise price of $1 per share and are vested immediately.

On April 5, 2018 there were 46,660 warrants issued to Jefferson Street Capital with an exercise price of $1 per share and a term of 3 years.

During the year ended December 31, 2017, the Company granted an aggregate total of 2,001 warrants to individuals.  These warrants all have a 3 year contractual life, an exercise price of $2.00 per share and are vested immediately.

As of December 31, ~~2018~~2019, the Company had ~~230,341~~277,001 warrants outstanding with a weighted average exercise price of $1.01 and a weighted average remaining life of ~~2.23~~1.23 years.

Note 9 – Business Combinations

~~Venture West Energy Services~~

Morris

~~Effective January 1, 2017, the Company purchased 100% of the outstanding interests of Venture West Energy Services (“VWES”) (formerly Horizon Well Testing, LLC).~~

On January 9, 2019, (with an effective date of January 1, 2019) the Company entered into a Securities Purchase Agreement (the "SPA") with Morris Sheet Metal Corp., an Indiana corporation, JTD Spiral, Inc. a wholly owned subsidiary of MSM, an Indiana corporation, Morris Enterprises LLC, an Indiana limited liability company and Morris Transportation LLC, an Indiana limited liability company.  This acquisition was considered an acquisition of a business under ASC 805.

~~Alpine 4 purchased 100% of the outstanding interests of VWES for $2,200,000 cash, two notes payable ($1,500,000 and $300,000), 379,403 shares of Alpine 4's Class A common stock, valued at $1,439,725, and 75,000 warrants, to purchase one share of Alpine 4 Class A common stock, valued at $40,941.  The $300,000 note bears interest at 1% and was payable in full by July 31, 2017 (see Note 6).  The $1,500,000 note is a convertible note with an option to convert at $8.50 into Alpine 4's Class A common stock.  The $1,500,000 note bears interest at 5% per annum and has a balloon payment due on the 18-month anniversary of the closing of the purchase.  There were also post-closing adjustments of $25,232.~~

A summary of the purchase price allocation at fair value is below.

		Purchase Allocation
Cash	$	~~262,384~~192,300
Accounts  ~~Receivable, net~~receivable		~~245,833~~2,146,541
~~Property, Plant & Equipment~~Inventory		~~4,804,458~~453,841
Contract assets		210,506
~~Intangibles~~Property and equipment		~~-~~4,214,965
Customer list		490,000
Goodwill		~~167,845~~113,592
~~Accrued Expenses~~Accounts payable		(~~25,086~~234,236)	~~)~~
Accrued expenses		(351,865)
Contract liabilities		(92,043)
Notes payable		(1,033,695)
~~Total consideration~~	$	~~5,455,434~~6,109,906

The purchase price was paid as follows:

~~On February 22, 2018, the Company entered into an Amended Agreement with the seller of VWES.  Per the terms of the Amended Agreement, the two notes payable initially issued to the seller of VWES on January 1, 2017, for $1,500,000 and $300,000 were cancelled, along with the redemption rights associated with 379,403 shares the Company’s Class A common stock and 75,000 warrants, and replaced with a new Amended and Restated Secured Promissory Note for $3,000,000 (see Note 5).  The new note is due in semi-annual payments of $150,000 commencing on June 1, 2018, through June 1, 2020 and bears interest at 7% per annum.  If the note is paid was full on or before June 1, 2018, the balance due would be discounted by $500,000.  If the note is paid in full after June 1, 2018, and on or before December 1, 2018, the balance due will be discounted by $450,000.  If the note is paid in full after December 1, 2018, and on or before June 1, 2019, the balance due will be discounted by $350,000.  If the note is paid in full after June 1, 2019, and on or before December 1, 2019, the balance due will be discounted by $250,000.  If the note is paid in full after December 1, 2019, and on or before June 1, 2020, the balance due will be discounted by $200,000.~~

~~F - 19~~

Cash	$2,159,906
Seller notes	3,450,000
Acquisition contingency	500,000
$6,109,906

~~In connection with the Amended Agreement, the Company also issued an additional 100,000 shares of Class A common stock to the seller of VWES valued at $15,000, and granted new warrants effective February 22, 2018 to purchase 75,000 shares of common stock with an exercise price of $1.00 per share valued at $9,142 using the Black-Sholes model.  The warrants are immediately vested and have a contractual life of 3 years.  The Company also agreed to return the land and building acquired in the acquisition of VWES to the seller.  The land and building had an aggregate book value as of February 22, 2018 of $173,396, which approximated its fair value.~~

One year after the closing date, the sellers will calculate monthly the 85/25 requirement to meet the Construction Industry Exemption for the Withdraw Liability (WDL). If the calculations verify Morris Sheet Metal Corp. and/or JTD Spiral, Inc. met the Exemption requirement for six consecutive months the Company will pay the sellers a $500,000 success fee.  In January 2020, the Company determined that the conditions were not met; therefore the Company is no longer required to pay the additional $500,000.

~~The Company compared the value of the extinguished debt, returned land and building and cancelled stock and warrants to the value of the new Amended and Restated Secured Promissory Note and new instruments issued as of February 22, 2018.  The difference of $136,300 was reflected as a gain on extinguishment of debt during the accompanying consolidated statements of operations for the year ended December 31, 2018.~~

Simultaneous with the purchase of Morris, a building, owned by Morris prior to the acquisition, was sold in a sale-leaseback transaction agreement, whereby the building was leased from the buyer for 15 years.  The proceeds from the sale-leaseback of $3,267,000 were used to fund the cash consideration to the sellers.  The building and the lease is being treated as a financing lease (see Note 4).

~~The following is a summary of the non-cash items given as consideration to the seller of VEWS in connection with the Amended and Restated Secured Promissory Note, which is reflected in the supplemental disclosure of non-cash financing activities in the accompanying consolidated statement of cash flows for the year ended December 31, 2018.~~

Deluxe

~~Non-Cash~~
~~Consideration~~
~~Note payable~~	~~$~~	~~3,000,000~~
~~Common stock~~		~~15,000~~
~~Warrants~~		~~9,142~~
~~Land and building~~		~~173,396~~
~~Total~~	~~$~~	~~3,197,538~~

On November 6, 2019, the Company purchased Deluxe Sheet Metal, Inc., an Indiana corporation, DSM Holding, LLC, an Indiana limited liability company, and Lonewolf Enterprises, LLC, an Indiana limited liability company (collectively “Deluxe”) This acquisition was considered an acquisition of a business under ASC 805.

A summary of the purchase price allocation at fair value is below.

Purchase Allocation
Cash	$140,948
Accounts receivable	2,785,454
Inventory	736,312
Prepaid expenses and other current assets	61,320
Contract Assets	350,138
Property and equipment	9,502,045
Customer list	1,050,000
Accounts payable	(1,122,317)
Accrued expenses and other current liabilities	(163,891)
Contract Liabilities	(155,016)
Notes payable	(7,544,871)
Bargain purchase gain	(2,143,779)
$3,496,343

The Company recognized a bargain purchase gain of $2,143,779 on the acquisition of Deluxe as a result the seller being motivated to sell in order to focus his time and effort on another business venture.

The purchase price was paid as follows:

Cash	$1,100,000
Seller notes	2,396,343
$3,496,343

Simultaneous with the purchase of Deluxe, a building, owned by Deluxe prior to the acquisition, was sold in a sale-leaseback transaction agreement, whereby the building was leased from the buyer for 15 years.  The proceeds from the sale-leaseback of $9,000,000 were used to fund the cash consideration to the sellers.  The building and the lease is being treated as a financing lease (see Note 4).

Deluxe entered into a 90 day consulting agreement with the seller at zero cost to advise on the transition to new management.

American Precision Fabricators (“APF”)

On April 5, 2018, the Company announced that it had entered into a Securities Purchase Agreement (the "SPA") with APF, an Arkansas corporation, and Andy Galbach ("Galbach") and Clarence Carl Davis, Jr. ("Davis"), the owners of APF (the "Sellers").  Pursuant to the SPA, the Company acquired 100% of the outstanding shares in APF.

The total purchase price of APF from the SPA amounted to $4,500,000, which consisted of aggregate cash consideration paid to the Sellers of $2,100,000, an aggregate of $1,950,000 of secured promissory notes due to the Sellers (see Note 5), and an aggregate of $450,000 of convertible promissory notes due to the Sellers (see Note 7).  At the closing date, the Company and the Sellers agreed to a reduction of the purchase price of $123,250, resulting from a net working capital adjustment which was deducted from the cash consideration due to the Sellers.  As a result, the total purchase price of APF was $4,376,750.

A summary of the purchase price allocation at fair value is below.  ~~The business combination accounting is not yet complete and the amounts assigned to assets acquired and liabilities assumed are provisional.  The Company is still in the process of obtaining and assessing documentation of the contracts for customer relationships.  Therefore, this may result in future adjustments to the provisional amounts as new information is obtained about facts and circumstances that existed at the acquisition date.~~

	Purchase Allocation
Accounts receivable	$945,050
Inventory	675,074
Prepaid expenses and other current assets	250,040
Property and equipment	3,300,000
Customer list	790,000
Goodwill	~~1,230,100~~440,100
Accounts payable	(1,234,328)	~~)~~
Accrued expenses	(154,186)	~~)~~
Line of credit	(165,000)	~~)~~
Deferred tax liability	(470,000)	~~)~~
	$4,376,750

~~F - 20~~

In connection with the SPA, and as consideration for the Company to enter into the SPA, APF and Galbach entered into a Consulting Services Agreement (the "Consulting Agreement"), pursuant to which Galbach agreed for a period of 90 days following the closing date to provide strategic management services to APF, meet with APF's new management, and provide his knowledge in customer relations, trade and service implementation, and other business disciplines. Additionally, APF agreed to reimburse Galbach for his expenses incurred by Galbach in connection with providing the services under the Consulting Agreement.

Simultaneous with the purchase of APF, a building, owned by APF prior to the acquisition, was sold in a sale-leaseback transaction agreement, whereby the building was leased from the buyer for 15 years.  The proceeds from the sale-leaseback of $1,900,000 were used to fund the cash consideration to the sellers.  The building and the lease is being treated as a capital lease (see Note 4).

The following are the unaudited pro forma results of operations for the ~~three and~~ years ended December 31, 2019 and 2018 ~~and 2017~~, as if APF, Morris and Deluxe had been acquired on January 1, ~~2017~~2018.  The pro forma results include estimates and assumptions which management believes are reasonable.  However, pro forma results do include any anticipated cost savings or other effects of the planned integration of these entities, and are not necessarily indicative of the results that would have occurred if the business combination had been in effect on the dates indicated.

			Pro Forma Combined Financials (unaudited)~~(Unaudited)~~
			Years Ended December 31,
	~~Year Ended  December 31, 2018~~		2019		2018~~Year Ended  December 31, 2017~~
Sales			$38,163,300		$40,589,336
~~Revenue~~Cost of goods sold	~~$~~	~~15,407,012~~	31,920,436	~~$~~	~~11,995,811~~33,232,282
Gross profit			6,242,864		7,537,054
Operating expenses			8,687,468		7,542,745
~~Net~~ Loss from ~~continuing~~ operations	~~$~~	~~(3,189,893~~	(2,444,604)	~~$~~	(~~1,649,423~~185,691)	~~)~~
Net loss from continuing operations			(5,647,206)		(2,722,457)
~~Net loss~~Loss per ~~shares from continuing operations~~share	~~$~~	~~(0.12~~	(0.08)	~~$~~	(~~0.07~~0.10)	~~)~~

Note 10 – Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A full valuation allowance is established against the remaining net deferred tax assets as of December 31, 2019 and 2018 ~~and 2017~~ based on estimates of recoverability.  The Company determined that such a valuation allowance was necessary given the current and expected near term losses and the uncertainty with respect to its ability to generate sufficient profits from its new business model. The Tax Cuts and Jobs Act was signed into law on December 22, 2017, and reduced the corporate income tax rate from 34% to 21%.  The Company's deferred tax assets, liabilities, and valuation allowance have been adjusted to reflect the impact of the new tax law.

The following is a reconciliation of the difference between the effective and statutory income tax rates for years ended December 31:

	~~2018~~2019						~~2017~~2018
	Amount			Percent			Amount		Percent

Federal statutory rates	$	(~~1,660,684~~657,965)	~~)~~	~~21.0~~21%	~~%~~	$	(~~1,106,976~~1,660,684)	~~)~~	~~34.0~~21.0%	~~%~~
State income taxes		(~~474,481~~187,990)	~~)~~	~~6.0~~6%	~~%~~		(~~367,525~~474,481)	~~)~~	~~11.3~~6.0%	~~%~~
Permanent differences		~~890,348~~(406,359)		~~-11.3~~13%	~~%~~		~~4,103~~890,348		-~~0.1~~11.3%	~~%~~
~~Impact of change in tax rate~~		~~-~~					~~727,566~~		~~22.3~~	~~%~~
~~Other~~		~~-~~					~~(27,282~~	~~)~~	~~0.9~~	~~%~~
Valuation allowance against net deferred tax assets		~~1,201,418~~1,165,260		~~-15.2~~(37.2%)	~~%~~		~~511,722~~1,201,418		-~~14.9~~15.2%	~~%~~
Effective rate	$	(~~43,399~~87,054)	~~)~~	~~0.5~~2.8%	~~%~~	$	(~~258,392~~43,399)	~~)~~	~~53.5~~0.5%	~~%~~

~~F - 21~~

At December 31, 2019 and 2018 ~~and December 31, 2017~~, the significant components of the deferred tax assets are summarized below:

	2019	2018		~~2017~~
Deferred income tax asset
Net operation loss carryforwards	$3,828,580	$2,607,105		~~$~~	~~1,253,964~~
Total deferred income tax asset	3,828,580	2,607,105			~~1,253,964~~
Less: valuation allowance	(3,828,580)	(2,607,105)	~~)~~		~~(1,253,964~~	~~)~~
Total deferred income tax asset	$-	$-		~~$~~	~~-~~

At December 31, 2019 and 2018 ~~and December 31, 2017~~, the significant components of the deferred tax liabilities are summarized below:

	~~2018~~2019	~~2017~~	2018

Deferred income tax liabilities:
Book to tax differences in intangible assets	521,250	608,304		~~181,703~~
Total deferred income tax asset	$521,250	$608,304	~~$~~	~~181,703~~

The deferred tax liability is mostly made up of the difference between book and tax values for property and equipment and intangible assets.

The Company has recorded as of December 31, 2019 and 2018 ~~and 2017~~ a valuation allowance of $~~2,607,105~~3,828,580 and $~~1,253,964~~2,607,105, respectively, as management believes that it is more likely than not that the deferred tax assets will not be realized in future years.  Management has based its assessment on the Company's lack of profitable operating history.

The Company annually conducts an analysis of its tax positions and has concluded that it had no uncertain tax positions as of December 31, 2019 and 2018.

The Company has net operating loss carry-forwards of approximately $~~9.8~~14.1 million.  Such amounts are subject to IRS code section 382 limitations and begin to expire in 2029.  The tax years from ~~2015~~2016 - ~~2018~~2019 are still subject to audit.

Note 11 – Industry Segments

This summary presents the Company's segments, QCA ~~and~~,APF, Morris and Deluxe for the years ended December 31, 2019 and 2018 ~~and 2017~~:

			~~Year~~Years Ended December 31, ~~2018~~
			2019	2018
						~~Unallocated~~
Revenue						~~and~~	~~Total~~
	QCA		$9,050,560	$10,513,743
	~~QCA~~APF		4,471,713	~~APF~~3,104,791		~~Eliminations~~	~~Consolidated~~
	Morris		12,881,450	-
	Deluxe		1,574,474	-
	Unallocated and eliminations		173,327	643,260
~~Revenue~~		$	~~10,513,743~~28,151,524	$	~~3,104,791~~14,261,794	~~$ 643,260~~	~~$ 14,261,794~~
~~Segment gross profit~~			~~3,293,86~~		~~1,078,075~~	~~449,535~~	~~4,820,796~~
Gross profit
	QCA		$2,270,301	$3,293,186
	APF		603,795	1,078,075
	Morris		2,535,141	-
	Deluxe		174,046	-
	Unallocated and eliminations		59,195	449,535
			$5,642,478	$4,820,796

~~Segment depreciation and~~Depreciation and amortization			~~299,328~~		~~200,247~~	~~33,333~~	~~532,908~~
	QCA		$307,172	$299,328
	APF		368,813	200,247

Morris	426,528	-
Deluxe	119,671	-
Unallocated and eliminations	33,333	33,333
~~Segment interest expense~~	$1,255,517	$532,908
~~734,033~~	~~153,107~~	~~2,234,0613,121,201~~
Interest Expenses
QCA	$227,726	$734,033
APF	346,927	153,107
Morris	425,177	-
Deluxe	384,828	-
Unallocated and eliminations	3,852,547	2,234,061
$5,237,205	$3,121,201

~~Segment net~~ Net income (loss)	~~390,158~~	~~(455,125~~	~~)~~	~~(2,931,926~~	~~)~~	~~(2,996,893~~	~~)~~
QCA	$(292,399)	$390,158
APF	(473,135)	(455,125)
Morris	279,592	-
Deluxe	1,104,971	-
Unallocated and eliminations	(6,172,043)	(2,931,926)
$(5,553,014)	$(2,996,893)

~~As of December 31, 2018~~	As of	As of
December 31,	December 31,	~~Unallocated~~
~~and~~	2019	2018
Total Assets

	QCA		$6,359,711	$	~~APF~~10,767,883		~~Eliminations~~		~~Consolidated~~
~~Accounts receivable, net~~		~~$~~	~~1,649,701~~		~~$ 958,153~~		~~$ 2,500~~		~~$~~	~~2,610,354~~
~~Goodwill~~			~~1,963,761~~		~~1,230,100~~		~~-~~			~~3,193,861~~
~~Total assets~~	APF		~~10,767,883~~5,344,175		6,159,098		~~1,013,695~~			~~17,940,676~~
	Morris		8,771,165		-
	~~Year Ended December 31, 2017~~Deluxe			14,810,307		-
	Unallocated and eliminations		516,240		~~Unallocated~~1,013,695
					~~and~~		~~Total~~
	~~QCA~~				~~Eliminations~~		~~Consolidated~~
~~Revenue~~		$	~~7,809,813~~6,359,711		$ ~~508,203~~17,940,676		~~$ 8,318,016~~
~~Segment gross profit~~			~~2,191,078~~		~~219,517~~		~~2,410,595~~
~~Segment depreciation and amortization~~			~~289,746~~		~~50,001~~		~~339,747~~
~~Segment interest expense~~			~~730,096~~		~~532,397~~		~~1,262,493~~
~~Segment net income (loss)~~Goodwill			~~327,511~~		~~(1,614,287~~	~~)~~	~~(1,286,776~~	~~)~~
	QCA		$1,963,761		$1,963,761
	APF		440,100		1,230,100
	Morris		113,592		-
	~~As of December 31, 2017~~Deluxe			-		-
	Unallocated and eliminations		-		~~Unallocated~~-
			$2,517,453	$	~~and~~3,193,861		~~Total~~

	~~QCA~~				~~Eliminations~~		~~Consolidated~~
Accounts receivable, net		~~$~~	~~1,545,422~~		~~$~~	~~15,058~~	~~$~~	~~1,560,480~~
	QCA		$1,234,898		$1,649,701
	APF		831,477		958,153
~~Goodwill~~	Morris		~~1,963,761~~3,488,340			-		~~1,963,761~~
~~Total assets~~	Deluxe	~~10,569,893~~	3,156,492	~~5,401,057~~	- ~~15,970,950~~
	Unallocated and eliminations		20,358		2,500
			$8,731,565		$2,610,354

~~F - 22~~

Note 12 – Derivative Liabilities and Fair Value Measurements

Derivative liabilities

The Company has issued convertible notes payable that were evaluated under the guidance in ~~FASB~~ ASC 815-40, Derivatives and Hedging, and were determined to have characteristics of derivative liabilities.  As a result of the characteristics of these notes, the conversion options relating to previously issued convertible debt and outstanding Class A common stock warrants were also required to be accounted for as derivative liabilities under ASC 815.   Under this guidance, this derivative liability is marked-to-market at each reporting period with the non-cash gain or loss recorded in the period as a gain or loss on derivatives.

The valuation of our embedded derivatives is determined by using the Black-Scholes Option Pricing Model.  As such, our derivative liabilities have been classified as Level ~~2~~3.

The Company estimated the fair value of the derivative liabilities using the Black-Scholes Option Pricing Model and the following key assumptions during the years ended December 31, 2019 and 2018 ~~and 2017~~:

	~~2018~~		~~2017~~2019	2018

Risk free rate	~~2.63~~	~~%~~	1.60%	~~2.38~~2.63%	~~%~~
Volatility	~~200~~	~~%~~	287%-298%	200%	~~%~~
Expected terms (years)	~~0.5 to 3.0~~		0.5 to  ~~2.67~~1.26	0.5% to 3.0%
Dividend rate	~~0~~	~~%~~	0%	0%	~~%~~

Fair value measurements

~~FASB~~ ASC 820, Fair Value Measurements and Disclosures , defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ~~FASB~~ ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  ~~FASB~~ ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level of input that is significant to the fair value measurement of the instrument.

~~F - 23~~

The following table provides a summary of the fair value of our derivative liabilities as of December 31, 2019 and 2018 ~~and 2017~~:

	~~Fair Value As of~~	Fair Value	Fair Value Measurements at
	~~December 31,~~	As of	December 31, ~~2018~~2019
Description	~~2018~~	December 31, 2019	Using Fair Value Hierarchy
			Level 1		Level 2			Level 3
Conversion feature on convertible notes	~~$ 1,892,321~~	$2,298,609	$-	$	~~$~~	~~1,892,321~~-	$	~~$~~	~~-~~2,298,609

	~~Fair Value As of~~	Fair Value	Fair Value Measurements at
	~~December 31,~~	As of	December 31, ~~2017~~2018
Description	~~2017~~	December 31, 2018	Using Fair Value Hierarchy
			Level 1		Level 2			Level 3
Conversion feature on convertible notes	~~$ 271,588~~	$1,892,321	$-	$	~~$~~	~~271,5881~~-	$	~~$~~	~~-~~1,892,321

The below table presents the change in the fair value of the derivative liabilities during the years ended December 31, 2018 and 2019:

Derivative liability balance, December 31, ~~2016~~2017	$	~~-~~271,588
Issuance of derivative liability during the period		~~367,633~~2,282,970
Derivative liability resolution		(~~222,099~~58,018)	~~)~~
Change in derivative liability during the period		~~126,054~~(604,219)

Derivative liability balance, December 31,  ~~2017~~2018		~~271,588~~1,892,321
Issuance of derivative liability during the period		~~2,282,970~~1,538,865
Derivative liability resolution		(~~58,018~~864,679)	~~)~~
Change in derivative liability during the period		(~~604,219~~267,898)	~~)~~
Derivative liability balance, December 31, ~~2018~~2019	$	~~1,892,321~~2,298,609

Note 13 - Contingencies

Legal Proceedings

From time to time, the Company may become involved in lawsuits and other legal proceedings that arise in the course of business.  Litigation is subject to inherent uncertainties, and it is not possible to predict the outcome of litigation with total confidence. The Company is currently not aware of any legal proceedings or potential claims against it whose outcome would be likely, individually or in the aggregate, to have a material adverse effect on the Company’s business, financial condition, operating results, or cash flows.

Note ~~13~~14 – Discontinued Operations

In December 2018, the Company decided to shut down the operations of its VWES subsidiary.  In February 2019, VWES filed for Chapter 7 bankruptcy.

VWES has been presented as discontinued operations in the accompanying consolidated financial statements.

The operating results for VWES have been presented in the accompanying consolidated statement of operations for the years ended December 31, 2019 and 2018 ~~and 2017~~ as discontinued operations and are summarized below:

	Years Ended December 31,
	2019	2018		~~2017~~
Revenue	$-	$3,040,458		~~$~~	~~1,773,474~~
Cost of revenue	-	2,974,313			~~2,288,815~~
Gross Profit	-	66,145			~~(515,341~~	~~)~~
Operating expenses	95,179	5,045,078			~~890,856~~
Loss from operations	(95,179)	(4,978,933)	~~)~~		~~(1,406,197~~	~~)~~

Other income (expenses)	-	67,809			~~(304,447~~	~~)~~
Gain on disposal of discontinued operations	2,515,028	-
Net loss	$2,419,849	$(4,911,124)	~~)~~	~~$~~	~~(1,710,644~~	~~)~~

~~F - 24~~

The assets and liabilities of the discontinued operations at December 31, 2019 and 2018 ~~and 2017~~ are summarized below:

		December 31,	December 31,
		~~2018~~2019		~~2017~~2018

Current assets	$	~~121,296~~-	$	~~574,174~~121,296
Property and equipment		~~387,727~~-		~~4,174,629~~387,727
~~Goodwill~~Total assets		$-	$	~~167,845~~509,023
 ~~Total assets~~		~~509,023~~		~~4,916,648~~

Current liabilities	$	~~2,493,049~~-	$	~~922,276~~2,493,049
Notes payable - related party		~~43,500~~-		~~343,500~~43,500
Notes payable		~~215,898~~-		~~2,079,198~~215,898
Total liabilities		$-	$2,752,447
 ~~Total liabilities~~		~~2,752,447~~		~~3,344,974~~

Note  ~~14~~15 – Subsequent Events

On January 16, 2020 the Company entered into a purchase agreement with Lincoln Park Capital whereby the Company issued 2,275,086 Class A common stock as commitment shares and sold 1,666,667 Class A common shares for total consideration of $250,000.

~~On January 9, 2019, the Company, announced that it had entered into a Securities Purchase Agreement (the "SPA") with Morris Sheet Metal Corp., an Indiana corporation (" MSM "), JTD Spiral, Inc. a wholly owned subsidiary of MSM, an Indiana corporation (" JTD Spiral "), Morris Enterprises LLC, an Indiana limited liability company ("Morris Enterprises ") and Morris Transportation LLC, an Indiana limited liability company (" Morris Transportation " and, with MSM, JTD Spiral, and Morris Enterprises, and James Morris, Daniel Morris and Timothy Morris.  The purchase price was $6,600,000 consisting of $3,150,000 in cash and the remainder financed with a seller note.~~

~~F - 25~~

In January 2020, the Company issued 4,023,088 Class B common stock to the officers of the Company for conversion of back owed wages.

In January 2020, the Company issued 300,000 shares of Class A common stock to Alan Martin the former owner of Venture West Energy Services, LLC as part of a renegotiated debt settlement.

In January 2020, the Company issued 1,670,043 shares of Class A common stock for the conversion of $245,870 of convertible notes and $4,636 of interest at $0.15 per share.

In January 2020, the Company issued 1,617,067 shares of Class A common stock as settlement of $242,560 of debt issued to the seller of Deluxe.

In January 2020, the Company issued 1,617,067 shares of Class C common stock for $242,560 of debt issued to the seller of Deluxe.

In January 2020 the Company entered into a $200,000 equipment term loan with Celtic Capital which is subject to an annual minimum interest of 13% and a term of five years.

In February 2020, the Company issued 2,978,836 shares of Class A common stock for the conversion of $299,681 of convertible notes and $147,145 of interest and penalties at $0.15 per share.

In March 2020 the Company paid off two merchant advance loans with remaining balances of $430,000.

On February 21, 2020, the Company completed its acquisition of Excel Fabrication, LLC., an Idaho Limited Liability Company (“EFL”).  Pursuant to a securities purchase agreement, the Company acquired all of the outstanding membership interest of EFL, for $5,500,000.  The purchase price consisted of (1) $2,600,000 of cash consideration, (2) $600,000 of future Accounts Receivables that were over 90 days aged, and (3) $2,300,000 note payable.  The note accrues interest at 4.25% per annum, monthly interest only payments for 48 months and is due on February 21, 2024.  The note has a security interest in EFL and guarantee from the Company.  The Company shall also pay royalties for 5 years on any sales in excess of $7 million at rates ranging from 2% to 7%.

In April and May 2020 the Company received five loans under the Paycheck Protection Program of the Coronavirus Aid, Relief and Economic Security (“CARES”) Act totaling $3,896,107 through June 30, 2020.  The loans have terms of 24 months and accrue interest at 1% per annum.  The Company expects some or all of these loans to be forgiven as provided by in the CARES Act.

In May 2020, the Company amended three notes of $116,667 with the sellers of Morris totaling $350,000.  The notes were due January 1, 2020.  Each of the new notes as of the date of amendment had accrued interest of $2,703. This was added to the note resulting in the principal amount of each of the new notes equaling to $119,370.  The amendment required an initial payment of $30,000 for each note, which was made on May 23, 2020, and 8 monthly installments of $13,882 through January 2021.  The amended notes have an interest rate of 6%.

Alpine 4 Technologies Ltd.

Consolidated Balance Sheets

~~ALPINE 4 TECHNOLOGIES, LTD. AND SUBSIDIARIES~~
~~CONSOLIDATED BALANCE SHEETS~~

		~~September 30,~~	March 31,		December 31,
		~~2019~~	2020		~~2018~~2019
		~~(unaudited)~~	(unaudited)
ASSETS

CURRENT ASSETS:
Cash	~~$~~	~~251,019~~	$257,900	~~$~~	~~207,205~~$ 302,486
Accounts receivable		~~4,631,642~~	8,724,234		~~2,610,354~~8,731,565
 ~~Inventory~~Contract assets		~~3,107,885~~	1,033,694		~~2,175,795~~667,724
 ~~Capitalized contract costs~~		~~64,234~~			~~64,234~~
Inventory, net			2,334,727		2,401,242
Prepaid expenses and other current assets		~~1,117,719~~	121,216		~~222,200~~269,289
 ~~Assets of discontinued operations~~		~~-~~			~~121,296~~
 ~~Total current assets~~		~~9,172,499~~Total current assets	12,471,771		~~5,401,084~~12,372,306

Property and equipment, net		~~11,693,599~~	19,778,126		~~7,990,556~~17,157,845

Intangible asset, net		~~1,331,723~~	3,606,447		~~677,210~~2,774,618
Right of use assets, net		~~721,004~~	596,816		~~-~~660,032
Goodwill		~~3,007,453~~	2,617,082		~~3,193,861~~2,517,453
Other non-current assets		~~346,655~~	326,744		~~290,238~~319,344
 ~~Assets of discontinued operations~~		~~-~~			~~387,727~~

TOTAL ASSETS	~~$~~	~~26,272,933~~	$39,396,986	~~$~~	~~17,940,676~~$ 35,801,598

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	~~$~~	~~3,777,733~~	$5,728,045	~~$~~	~~3,102,970~~$ 5,148,805
Accrued expenses		~~2,846,355~~	2,233,680		~~1,254,853~~2,676,651
 ~~Deferred revenue~~Contract liabilities		~~-~~	194,279		~~25,287~~170,040
Derivative liabilities		~~1,850,947~~	-		~~1,892,321~~2,298,609
Deposits		~~12,509~~	-		12,509
Notes payable, current portion		~~6,629,858~~	9,225,062		~~3,585,603~~8,724,171
Notes payable, related parties, current portion		~~401,820~~	350,998		~~192,000~~341,820

Convertible notes payable, current portion, net of discount of $~~113,741~~601,059 and $~~942,852~~846,833	~~1,787,943~~	280,084	~~2,644,735~~1,110,118
Financing lease obligation, current portion	~~234,682~~	453,233	~~105,458~~377,330
Operating lease obligation, current portion	~~254,535~~	279,233	~~-~~266,623
 ~~Acquisition contingency~~Contingent consideration	~~500,000~~	1.	~~-~~500,000
 ~~Net liabilities of discontinued operations~~	~~-~~		~~2,752,447~~
 ~~Total current liabilities~~	~~18,296,382~~Total current liabilities	18,744,614	~~15,568,183~~21,626,676

Notes payable, net of current portion	~~5,521,502~~	11,304,939	~~4,517,441~~9,850,184
Convertible notes payable, net of current portion	~~1,122,688~~	2,145,043	~~450,000~~1,673,688
Financing lease obligations, net of current portion	~~11,455,105~~	15,534,744	~~8,295,176~~13,696,011
Operating lease obligations, net of current portion	~~474,473~~	328,566	~~-~~403,931
Contingent consideration		592,000	1.
Deferred tax liability	~~608,304~~	521,250	~~608,304~~521,250

TOTAL LIABILITIES	~~37,478,454~~	49,171,156	~~29,439,104~~47,771,740

STOCKHOLDERS' DEFICIT:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding at  ~~September 30, 2019~~March 31, 2020 and December 31, ~~2018~~2019	~~-~~	-	-

Series B preferred stock; $1.00 stated value; 100 shares authorized, 5 and 0 shares issued and outstanding at March 31, 2020 and December 31,2019				5		-
Class A Common stock, $0.0001 par value, 125,000,000 shares authorized,  ~~95,370,161 and 26,567,410~~110,577,860 and 100,070,161 shares issued and outstanding at ~~September 30, 2019~~March 31, 2020 and December 31, ~~2018~~2019		~~9,537~~		11,057		~~2,657~~10,007
Class B Common stock, $0.0001 par value, 10,000,000 shares authorized,  ~~5,000,000~~9,023,088 and 5,000,000 shares issued and outstanding at ~~September 30, 2019~~March 31, 2020 and December 31, ~~2018~~2019		~~500~~		902		500
Class C Common stock, $0.0001 par value, 15,000,000 shares authorized,  ~~9,870,200~~11,572,267 and 9,955,200 shares issued and outstanding at ~~September 30,~~March 31, 2020 and December 31, 2019		~~987~~		1,158		~~-~~996
Additional paid-in capital		~~18,557,801~~		21,707,848		~~17,018,509~~19,763,883
Accumulated deficit		~~(29,774,346~~	~~)~~	(31,495,140)		(~~28,520,094~~31,745,528)	~~)~~
~~Total stockholders' deficit~~		~~(11,205,521~~Total stockholders' deficit	~~)~~	(9,774,170)		(~~11,498,428~~11,970,142)	~~)~~
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	~~$~~	~~26,272,933~~		$39,396,986	~~$~~	~~17,940,676~~$ 35,801,598

The accompanying notes are an integral part of these unaudited consolidated financial statements.

~~The accompanying notes are an integral part of these unaudited consolidated financial statements.~~

~~F - 26~~

Alpine 4 Technologies Ltd.

Consolidated Statements of Operations

(Unaudited)

~~ALPINE 4 TECHNOLOGIES, LTD. AND SUBSIDIARIES~~
~~CONSOLIDATED STATEMENTS OF OPERATIONS~~
~~(unaudited)~~
Three Months Ended March 31,
	~~Three Months ended September 30,~~				~~Nine Months Ended September 30,~~
	~~2019~~		~~2018~~		~~2019~~2020			~~2018~~2019

Revenue	~~$~~	~~7,088,182~~	~~$~~	~~4,342,203~~	$	~~20,690,014~~8,835,596	~~$~~	~~10,570,032~~$7,125,989
Cost of revenue		~~5,311,323~~		~~2,119,913~~		~~15,542,194~~7,075,852		~~6,478,090~~5,008,456
Gross Profit		~~1,776,859~~		~~2,222,290~~		~~5,147,820~~1,759,744		~~4,091,942~~2,117,533

Operating expenses:

General and administrative expenses	~~1,739,867~~		~~2,387,092~~		~~5,509,996~~2,863,389		~~4,255,035~~2,466,502

Total operating expenses	~~1,739,867~~		~~2,387,092~~		~~5,509,996~~2,863,389		~~4,255,035~~2,466,502
~~Income (loss)~~Loss from operations	~~36,992~~		~~(164,802~~	~~)~~	(~~362,176~~1,103,645)	~~)~~	(~~163,093~~348,969)	~~)~~

Other income (expenses)
Interest expense	~~(698,844~~	~~)~~	~~(701,114~~	~~)~~	(~~2,736,968~~1,649,227)	~~)~~	(~~1,642,562~~1,031,630)	~~)~~
Change in value of derivative liability	~~3,389,116~~		~~(1,012,743~~	~~)~~	~~(689,369~~2,298,609	~~)~~	(~~766,718~~107,871)	~~)~~
Gain on extinguishment of debt	~~-~~		~~-~~		~~-~~154,592		~~6,305~~-
Change in fair value of contingent consideration					~~77,918~~500,000		~~55,949~~-
Other income (expense)					50,059		58,132 ~~206,681 173,608~~

Total other income (expenses)	~~2,768,190~~	~~(1,657,908~~	~~)~~	~~(3,219,656~~1,354,033	~~)~~	(~~2,229,367~~1,081,369)	~~)~~

~~Loss~~Income (loss) before income tax	~~2,805,182~~	~~(1,822,710~~	~~)~~	~~(3,581,832~~250,388	~~)~~	(~~2,392,460~~1,430,338)	~~)~~

Income tax (benefit)	~~-~~	~~-~~		-		-

Income (loss) from continuing operations	~~2,805,182~~	~~(1,822,710~~	~~)~~	~~(3,581,832~~250,388	~~)~~	(~~2,392,460~~1,430,338)	~~)~~

Discontinued operations:
Loss from operations of discontinued operations	~~-~~	~~(1,051,916~~	~~)~~	~~(95,179~~-	~~)~~	(~~1,720,538~~95,179)	~~)~~
Gain on disposition of discontinued operations	~~-~~	~~-~~		~~2,515,028~~-		~~-~~2,515,028

Total discontinued operations		~~-~~		~~(1,051,916~~	~~)~~		~~2,419,849~~-			~~(1,720,538~~2,419,849	~~)~~

Net income ~~(loss)~~	~~$~~	~~2,805,182~~	~~$~~	~~(2,874,626~~	~~)~~	$	~~(1,161,983~~250,388	~~)~~	~~$~~	~~(4,112,998~~$ 989,511	~~)~~

Weighted average shares outstanding :
Basic		~~101,810,802~~		~~30,358,570~~			~~62,450,846~~127,207,693			~~27,813,506~~30,782,076
Diluted		~~237,269,687~~		~~30,358,570~~			~~62,450,846~~138,036,023			~~27,813,506~~30,782,076

Basic Income (loss) per share
Continuing operations	~~$~~	~~0.03~~	~~$~~	~~(0.06~~	~~)~~	$	~~(0.06~~0.00	~~)~~	~~$~~	$(~~0.09~~0.05)	~~)~~
Discontinued operations		~~-~~	~~$~~	~~(0.03~~	~~)~~		~~0.04~~-		~~$~~	~~(0.06~~0.08	~~)~~

	~~$~~	~~0.03~~			~~(0.09~~	~~)~~	$	~~(0.02~~0.00	~~)~~		~~(0.15~~$0.03	~~)~~

Diluted income (loss) per share
Continuing operations	~~$~~	~~(0.00~~	~~)~~	~~$~~	~~(0.06~~	~~)~~	$	(~~0.06~~0.01)	~~)~~	~~$~~	$(~~0.09~~0.05)	~~)~~
Discontinued operations		~~-~~		~~$~~	~~(0.03~~	~~)~~		~~0.04~~-		~~$~~	~~(0.06~~0.08	~~)~~
	~~$~~	~~(0.00~~	~~)~~		~~(0.09~~	~~)~~	$	(~~0.02~~0.01)	~~)~~		~~(0.15~~$0.03	~~)~~

The accompanying notes are an integral part of these unaudited consolidated financial statements.

~~The accompanying notes are an integral part of these unaudited consolidated financial statements.~~

~~F - 27~~

Alpine 4 Technologies Ltd.

Consolidated Statements of Stockholders’ Deficit

(Unaudited)

~~ALPINE 4 TECHNOLOGIES, LTD. AND SUBSIDIARIES~~
~~CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT~~
~~(unaudited)~~
															Additional			Total
	Series B Preferred Stock			Class A Common Stock			Class B Common Stock			Class C Common Stock		~~Additional Paid-in~~			~~Accumulated~~Paid-in		Accumulated	~~Total~~ Stockholders'
	Shares		Amount	~~Amount~~Shares		Amount	Shares	Amount	~~Shares~~	~~Amount~~Shares			~~Capital~~Amount		~~Deficit~~Capital		Deficit	Deficit
Balance, December 31,  ~~2018~~2019	-	~~26,567,410~~$	-	~~$~~100,070,161	~~2,657~~$	10,007	5,000,000	$500	~~-~~	~~$~~	~~-~~9,955,200	$	~~17,018,509~~996	$	~~$~~19,763,883	~~(28,520,094~~$	(31,745,528)	$ (~~11,498,428~~11,970,142)	~~)~~

Issuance of shares of common stock for  ~~convertible note payable and accrued interest~~cash	-	~~1,670,000~~	-	3,941,753	~~167~~	394	-	-			-		~~26,421~~		249,606		-	~~26,588~~250,000

~~Derivative liability resolution~~											~~10,993~~				~~10,993~~
~~Share-based compensation expense~~											~~19,341~~				~~19,341~~
~~Net income for the three months~~													~~989,511~~		~~989,511~~

 ~~Balance, March 31, 2019~~		~~28,237,410~~			~~2,824~~		~~5,000,000~~	~~500~~	~~-~~	~~-~~	~~17,075,264~~		~~(27,530,583~~	~~)~~	~~(10,451,995~~	~~)~~

Issuance of shares of common stock for convertible note payable and accrued interest	-	~~33,975,924~~	-	4,648,879	~~3,398~~	464	-	-		-	~~232,551~~	696,868		-	~~235,949~~697,332
~~Derivative liability resolution~~											~~332,703~~				~~332,703~~
~~Share-based compensation expense~~											~~19,556~~				~~19,556~~
~~Net loss for the three months~~													~~(4,956,676~~	~~)~~	~~(4,956,676~~	~~)~~

 ~~Balance, June 30, 2019~~Issuance of shares of common stock for debt settlement	-	~~62,213,334~~	-	1,617,067	~~6,222~~	162	~~5,000,000~~-	~~500~~ -	~~-~~	~~-~~1,617,067	~~17,660,074~~162	330,204	~~(32,487,259~~	~~)~~-	~~(14,820,463~~330,528	~~)~~

Issuance of shares of common stock for ~~convertible note payable and accrued~~penalty interest	-	~~32,956,827~~	-	300,000	~~3,295~~	30	-		-			-	~~258,004~~-	44,670		-	~~261,299~~44,700
Issuance of shares of common stock for  ~~dividend~~settlement of unpaid salaries	-		-	-		-	4,023,088		402		~~7,097,594~~	~~710~~-	~~91,559~~-	603,061	~~(92,269~~	~~)~~-	~~-~~603,463
~~Conversion of Class B to Class A~~Issuance of shares of series B preferred stock for services	5	~~200,000~~	5		~~20~~		~~(200,000~~	~~)~~	~~(20~~	~~)~~							~~-~~5
~~Issuance of shares of common stock for services~~Share-based compensation expense	-		-	-		-	~~200,000~~-		~~20~~ -		~~2,772,606~~	~~277~~-	~~38,347~~-	19,556		-	~~38,644~~19,556
~~Derivative liability resolution~~													~~490,047~~				~~490,047~~
~~Share-based compensation expense~~Net income													~~19,770~~			250,388	~~19,770~~250,388
~~Net loss for the three months~~															~~2,805,182~~		~~2,805,182~~

 ~~Balance, September 30, 2019~~		~~95,370,161~~		~~$~~	~~9,537~~		~~5,000,000~~	~~$~~	~~500~~	~~9,870,200~~	~~$~~	~~987~~	~~$~~	~~18,557,801~~			~~$~~	~~(29,774,346~~	~~)~~	~~$~~	~~(11,205,521~~	~~)~~

Balance, ~~December~~March 31, ~~2017~~2020	5	~~23,222,087~~$	5	~~$~~110,577,860	~~2,322~~$	11,057	~~1,600,000~~9,023,088	$	~~160~~ 902	~~-~~	~~$~~	~~-~~11,572,267	$	~~16,573,632~~1,158		$	~~$~~21,707,848	~~(20,433,875~~$	(31,495,140)	$	(~~3,857,761~~9,774,170)	~~)~~

~~Adoption of ASC 606~~																		~~(178,202~~	~~)~~		~~(178,202~~	~~)~~
~~Issuance of shares of common stock for convertible note payable and accrued interest~~		~~120,000~~			~~12~~									~~15,588~~							~~15,600~~
~~Issuance of common stock for modification of debt~~		~~100,000~~			~~10~~									~~14,990~~							~~15,000~~
~~Issuance of shares for debt discount~~		~~333,333~~			~~33~~									~~56,633~~							~~56,666~~
~~Reclassification of shares from mezzanine~~		~~379,403~~			~~38~~									~~(38~~	~~)~~						~~-~~

~~Derivative liability resolution~~													~~125,759~~						~~125,759~~
~~Stock-based compensation expense~~													~~15,840~~						~~15,840~~
~~Change in fair value of warrant modification~~													~~4,310~~						~~4,310~~
~~Net loss for the three months~~																~~(661,078~~	~~)~~		~~(661,078~~	~~)~~

Balance, ~~March~~December 31, 2018	-	~~24,154,823~~$	-	26,567,410	~~2,415~~$	2,657	~~1,600,000~~5,000,000	$	~~160~~ 500	~~-~~	-	$	~~16,806,714~~-		$17,018,509	~~(21,273,155~~$	(28,520,094)	$	(~~4,463,866~~11,498,428)	~~)~~

~~Issuance of shares of common stock for convertible note payable and accrued interest~~		~~713,033~~			~~72~~								~~16,762~~						~~16,834~~
~~Derivative liability resolution~~													~~(182,425~~	~~)~~					~~(182,425~~	~~)~~
~~Stock-based compensation expense~~													~~17,555~~						~~17,555~~
~~Shares issued for employee compensation~~							~~3,400,000~~		~~340~~				~~176,460~~						~~176,800~~

~~Net loss for the three months~~																	~~(577,294~~	~~)~~		~~(577,294~~	~~)~~

 ~~Balance, June 30, 2018~~		~~24,867,856~~		~~$~~	~~2,487~~		~~5,000,000~~	~~$~~	~~500~~	~~-~~	~~$~~	~~-~~	~~$~~	~~16,835,066~~		~~$~~	~~(21,850,449~~	~~)~~	~~$~~	~~(5,012,396~~	~~)~~
Issuance of shares of common stock for convertible note payable and accrued interest	-		-	1,670,000		167	-		-			-		-		26,421		-		26,588
~~Issuance of shares of common stock for convertible note payable and accrued interest~~Derivative liability resolution	-	~~669,251~~	-	-	~~66~~	-	-		-			-		~~33,604~~-		10,993		-		~~33,670~~10,993
~~Derivative liability resolution~~														~~58,018~~						~~58,018~~
~~Stock-based~~Share-based compensation expense	-		-	-		-	-		-			-		~~18,914~~-		19,341		-		~~18,914~~19,341
Net ~~loss for the three months~~income	-		-	-		-	-		-			-		-		-	~~(2,874,626~~	~~)~~989,511		~~(2,874,626~~989,511	~~)~~

Balance,  ~~September 30~~March 31, ~~2018~~2019	-	~~25,537,107~~$	-	~~$~~28,237,410	~~2,553~~$	2,824	5,000,000		$500	~~-~~	~~$~~	-	$	~~16,945,602~~-	$	~~$~~17,075,264	~~(24,725,075~~$	(27,530,583)	$	(~~7,776,420~~10,451,995)	~~)~~

The accompanying notes are an integral part of these unaudited consolidated financial statements.

~~F - 28~~

Alpine 4 Technologies Ltd.

Consolidated Statements of Cash Flows

(Unaudited)

~~ALPINE 4 TECHNOLOGIES, LTD. AND SUBSIDIARIES~~
~~CONSOLIDATED STATEMENTS OF CASH FLOWS~~
~~(unaudited)~~
				Three Months Ended March 31,
	~~Nine Months Ended September 30,~~
	~~2019~~		2020	~~2018~~2019

OPERATING ACTIVITIES:
Net income ~~(loss)~~	~~$~~	~~(1,161,983~~$	~~)~~250,388	~~$~~	~~(4,112,998~~$989,511	~~)~~
Adjustments to reconcile net income to
~~Adjustments to reconcile net income (loss) to~~  net cash provided by (used in) operating activities:
Depreciation		~~710,133~~	78,171		~~690,743~~234,444
Amortization		~~135,487~~	406,091		~~48,225~~18,853
Gain on extinguishment of debt		~~-~~	(154,592)		~~(136,300~~-	~~)~~
~~Loss on disposal of fixed assets~~Change in fair value of contingent consideration		~~-~~	(500,000)		~~414,204~~

Change in value of derivative liabilities		~~689,369~~	(2,298,609)	~~766,718~~107,871
Stock issued for  ~~services~~penalty interest		~~38,644~~	44,700	~~176,800~~-
Employee stock compensation		~~58,667~~	19,561	~~52,309~~19,341
Amortization of debt discounts		~~932,111~~	245,774	~~701,850~~397,550
Gain on disposal of discontinued operations		~~(2,515,028~~	~~)~~-	~~-~~(2,515,028)
~~Issuance of convertible debentures for penalty interest~~		~~128,777~~		~~-~~
~~Operating~~Noncash lease expense		~~170,409~~	63,216	~~-~~43,686
Change in  ~~current~~operating assets and liabilities:
~~Accounts receivable~~	Accounts receivable	~~(508,081~~	~~)~~1,950,811	(~~727,643~~815,437)	~~)~~
~~Inventory~~	Inventory	~~(478,249~~	~~)~~75,590	(~~506,277~~520,361)	~~)~~
~~Capitalized contracts costs~~	Contract assets	~~-~~	(365,970)	~~37,300~~-
~~Prepaid expenses and other assets~~	Prepaid expenses and other assets	~~(56,449~~	~~)~~140,673	~~171,006~~160,834
~~Accounts payable~~	Accounts payable	~~346,378~~	239,089	~~583,299~~56,824
~~Accrued expenses~~	Accrued expenses	~~1,596,304~~	64,767	~~606,234~~860,066
	Contract liabilities		24,239	-
~~Operating lease liability~~	Operating lease liability	~~(162,405~~	(62,755)	~~-~~(43,686)

	Deposits		(12,509)	-
~~Deferred revenue~~	Deferred revenue	~~(25,287~~	~~)~~-	(~~276,703~~20,367)	~~)~~
Net cash provided by (used in) operating activities		~~(101,203~~	~~)~~208,635	(~~1,511,233~~1,025,899)	~~)~~

INVESTING ACTIVITIES:
Capital expenditures		~~(48,878~~	(68,182)	(~~71,268~~20,417)	~~)~~
~~Proceeds from insurance claim on automobiles and trucks~~		~~-~~		~~260,467~~
Cash paid for acquisitions, net of cash acquired		~~(1,967,606~~	(2,033,355)	(~~1,976,750~~1,967,606)	~~)~~
Net cash used in investing activities		~~(2,016,484~~	(2,101,537)	(~~1,787,551~~1,988,023)	~~)~~

FINANCING ACTIVITIES:
	Proceeds from the sale of common stock		250,000	-
Proceeds from issuances of notes payable, related party		~~282,320~~	19,000	~~125,000~~-
Proceeds from issuances of notes payable, non-related party		~~500,000~~	748,710	~~924,750~~537,500
Proceeds from issuances of convertible notes payable		~~103,000~~	-	~~1,399,250~~103,000

Proceeds from financing lease		~~3,267,000~~	2,000,000		~~1,900,000~~3,267,000
Repayments of notes payable, related party		~~(72,500~~	(9,822)		~~(31,500~~-	~~)~~
Repayments of notes payable, non-related party		~~(1,579,013~~	(545,646)		(~~777,727~~1,214,257)	~~)~~
Repayments of convertible notes payable		~~(787,700~~	(73,902)		(~~937,959~~441,699)	~~)~~
Proceeds from (repayment of) line of credit, net		~~582,046~~	(454,660)		~~1,072,327~~931,224
Cash paid on financing lease obligations		~~(133,652~~	(85,364)		(~~166,627~~186,323)	~~)~~
Net cash provided by financing activities			1,848,316	2,996,445
					~~-~~
~~Net cash provided by financing activities~~		~~2,161,501~~			~~3,507,514~~

NET  ~~INCREASE~~DECREASE IN CASH AND RESTRICTED CASH		~~43,814~~	(44,586)		~~208,730~~(17,477)

CASH AND RESTRICTED CASH, BEGINNING BALANCE		~~414,516~~	302,486		~~335,823~~414,516

CASH AND RESTRICTED CASH, ENDING BALANCE	~~$~~	~~458,330~~$	257,900	~~$~~	~~544,553~~$397,039

CASH PAID FOR:
Interest	~~$~~	~~1,768,533~~$	1,114,034	~~$~~	~~955,741~~1,277,225
Income taxes	~~$~~	~~-~~$	-	~~$~~	-

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Common stock issued for convertible  ~~note payable~~notes and accrued interest	~~$~~	~~523,836~~$	697,332	~~$~~	~~63,773~~$26,588
~~Issuance of convertible payable for acquisition~~Common stock issued for debt settlement	~~$~~	~~-~~$	330,528	~~$~~	~~450,000~~$-
Common stock issued to settle unpaid salaries			$603,463	$-
Issuance of note payable for acquisition	~~$~~	~~3,450,000~~$	2,300,000	~~$~~	~~1,950,000~~$3,450,000
Penalty interest added to debt			$15,000	$-
Debt discount due to derivative liabilities	~~$~~	~~103,000~~$	-	~~$~~	~~1,262,970~~$103,000
~~Notes payable and redeemable common stock restructuring~~	~~$~~	~~-~~		~~$~~	~~3,197,538~~
Release of derivative liability	~~$~~	~~833,743~~$	-	~~$~~	~~58,018~~$10,993
~~Capital leases~~	~~$~~	~~-~~		~~$~~	~~247,000~~
ROU asset and operating lease obligation recognized upon adoption of Topic 842	~~$~~	~~891,413~~$	-	~~$~~	~~-~~$676,944
~~Goodwill adjustment to intangible asset for APF acquisition~~	~~$~~	~~790,000~~		~~$~~	~~-~~

~~Class C common stock issued for dividend~~	~~$~~	~~92,269~~	~~$~~	~~-~~
The accompanying notes are an integral part of these unaudited consolidated financial statements.

~~The accompanying notes are an integral part of these unaudited consolidated financial statements.~~

~~F - 29~~

Alpine 4 Technologies Ltd.

Notes to Unaudited Consolidated Financial Statements

~~For the Nine months ended September 30, 2019~~

For the Three Months Ended March 31, 2020

(Unaudited)

Note 1 – Organization and Basis of Presentation

The unaudited financial statements were prepared by Alpine 4 Technologies Ltd. (‘we”, “our”, the "Company"), pursuant to the rules and regulations of the Securities Exchange Commission ("SEC"). The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") were omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the audited financial statements and footnotes included in the Company's Annual Report on Form 10-K filed with the SEC on ~~April 22~~June 1, ~~2019~~2020. The results for the ~~nine~~three months ended ~~September 30~~March 31, ~~2019~~2020, are not necessarily indicative of the results to be expected for the year ending December 31, ~~2019~~2020.

Description of Business

The Company was incorporated under the laws of the State of Delaware on April 22, 2014.  The Company was formed to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock, or other business combination with a domestic or foreign business.  ~~The Company is a technology holding company owning five companies (ALTIA, LLC; Quality Circuit Assembly, Inc. ("QCA"); Venture West Energy Services (“VWES”) (formerly Horizon Well Testing, LLC, currently filed for Chapter 7 bankruptcy); American Precision Fabricators, Inc., an Arkansas corporation (“APF”) and Morris.~~   Effective January 1, 2019, the Company purchased Morris Sheet Metal Corp., an Indiana corporation, JTD Spiral, Inc. a wholly owned subsidiary of MSM, an Indiana corporation, Morris Enterprises LLC, an Indiana limited liability company and Morris Transportation LLC, an Indiana limited liability company (collectively “Morris”) (see Note 9).  Effective November 6, 2019, the Company purchased Deluxe Sheet Metal, Inc., an Indiana corporation, DSM Holding, LLC, an Indiana limited liability company, and Lonewolf Enterprises, LLC, an Indiana limited liability company (collectively “Deluxe”) (see Note 9).  Effective February 21, 2020, the Company purchased Excel Fabrication, LLC., an Idaho Limited Liability Company (“Excel”) (See Note 9).  The Company is a technology holding company owning seven companies (ALTIA, LLC; Quality Circuit Assembly, Inc. ("QCA"); American Precision Fabricators, Inc., an Arkansas corporation (“APF”), Morris, Deluxe and Excel.

Note 2 - Summary of Significant Accounting Policies

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries as of ~~September 30~~March 31, ~~2019~~2020, and December 31, ~~2018~~2019.  Significant intercompany balances and transactions have been eliminated.

Basis of presentation

The accompanying financial statements present the balance sheets, statements of operations, stockholders' deficit and cash flows of the Company. The financial statements have been prepared in accordance with U.S. GAAP.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities.  These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances.  Actual results could differ from those estimates. The ultimate impact from COVID-19 on the Company’s operations and financial results during 2020 will depend on, among other things, the ultimate severity and scope of the pandemic, the pace at which governmental and private travel restrictions and public concerns about public gatherings will ease, the rate at which historically large increases in unemployment rates will decrease, if at all, and whether, and the speed with which the economy recovers. We are not able to fully quantify the impact that these factors will have on our financial results during 2020 and beyond, but expect developments related to COVID-19 to materially affect the Company’s financial performance in 2020.

Reclassification

Certain prior year amounts have been reclassified to conform to the current period presentation.  These reclassifications had no impact on net earnings and financial position.

Advertising

Advertising costs are expensed when incurred.  All advertising takes place at the time of expense.  We have no long-term contracts for advertising.  Advertising expense for all periods presented were not significant.

~~F - 30~~

Cash

Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days.   As of ~~September 30~~March 31, ~~2019~~2020, and December 31, ~~2018~~2019, the Company had no cash equivalents.

The following table provides a reconciliation of cash and restricted cash reported within the accompanying consolidated balance sheets that sum to the total of the same such amounts shown in the consolidated statements of cash flows.

		~~September 30~~March 31,		~~December~~March 31,
		~~2019~~2020		~~2018~~2019
Cash	$	~~251,019~~257,900	$	~~207,205~~189,728
Restricted cash included in other non-current assets		~~207,311~~-		207,311
Total cash and restricted cash shown in statement of cash flows	$	~~458,330~~257,900	$	~~414,516~~397,039

Major Customers

The Company had ~~three~~two customers that made up ~~21%, 16~~15% and ~~13~~11%, respectively, of accounts receivable as of ~~September 30~~March 31, ~~2019~~2020.  The Company had ~~two customers~~one customer that made up ~~29 % and 27~~7%, respectively, of accounts receivable as of December 31, ~~2018~~2019.

For the ~~nine~~three months ended ~~September 30~~March 31, ~~2019~~2020, the Company had two customers that made up 14% and 11%, respectively, of total revenues.  For the ~~nine~~three months ended ~~September 30~~March 31, ~~2018~~2019, the Company had ~~one customer~~two customers that made up ~~23%~~24% and 10%, respectively, of total revenues.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.  As of ~~September 30~~March 31, ~~2019~~2020, and December 31, ~~2018~~2019, allowance for bad debt was $0 and $0, respectively.

Inventory

Inventory for all subsidiaries, except Deluxe, is valued at ~~the lower of the inventory's cost (~~weighted average and first-in; first-out basis~~) or net realizable value~~ for Deluxe. Management compares the cost of inventory with its net realizable value and an allowance is made to write down inventory to net realizable value, if lower.  Inventory is segregated into three areas, raw materials, ~~work in progress (WIP)~~work-in-process and finished goods.  ~~Below is a breakdown of how much inventory was in each area as of September 30, 2019~~Inventory, net at March 31, 2020 and December 31, ~~2018~~2019 consists of:

		~~September 30~~March 31,		December 31,
		~~2019~~2020		~~2018~~2019
Raw materials	$	~~1,460,091~~1,707,405	$	~~676,621~~1,791,733
WIP		~~7,558~~232,616		~~-~~576,196
Finished goods		~~1,640,236~~394,706		~~1,499,174~~59,972
		2,334,727		2,427,901
Reserve		-		(26,659)
Inventory, net	$	~~3,107,885~~2,334,727	$	~~2,175,795~~2,401,242

Property and Equipment

Property and equipment are carried at cost less depreciation. Depreciation and amortization are provided principally on the straight-line method over the estimated useful lives of the assets, which range from ~~ten~~five years to 39 years as follows:

Automobiles & Trucks	~~10~~5 to ~~20~~7 years
Buildings and improvements	15 to 39 years
Leasehold Improvements	15 years or time remaining on lease (whichever is shorter)
~~Equipment~~Machinery and equipment	~~10~~5 to 7 years

~~F - 31~~

Maintenance and repair costs are charged against income as incurred.  Significant improvements or betterments are capitalized and depreciated over the estimated life of the asset.

Property and equipment consisted of the following as of ~~September 30, 2019~~March 31, 2020 and December 31, ~~2018~~2019:

		~~September 30~~March 31,			December 31,
		~~2019~~2020			~~2018~~2019
Automobiles and trucks	$	~~155,179~~911,114		$	~~155,179~~563,614
Machinery and equipment		~~3,654,717~~4,484,652			~~2,548,855~~3,792,964
Office furniture and fixtures		~~114,867~~119,526			~~109,619~~119,526
~~Building~~Buildings and improvements		~~9,062,000~~16,167,000			~~5,795,000~~14,167,000
Leasehold improvements		~~307,341~~-			~~261,608~~12,816
Total Property and equipment		21,682,292			18,655,920
Less: Accumulated depreciation		(~~1,600,505~~1,904,166)	~~)~~		(~~879,705~~1,498,075)	~~)~~
Property and equipment, net	$	~~11,693,599~~19,778,126		$	~~7,990,556~~17,157,845

During the year ended December 31, 2019, the Company terminated its lease agreement for the building it leased in San Diego, California which removed $3,895,000 and $294,525 from building and leasehold improvements, respectively.  The lease of the San Diego building was accounted for as a capital lease.  In addition, as part of the termination, the Company issued the landlord a note payable in the amount of $2,740,000. (See Note 5)

Purchased Intangibles and Other Long-Lived Assets

The Company amortizes intangible assets with finite lives over their estimated useful lives, which range between ~~five~~three and fifteen years as follows:

Customer lists	3 to 15 years
Non-compete agreements	15 years
Software development	5 years

Intangible assets consisted of the following as of ~~September 30, 2019~~March 31, 2020 and December 31, ~~2018~~2019:

		~~September 30~~March 31,			December 31,
		~~2019~~2020			~~2018~~2019
Software		$278,474			$278,474
Noncompete		100,000			100,000
Customer lists		~~1,321,187~~3,771,187			~~531,187~~2,861,187
Total Intangible assets		4,149,661			3,239,661
Less: Accumulated amortization		(~~367,938~~543,214)	~~)~~		(~~232,451~~465,043)	~~)~~
Intangibles, net	$	~~1,331,723~~3,606,447		$	~~677,210~~2,774,618

Expected amortization expense of intangible assets over the next 5 years and thereafter is as follows:

Twelve Months Ending  ~~September 30~~March 31,
~~2020~~2021	$	~~132,627~~589,960
~~2021~~		~~132,627~~
2022		~~132,627~~589,960
2023		~~99,028~~548,473
2024		~~99,028~~253,028
2025	253,028
Thereafter		~~735,786~~1,371,998
Total	$	~~1,331,723~~3,606,447

~~F - 32~~

Other long-term assets consisted of the following as of ~~September 30, 2019~~March 31, 2020 and December 31, ~~2018~~2019:

	~~September 30~~March 31,			December 31,
	~~2019~~2020			~~2018~~2019
~~Restricted Cash~~Deposits	$	~~207,311~~293,327	$	~~207,311~~285,927
~~Deposits~~		~~105,927~~		~~50,927~~
Other		33,417		~~32,000~~33,417
	$	~~346,655~~326,744	$	~~290,238~~319,344

~~Restricted cash consists of deposit account collateralizing letters of credit in favor of the counterparty in our lease financing obligation.~~

Impairment of Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 360, Accounting for the Impairment of Long-Lived Assets.  This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset.  During all periods presented, there have been no impairment losses.

Goodwill

In financial reporting, goodwill is not amortized, but is tested for impairment annually or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  Events that result in an impairment review include significant changes in the business climate, declines in our operating results, or an expectation that the carrying amount may not be recoverable.  We assess potential impairment by considering present economic conditions as well as future expectations.  All assessments of goodwill impairment are conducted at the individual reporting unit level.  As of ~~September 30~~March 31, ~~2019~~2020, and December 31, ~~2018~~2019, the reporting units with goodwill were QCA, APF ~~and~~, Morris and Excel.

The Company used qualitative factors according to ASC 350-20-35-3 to determine whether it is more likely than not that the fair value of goodwill is less than its carrying amount.  Based on the qualitative criteria the ~~company~~Company believes there not to be any triggers for potential impairment of goodwill and therefore the Company has recorded no impairment of goodwill in any period presented.

Fair Value Measurement

The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, convertible notes, notes and line of credit.  The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.  For additional information, please see Note 11 – Derivative Liabilities and Fair Value Measurements.

Revenue Recognition

On January 1, 2018, the Company adopted ASC Topic 606, Revenue from Contracts with Customers using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018.  Results for reporting periods beginning after January 1, 2018 are presented under ASC Topic 606~~, while prior period amounts are not adjusted and continue to be reported in accordance with the historic accounting under ASC Topic 605~~.

~~The Company recorded a net increase to its opening accumulated deficit of $178,202 as of January 1, 2018 due to the cumulative impact of adopting ASC Topic 606, with the impact related to recognition of revenue and costs relating to the sales of the 6th Sense Auto service.  Under the new revenue standard, sales of the Company’s 6th Sense Auto service, which includes a hardware and a monthly subscription component, are required to be treated as a single performance obligation and recognized over time.  As a result, the deferred revenue increased by $279,736 and capitalized contract costs increased by $101,534.  The impact to the consolidated statement of operations for the year ended December 31, 2018 was a net increase of $279,736 to revenue and a net increase of $101,534 to cost of revenue as a result of applying ASC Topic 606.~~

The following is a summary of the revenue recognition policy for each of the Company’s subsidiaries.

~~Revenues~~Revenue is recognized under ~~ASC~~ Topic 606 ~~are recognized when the promised goods or~~in a manner that reasonably reflects the delivery of its services ~~are transferred~~and products to customers~~, in an amount that reflects the consideration to which the Company expects to be entitled to in exchange for those goods or services.  The following is a summary of the revenue recognition policy for each of the Company’s subsidiaries.~~ in return for expected consideration and includes the following elements:

~~F - 33~~

1.executed contracts with the Company’s customers that it believes are legally enforceable;

2.identification of performance obligations in the respective contract;

3.determination of the transaction price for each performance obligation in the respective contract;

4.allocation the transaction price to each performance obligation; and

5.recognition of revenue only when the Company satisfies each performance obligation.

The following is a summary of the revenue recognition policy for each of the Company’s subsidiaries.

ALTIA

Revenues recorded by ALTIA relate primarily to the Company’s 6th Sense Auto service.  The Company accounts for its revenue by deferring the total contract amount and recognizing the amounts over the monthly subscription period, ranging from 12 to 36 months.

QCA and Excel Fabrication

QCA ~~is a~~and Excel Fabrication are contract ~~manufacturer and recognizes~~manufacturers and recognize revenue when the products have been built and control has been transferred to the customer.  If a deposit for product or service is received prior to completion, the payment is recorded to deferred revenue until such point the product or services meets our revenue recognition policy.  Management assesses the materiality and likelihood of warranty work and returns, and records reserves as needed.  For all periods presented, management determined that the warranty and returns would be immaterial.

APF

APF is a contract manufacturer and recognizes revenue when the products have been built and control has been transferred to the customer.  If a deposit for product or service is received prior to completion, the payment is recorded to deferred revenue until such point the product or services meets our revenue recognition policy.  Management assesses the materiality and likelihood of warranty work and returns, and records reserves as needed.  For all periods presented, management determined that the warranty and returns would be immaterial.

Morris Sheet Metal and Deluxe Sheet Metal

For our construction contracts, revenue is generally recognized over time as our performance creates or enhances an asset that the customer controls as it is created or enhanced. Our fixed price construction projects generally use a cost-to-cost input method to measure our progress towards complete satisfaction of the performance obligation as we believe it best depicts the transfer of control to the customer which occurs as we incur costs on our contracts. Under the cost-to-cost measure of progress, the extent of progress towards completion is measured based on the ratio of costs incurred to date to the total estimated costs at completion of the performance obligation.  For certain of our revenue streams, that are performed under time and materials contracts, our progress towards complete satisfaction of such performance obligations is measured using an output method as the customer receives and consumes the benefits of our performance completed to date.  Due to uncertainties inherent in the estimation process, it is possible that estimates of costs to complete a performance obligation will be revised in the near-term. For those performance obligations for which revenue is recognized using a cost-to-cost input method, changes in total estimated costs, and related progress towards complete satisfaction of the performance obligation, are recognized on a cumulative catch-up basis in the period in which the revisions to the estimates are made. When the current estimate of total costs for a performance obligation indicate a loss, a provision for the entire estimated loss on the unsatisfied performance obligation is made in the period in which the loss becomes evident.

Contract Assets and Contract Liabilities

The timing of revenue recognition may differ from the timing of invoicing to customers. Contract assets include unbilled amounts from our construction projects when revenues recognized under the cost-to-cost measure of progress exceed the amounts invoiced to our customers, as the amounts cannot be billed under the terms of our contracts. Such amounts are recoverable from our customers based upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of a contract. In addition, many of our time and materials arrangements, are billed pursuant to contract terms that are standard within the industry, resulting in contract assets being recorded, as revenue is recognized in advance of billings.  Our contract assets do not include capitalized costs to obtain and fulfill a contract. Contract assets are generally classified as current within the consolidated balance sheets.

Contract liabilities from our construction contracts arise when amounts invoiced to our customers exceed revenues recognized under the cost-to-cost measure of progress. Contract liabilities additionally include advanced payments from our customers on certain contracts. Contract liabilities decrease as we recognize revenue from the satisfaction of the related performance obligation.

Contract Retentions

As of March 31, 2020, and December 31, 2019, accounts receivable included retainage billed under terms of our contracts. These retainage amounts represent amounts which have been contractually invoiced to customers where payments have been partially withheld pending the achievement of certain milestones, satisfaction of other contractual conditions or completion of the project.

~~Morris~~

~~Morris is a mechanical contractor and recognizes revenue when the services have been performed to the customer.  If a deposit for product or service is received prior to completion, the payment is recorded to deferred revenue until such point the product or services meets our revenue recognition policy.  Management assesses the materiality and likelihood of warranty work and returns, and records reserves as needed.  For all periods presented, management determined that the warranty and returns would be immaterial.~~

Earnings (loss) per share

Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if potentially dilutive securities had been issued. The only potentially dilutive securities outstanding during the periods presented were the convertible ~~debentures, but they are anti-dilutive for the three and nine months ended September 30, 2018 and the nine months ended September 30, 2019 due to the net loss incurred~~debt and options.  The following table illustrates the computation of basic and diluted EPS for the three ~~and nine~~ months ended ~~September 30,~~March 31, 2020 and 2019 ~~and 2018~~:

	For the Three Months Ended March 31, 2020~~ended September 30, 2019~~							For the Three Months Ended March 31, 2019~~ended September 30, 2018~~
	Net Income (Loss)			~~Shares~~	Shares		Per Share Amount		Net Income (Loss)		~~Shares~~	Shares		Per Share Amount
Basic EPS
Income (loss) available to stockholders	$	~~2,805,182~~250,388		~~101,810,802~~	127,207,693	$	~~0.03~~0.00	$	~~(2,874,626~~989,511	~~)~~	~~30,358,570~~	30,782,076	$	~~(0.09~~0.03	~~)~~
Effect of Dilutive Securities
Convertible debt and options		(~~3,468,509~~1,974,908)	~~)~~ 	~~135,458,885~~	10,828,330		-		-		 ~~-~~	-		-
Dilute EPS

Income (loss) available to stockholders plus ~~assumed conversions~~	~~$~~	~~(663,327~~	~~)~~	~~237,269,687~~	~~$~~	~~(0.00~~	~~)~~	~~$~~	~~(2,874,626~~	~~)~~	~~30,962,398~~	~~$~~	~~(0.09~~	~~)~~

~~F - 34~~

	~~For the Nine Months ended September 30, 2019~~								~~For the Nine Months ended September 30, 2018~~
	~~Net Income (Loss)~~			~~Shares~~	~~Per Share Amount~~				~~Net Income (Loss)~~			~~Shares~~	~~Per Share Amount~~
~~Basic EPS~~
~~Income (loss) available to stockholders~~	~~$~~	~~(1,161,983~~	~~)~~	~~62,450,846~~		~~$~~	~~(0.02~~	~~)~~	~~$~~	~~(4,112,998~~	~~)~~	~~27,813,506~~		~~$~~	~~(0.15~~	~~)~~
~~Effect of Dilutive Securities~~
~~Convertible debt~~							~~-~~								~~-~~
~~Dilute EPS~~
~~Income (loss) available to stockholders plus~~  assumed conversions	$	(~~1,161,983~~1,724,520)	~~)~~	~~62,450,846~~	138,036,023	$	(~~0.02~~0.01)	~~)~~	$	~~(4,112,998~~989,511	~~)~~	~~27,813,506~~	30,782,076	$	~~(0.15~~0.03	~~)~~

Stock-based compensation

The Company accounts for equity instruments issued in exchange for the receipt of goods or services in accordance with ASC 718-10, Compensation – Stock Compensation. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable.

Income taxes

The Company records income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carry forwards. Accounting standards regarding income taxes requires a reduction of the carrying amounts of deferred tax assets by a valuation allowance, if based on the available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed at each reporting period based on a more-likely-than-not realization threshold. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry forward periods, the Company's experience with operating loss and tax credit carry forwards not expiring unused, and tax planning alternatives.

The Company recorded valuation allowances on the net deferred tax assets.  Management will reassess the realization of deferred tax assets based on the accounting standards for income taxes each reporting period. To the extent that the financial results of operations improve, and it becomes more likely than not that the deferred tax assets are realizable, the Company will be able to reduce the valuation allowance.

Significant judgment is required in evaluating the Company's tax positions and determining its provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting standards regarding uncertainty in income taxes provides a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely, based solely on the technical merits, of being sustained on examinations. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments, and which may not accurately anticipate actual outcomes.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 Derivatives and Hedging to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings.  If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 Debt with Conversion and Other Options for consideration of any beneficial conversion features.

Related Party Disclosure

ASC 850, Related Party Disclosures, requires companies to include in their financial statements disclosures of material related party transactions. The Company discloses all material related party transactions. Related parties are defined to include any principal owner, director or executive officer of the Company and any immediate family members of a principal owner, director or executive officer.

~~F - 35~~

Recent Accounting Pronouncements

In ~~June 2018~~January 2017, the FASB issued ASU ~~2018-07, Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services and aligns most of the guidance on such payments to nonemployees with the requirements for share-based payments granted to employees. ASU 2018-07 is effective on~~2017-04, Intangibles—Goodwill and Other (Topic 350)—Simplifying the Test for Goodwill Impairment. ASU 2017-04 simplifies the accounting for goodwill impairments by eliminating the requirement to compare the implied fair value of goodwill with its carrying amount as part of step two of the goodwill impairment test referenced in ASC 350, Intangibles - Goodwill and Other. As a result, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value. However, the impairment loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. ASU 2017-04 is effective for annual reporting periods beginning after December 15, 2019, including any interim impairment tests within those annual periods, with early application permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, ~~2019~~2017. The Company does not expect the adoption of this ASU ~~did not~~to have ~~any~~a material impact on the Company’s consolidated financial statements and related disclosures.

In ~~February 2016~~December 2019, the FASB issued ASU ~~2016-02,  Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02~~2019-12, Simplifying the Accounting for Income Taxes which amends ASC 740 Income Taxes (ASC 740). This update is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. This update is effective for fiscal years beginning after December 15, ~~2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted.   ASU 2016-02 and additional ASUs are now codified as ASC 842, Leases. ASC 842 supersedes the lease accounting guidance in ASC 840 Leases, and requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements.  The Company adopted ASC 842 on January 1, 2019 and used the modified retrospective transition approach and did not restate its comparative periods.  The Company elected to utilize the “package” of three expedients, as defined in ASC 842, which retain the lease classification and initial direct costs for any leases that existed prior to adoption of the standard. As of the date of implementation on January 1, 2019, the impact of the adoption of ASC 842 resulted in the recognition of a right of use asset and lease payable obligation on the Company’s consolidated balance sheets of $891,413.  As the right of use asset and the lease payable obligation were the same upon adoption of ASC 842, there was no cumulative effect impact on the Company’s accumulated deficit.~~2021.  The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted.  The Company is currently evaluating the effect of this ASU on the Company’s consolidated financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

Note 3 – Going Concern

The accompanying financial statements have been prepared on a going concern basis. The ~~Company has recurring losses and a~~ working capital ~~deficit. These factors raise substantial~~of the Company is currently negative and causes doubt as to the ~~Company’s~~ ability of the Company to continue ~~as a going concern~~. The Company requires capital for its operational and marketing activities.  The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's plan of operations, and its ultimate transition to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

In order to mitigate the risk related with the going concern uncertainty, the Company has a three-fold plan to resolve these risks.  First, the acquisitions of QCA, APF ~~and~~, Morris, Deluxe and Excel have allowed for an increased level of cash flow to the Company.  Second, the Company is considering other potential acquisition targets that, like QCA ~~and~~, Morris, Deluxe and Excel should increase income and cash flow to the Company.  Third, the Company plans to ~~seek new non-convertible debt agreements to fund any deficits in cash requirements.~~issue additional shares of common stock for cash and services during the next 12 months and has engaged professional service firms to provide advisory services in connection with that capital raise.

Note 4 – Leases

The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When available, the Company uses the rate implicit in the lease to discount lease payments to present value; however, most of the Company’s leases do not provide a readily determinable implicit rate. Therefore, the Company must discount lease payments based on an estimate of its incremental borrowing rate.

~~F - 36~~

As of ~~September 30~~March 31, ~~2019~~2020, the future minimum financing and operating lease payments, net of amortization of debt issuance costs, were as follows:

	Finance		Operating
Twelve Months  ~~Ended September 30~~Ending March 31,	Leases		Leases
~~2020~~2021	$ ~~1,206,080~~1,737,720		$ ~~346,998~~351,847
~~2021~~	~~1,228,708~~		~~356,757~~
2022	~~1,248,696~~1,763,064		~~142,116~~286,847
2023	~~1,269,248~~1,795,633		~~40,950~~70,087
2024	1,797,556		5,850
~~2024~~2025	~~1,251,104~~1,808,083		-
Thereafter	~~11,843,097~~18,884,602		-
Total payments	~~18,046,933~~27,786,658		~~886,821~~714,631
~~Less: current lease obligation~~	~~(234,682~~	~~)~~	~~(254,535~~	~~)~~
Less: imputed interest	(~~6,357,146~~11,798,681)	~~)~~	(~~157,813~~106,832)	~~)~~
Total obligation	15,987,977		607,799
Less: current portion	(453,233)		(279,233)
Non-current capital leases obligations	$ ~~11,455,105~~15,534,744		$ ~~474,473~~328,566

Finance Leases

~~In 2016, the Company sold a building and used the money to purchase QCA.  Because this is a financing transaction, the sale is recorded under "financing lease obligation" on the accompanying consolidated balance sheet and amortized over the 15-year term of the lease.  The term of the lease has been extended through September 30, 2032 at a monthly rate of approximately $69,000.  These payments are reflected in the table above.~~

On April 5, 2018, the Company acquired APF.  In order to fund a portion of the acquisition price, the Company simultaneously entered into a sale leaseback transaction with a third-party lender whereby the building acquired from APF was sold for $1,900,000, and leased back to the company for a period of 15 years at a monthly rate of $15,833, subject to an annual increase of 2% throughout the term of the lease.  The Company had no gain or loss resulting from the sale of the property, and the resulting lease qualifies as a capital lease.  As a result, the Company has capitalized the cost of the building and the resulting capital lease obligation liability of $1,900,000.  The payments related to this lease are reflected in the table above.

On January 1, 2019, the Company acquired Morris.  In order to fund a portion of the acquisition price, the Company simultaneously entered into a sale leaseback transaction with a third-party lender whereby the building acquired from Morris was sold for $3,267,000, and leased back to the company for a period of 15 years at a monthly rate of $27,500, subject to an annual increase of 2% throughout the term of the lease.  The transaction did not qualify as a sale and leaseback transaction under Topic 842 and as such was accounted for as a financing lease.  The payments related to this lease are reflected in the table above.

~~A letter of credit of $1,000,000 is to be provided to the landlord in the above QCA financing lease obligation, of which $207,311 had been satisfied as of September 30, 2019.~~

On November 6, 2019, the Company acquired Deluxe.  In order to fund a portion of the acquisition price, the Company simultaneously entered into a sale leaseback transaction with a third-party lender whereby the building acquired from Deluxe was sold for $9,000,000, and leased back to the company for a period of 15 years at a monthly rate of $75,000, subject to an annual increase of 2.5% throughout the term of the lease.  The transaction did not qualify as a sale and leaseback transaction under Topic 842 and as such was accounted for as a financing lease.  The payments related to this lease are reflected in the table above.

On February 21, 2020, the Company acquired Excel.  In order to fund a portion of the acquisition price, the Company simultaneously entered into a sale leaseback transaction with a third-party lender whereby the building acquired from Excel was sold for $2,000,000, and leased back to the Company for a period of 15 years at a monthly rate of $18,700 for the first five years, subject to annual increases throughout the term of the lease.  The transaction did not qualify as a sale and leaseback transaction under Topic 842 and as such was accounted for as a financing lease.  The payments related to this lease are reflected in the table above.

Operating Leases

The table below presents the lease related assets and liabilities recorded on the Company’s consolidated balance ~~sheet as of September 30~~sheets as of March 31, 2020 and December 31, 2019:

		March 31		December 31,
	Classification on Balance Sheet	2020		~~September 30,~~ 2019
Assets
Operating lease assets	Operating lease right of use assets	$596,816	$	~~721,004~~660,032
Total lease assets		$596,816	$	~~721,004~~660,032

Liabilities
Current liabilities
Operating lease liability	Current operating lease liability	$279,233	$	~~254,535~~266,623
Noncurrent liabilities

Operating lease liability	Long-term operating lease liability	328,566		~~474,473~~403,931
Total lease liability		$607,799	$	~~729,008~~670,554

The lease expense for the ~~nine~~three months ended ~~September 30, 2019~~March 31, 2020 was $~~170,409~~87,584.  The cash paid under operating leases during the ~~nine~~three months ended ~~September 30, 2019~~March 31, 2020 was $~~162,405~~87,123.  At ~~September 30~~March 31, ~~2019~~2020, the weighted average remaining lease terms were ~~2.62~~2.15 years and the weighted average discount rate was 15%.

~~F - 37~~

Note 5 – Notes Payable

In May 2018, APF ~~also~~ secured a line of credit with Crestmark, providing for borrowings up to $1,000,000 at a variable interest rate, collateralized by APF’s outstanding accounts receivable.  In February 2019 the Company moved the Crestmark line of credit to FSW with a variable interest and collateralized by APF’s accounts receivable.  In January 2020 the Company received a default notice from Crestmark regarding noncompliance with certain loan covenants, including but not limited to, QCA’s failure to maintain a tangible net worth as contained in the loan agreement. QCA’s credit line with Crestmark totaled $2,800,000 and was restructured from an ABL line of credit to a ledger line of credit.  In addition, a minimum interest of 7.75% interest was imposed; an exit fee of 1% through January 31, 2021 and the financial covenant replaced with a requirement for QCA to maintain a free cash flow of at least $1.00 beginning with QCA’s financial statements as of January 31, 2020. The CEO has also validity guaranteed the $2.8 million line of credit with Crestmark. In addition with the acquisitions of Morris, Deluxe and Excel, the Company secured four lines of credit with Advanced Energy Capital for borrowings up to $6,250,000 at variable interest rates, collateralized by their respective accounts receivable.

On February 22, 2018, the Company issued a $3,000,000 note payable under the Amended and Restated Secured Promissory Note with the seller of VWES.  The note is secured by the assets of VWES and bears interest at 7% per annum and is due in semi-annual payments of $150,000 commencing on June 1, 2018, through June 1, 2020. The remaining principal and accrued interest is due on the 3 year anniversary.  The Company is not current on its payments on the note.  The balance as of March 31, 2020 is $2,910,000.

On April 5, 2018, the Company issued two secured promissory notes in the aggregate principal amount of $1,950,000 (“Secured APF Notes”) as part of the consideration for the purchase of APF ~~(see Note 9)~~.  The Secured APF Notes are secured by the equipment, customer accounts and intellectual property of the Company, and all of the products and proceeds from any of the assets of APF.  The Secured APF Notes bear interest at 4.25% per annum and have aggregate monthly payments of $19,975 for the first 23 months, with a balloon payment due in April 2020 for the remaining principal and interest outstanding. The note with an outstanding balance as of March 31, 2020 of approximately $1.09 million was amended subsequent to March 31, 2020. (See Note 13).  The Company is currently negotiating the extension of the other note with an outstanding balance of approximately $562,000 with the lender.

On May 3, 2018, the Company entered into an equipment note with a lender for total borrowings of $630,750, which is secured by the equipment of APF.  The note bears interest at ~~11.75~~10.25% per annum and is payable in weekly payments of $3,795 commencing on the loan date through May 4, 2022.

In connection with the Morris acquisition in January 2019, the Company issued three subordinated secured promissory notes for an aggregate of $3,100,000.  The notes bear interest at 4.25% per annum, require monthly payment for the first 35 months of $31,755 with any remaining principal and accrued interest due on the 3 year-anniversary.  The Company also issued three supplemental notes payable for an aggregate of $350,000.  The notes bear interest at 4.25% per annum and are due on the 1-year anniversary. The supplemental notes were amended in May 2020. (See Note 13).

In connection with the Deluxe acquisition in November 2019, the Company issued two subordinated secured promissory notes to the seller.  The first note for $1,900,000 bears interest at 4.25% per annum, require monthly payment for the first 35 months of $19,463 with any remaining principal and accrued interest due on the 3 year-anniversary.  The second note for $496,343 bears interest at 8.75% and is due in January 2020. In January 2020, the Company entered into a debt conversion agreement with the seller which fully settled the second note.  (See Note 8)

In connection with the Excel acquisition in February 2020, the Company issued a subordinated secured promissory note to the seller.  The note for $2,300,000 bears interest at 4.25% per annum, requires monthly interest only payments for 48 months and is due February 2024.   There was unpaid cash consideration of $392,362 as of March 31, 2020, which is included in notes payable as of March 31, 2020.

In November 2019, in connection with the termination of the lease for the San Diego building, the Company issued the landlord a note payable.  The note is for $2,740,000, bears interest at 7% with monthly payments starting at $15,984 and is due in November 2034.

In October and November 2019 the Company entered into two merchant agreements which are secured by rights to customer receipts until the loans have been repaid in full and subject to interest rates ranging from 13% to 20%.  Under the terms of these agreements, the Company will receive the disclosed purchase price of $600,000 and $300,000, respectively and agreed to repay the disclosed purchased amount of $839,400 and $420,000, respectively.  The merchant lenders collect the purchase amounts at the disclosed weekly payment rates of $29,978 and $11,667 over a period of 28 weeks and 36 weeks, respectively.   These loans were personally guaranteed by the CEO and COO.

In January 2020, the Company entered into a $200,000 term note with Celtic Capital, Inc.  The note is subject to annual interest which is the greater of 13% or 11% plus the 3 month LIBOR rate and requires monthly payments of $3,333 over a period of 60 months.  The note is secured by certain equipment of Deluxe.

In connection with the Excel acquisition, the Company entered into a $425,000 term note with Celtic Capital, Inc. The note is subject to annual interest which is the greater of 13% or 11% plus the 3 month LIBOR rate and requires monthly payments of $7,083 over a period of 60 months.  The note is secured by certain equipment of Excel.

The Company issued a $48,000 note in January 2020 to a private investor with an interest rate of 15% with a due date of 1 year.

In October 2019 Morris entered into an equipment finance note for $107,997 with an interest rate of 9.4% for 48 monthly payments with Bryn Mawr Equipment Finance Inc.

The outstanding balances for the loans were as follows:

		~~September 30~~March 31,		December 31,
		~~2019~~2020		~~2018~~2019
Lines of credit, current portion	$	~~3,086,487~~3,361,446	$	~~2,504,440~~3,816,103
Equipment loans, current portion		~~234,659~~310,921		~~260,301~~368,011
Term notes, current portion		~~3,308,712~~5,122,695		~~820,862~~3,849,273
Merchant loans		430,000		690,784
Total current		~~6,629,858~~9,225,062		~~3,585,603~~8,724,171
Long-term portion		~~5,521,502~~11,304,939		~~4,517,441~~9,850,184
Total notes payable	$	~~12,151,360~~20,530,001	$	~~8,103,044~~18,574,355

$755,000 worth of term loans are past due and are currently being negotiated with the lenders.

Future scheduled maturities of outstanding notes payable ~~from related parties~~ are as follows:

Twelve Months Ending  ~~September 30~~March 31,
~~2020~~2021	$	~~6,629,858~~9,225,062
~~2021~~		~~2,752,639~~
2022		~~2,648,863~~1,276,038
2023		~~80,000~~4,896,304
2024		~~40,000~~2,537,129
2025	196,832

Thereafter	2,398,636
Total	$	~~12,151,360~~20,530,001

~~F - 38~~

Note 6 – Notes Payable, Related Parties

At ~~September 30, 2019~~March 31, 2020 and December 31, ~~2018~~2019, notes payable due to related parties consisted of the following:

		~~September 30~~March 31,		December 31,
		~~2019~~2020		~~2018~~2019
Notes payable; non-interest bearing; due upon demand; unsecured		$4,500		$4,500
Note payable; bearing interest at 8% per annum; due June 30, 2017; unsecured		7,500		7,500
Series of notes payable, bearing interest at rates from 10% to 20% per annum, with maturity dates from April 2018 to July 2020, unsecured		~~389,820~~338,998		~~180,000~~329,820
Total notes payable - related parties	$	~~401,820~~350,998	$	~~192,000~~341,820

The above notes which are in default as of ~~September 30, 2019~~March 31, 2020, except for one note due in July 2020 with an outstanding balance of approximately $105,000, were due on demand by the lenders as of the date of ~~this Report~~the Company’s quarterly report for the quarter ended March 31, 2020.

Note 7 – Convertible Notes Payable

At ~~September 30, 2019~~March 31, 2020 and December 31, ~~2018~~2019, convertible notes payable consisted of the following:

	~~September 30~~March 31,	December 31,
	~~2019~~2020	~~2018~~2019
Series of convertible notes payable issued prior to December 31, 2016, bearing interest at rates of 8% - 20% per annum, with due dates ranging from April 2016 through October 2017. The outstanding principal and interest balances are convertible into shares of Class A common stock at the option of the debt holder at exercise prices ranging from $0.10 to $1 per share.	$25,000	$25,000

Secured convertible notes payable issued to the sellers of QCA on April 1, 2016 for an aggregate of $2,000,000, bearing interest at 5% per annum, due in monthly payments starting on July 1, 2016 and due in full on July 1, 2019.  On August 6 and 11, 2019, the Company extended the due date of ~~one of~~ the two notes  to December 31, 2020 and December 31, 2022, respectively.  The outstanding principal and interest balances are convertible after 12 months into Class A common stock at the option of the debt holder at a conversion price of $1 per share.

	~~1,429,587~~1,271,186	~~1,654,588~~1,324,588

Convertible note payable issued in January 2017, bearing interest at rates of 10% per annum, and due in January 2018. The outstanding principal and interest balances are convertible into shares of Class A common stock at the option of the debt holder at an exercise price of $1 per share.	10,000	10,000

~~On January 10, 2018, the Company entered into a variable convertible note for $150,000 with net proceeds of $135,000.  The note is due October 1, 2018 and bears interest at 12% per annum.  The note is immediately convertible into shares of Class A common stock at  the lesser of $0.16 per share or 60% of the lowest trading price the previous 25 days prior to conversion.  The Company can prepay the note within the first 90 days following January 10, 2018 with a prepayment penalty equal to 145% of the total outstanding balance.  The Company issued 333,333 shares to the lender with this note, which has been recorded as a discount.~~

	~~-~~	~~95,000~~

On April 5, 2018, the Company entered into convertible promissory notes for an aggregate principal amount of $450,000 as part of the consideration for the acquisition of APF ~~(see Note 9)~~. The convertible notes are due in full in 36 months and bear interest at 4.25% per annum, and are convertible into shares of Class A common stock after 6 months from the issuance date at a rate of $1 per share.	450,000	450,000

On April 9, 2018, the Company entered into a variable convertible note for $124,199 with net proceeds of $115,000.  The note is due January 9, 2019 and bears interest at 12% per annum.  After 180 days, the note is convertible into shares of the Company's Class A common stock at a discount of 35% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.  In connection with this variable convertible note, the Company issued 76,670 shares of its Class A common stock, along with warrants to purchase 153,340 shares of Class A common stock at an exercise price of $1 per share which are immediately vested and have a 3 years contractual life.  The value of the common stock and warrants have been recorded as a discount.

	~~500~~-	~~61,699~~500

On August 30, 2018, the Company entered into a variable convertible note for $337,500 with net proceeds of $303,750. The note is due February 28, 2019 and bears interest at 10% per annum. The note is immediately convertible into shares of the Company's Class A common stock at a discount of 42% to the average of the two lowest trading closing prices of the stock for ten days prior to conversion. This note was amended in November 2019 to affect a floor in the conversion price of $0.15 per share. The note was fully converted as of March 31, 2020.	-	187,681

On October 23, 2018, the Company entered into a variable convertible note for $220,000 with net proceeds of $198,000. The note is due December 14, 2018 and bears interest at 10% per annum. The note is immediately convertible into shares of the Company's Class A common stock at a discount of 42% to the average of the two lowest trading closing prices of the stock for ten days prior to conversion. This note was amended in November 2019 to affect a floor in the conversion price of $0.15 per share. The note was fully converted as of March 31, 2020.	-	115,000

On December 7, 2018, the Company entered into a variable convertible note for $130,000 with net proceeds of $122,200. The note is due September 7, 2019 and bears interest at 12% per annum. The note is immediately convertible into shares of the Company's Class A common stock at a discount of 40% to the lowest trading closing prices of the stock for 20 days prior to conversion. This note was amended in November 2019 to increase the principal amount by $180,000 due to penalty interest; increased the interest to 15% and affect a floor in the conversion price of $0.15 per share.	105,000	195,000

On November 6, 2019, the Company issued a convertible note for $600,000 with net proceeds of $570,000. The note is due November 6, 2020 and bears interest at 15% per annum. The note is immediately convertible into shares of the Company's Class A common stock at a fixed price of $0.15 per share.	580,000	600,000

On November 6, 2019, the Company issued a convertible note for $350,000. The note is due November 6, 2020 and bears interest at 15% per annum. The note is immediately convertible into shares of the Company's Class A common stock at a fixed price of $0.15 per share.	350,000	350,000

On November 14, 2019, the Company issued a convertible note for $137,870. The note is due November 13, 2020 and bears interest at 15% per annum. The note is immediately convertible into shares of the Company's Class A common stock at a fixed price of $0.15 per share. The note was fully converted as of March 31, 2020.	-	137,870

On November 14, 2019, the Company issued convertible note for $35,000. The note is due November 13, 2020 and bears interest at 15% per annum. The note is immediately convertible into shares of the Company's Class A common stock at a fixed price of $0.15 per share.	35,000	35,000

On November 14, 2019, the Company issued convertible note for $200,000. The note is due November 13, 2020 and bears interest at 15% per annum. The note is immediately convertible into shares of the Company's Class A common stock at a fixed price of $0.15 per share.	200,000	200,000
Total convertible notes payable	3,026,186	3,630,639
Less: discount on convertible notes payable	(601,059)	(846,833)
Total convertible notes payable, net of discount	2,425,127	2,783,806
Less: current portion of convertible notes payable	(280,084)	(1,110,118)
Long-term portion of convertible notes payable	$2,145,043	$1,673,688

~~F - 39~~

~~On April 9, 2018, the Company entered into a variable convertible note for $37,800 with net proceeds of $35,000.  The note is due January 9, 2019 and bears interest at 12% per annum.  After 180 days, the note is convertible into shares of the Company’s Class A common stock at a discount of 35% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.~~

~~68,757~~	~~37,800~~

~~On June 4, 2018, the Company entered into a variable convertible note for $165,000 with net proceeds of $151,500.  The note is due December 4, 2019 and bears interest at 10% per annum.  The note is immediately convertible into shares of the Company's Class A common stock at a discount of 42% to the average of the two lowest trading closing prices of the stock for ten days prior to conversion.  The Company issued 850,000 shares of Class A common stock to the note holder which are returnable if no event of default has occurred and the note is paid in full within 180 days of the note date.~~

~~116,480~~	~~165,000~~

~~On July 18, 2018, the Company entered into a variable convertible note for $88,000 with net proceeds of $88,000.  The note is due April 30, 2019 and bears interest at 12% per annum.  The note is immediately convertible into shares of the Company's Class A common stock at a discount of 42% to the average of the two lowest trading closing prices of the stock for ten days prior to conversion.~~

~~-~~	~~88,000~~

~~On August 30, 2018, the Company entered into a variable convertible note for $337,500 with net proceeds of $303,750.  The note is due February 28, 2019 and bears interest at 10% per annum.  The note is immediately convertible into shares of the Company's Class A common stock at a discount of 42% to the average of the two lowest trading closing prices of the stock for ten days prior to conversion.~~

~~198,348~~	~~337,500~~

~~On September 27, 2018, the Company entered into a variable convertible note for $93,000 with net proceeds of $93,000.  The note is due July 15, 2019 and bears interest at 12% per annum.  The note is immediately convertible into shares of the Company's Class A common stock at a discount of 42% to the average of the two lowest trading closing prices of the stock for ten days prior to conversion.~~

~~-~~	~~93,000~~

~~On October 23, 2018, the Company entered into a variable convertible note for $220,000 with net proceeds of $198,000.  The note is due December 14,2018 and bears interest at 10% per annum.  The note is immediately convertible into shares of the Company's Class A common stock at a discount of 42% to the average of the two lowest trading closing prices of the stock for ten days prior to conversion.~~

~~49,000~~	~~220,000~~

~~On November 12, 2018, the Company entered into a variable convertible note for $670,000 with net proceeds of $636,000.  The note is due November 12, 2019 and bears interest at 10% per annum.  The note is immediately convertible into shares of the Company's Class A common stock at a discount of 35% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.~~

~~511,700~~	~~670,000~~

~~F - 40~~

~~On December 7, 2018, the Company entered into a variable convertible note for $130,000 with net proceeds of $122,200.  The note is due September 7, 2019 and bears interest at 12% per annum.  The note is immediately convertible into shares of the Company's Class A common stock at a discount of 40% to the lowest trading closing prices of the stock for 20 days prior to conversion. This convertible note is past due.~~

		~~98,000~~			~~130,000~~

~~On February 5, 2019, the Company entered into a variable convertible note for $103,000 with net proceeds of $103,000.  The note is due November 30, 2019 and bears interest at 12% per annum.  The note is immediately convertible into shares of the Company's Class A common stock at a discount of 42% to the average of the two lowest trading closing prices of the stock for ten days prior to conversion. This convertible note is past due.~~

		~~67,000~~			~~-~~

~~Total convertible notes payable~~		~~3,024,372~~			~~4,037,587~~

~~Less: discount on convertible notes payable~~		~~(113,741~~	~~)~~		~~(942,852~~	~~)~~

~~Total convertible notes payable, net of discount~~		~~2,910,631~~			~~3,094,735~~

~~Less: current portion of convertible notes payable~~		~~(1,787,943~~	~~)~~		~~(2,644,735~~	~~)~~

~~Long-term portion of convertible notes payable~~	~~$~~	~~1,122,688~~		~~$~~	~~450,000~~

The discounts on convertible notes payable arise from stock issued with notes payable, beneficial conversion features, as well as conversion features of certain convertible notes being treated as derivative liabilities (see Note 11).  The discounts are being amortized over the terms of the convertible notes payable.  Amortization of debt discounts during the ~~nine~~three months ended ~~September 30,~~March 31, 2020 and 2019 ~~and 2018~~ amounted to $~~932,111~~245,774 and $~~701,850~~397,550, respectively, and is recorded as interest expense in the accompanying consolidated statements of operations.  The unamortized discount balance for these notes was $~~113,741~~601,059 as of ~~September 30~~March 31, ~~2019~~2020, which is expected to be amortized over the next 12 months.

A summary of the activity in the Company's convertible notes payable is provided below:

Balance outstanding, December 31,  ~~2018~~2019	$	~~3,094,735~~2,783,806
~~Issuance of convertible notes payable for cash~~		~~103,000~~

~~Issuance of convertible notes payable for penalty interest~~		~~128,777~~
Repayment of notes		(~~787,700~~73,902)	~~)~~
Conversion of notes payable to common stock		(~~457,292~~545,551)	~~)~~
~~Discount from derivative liability~~Penalty interest added to convertible note		~~(103,000~~15,000	~~)~~
Amortization of debt discounts		~~932,111~~245,774
Balance outstanding,  ~~September 30~~March 31, ~~2019~~2020	$	~~2,910,631~~2,425,127

Note 8 – Stockholders' Equity

Preferred Stock

The Company is authorized to issue ~~10,000,000~~5,000,000 shares of $.0001 par value preferred stock.

Series B Preferred Stock

The Company is authorized to issue 100 shares of Series B preferred stock.  The Series B Preferred Stock has a $1.00 stated value and does not accrue dividends.  The Series B has the following voting rights:

1.If at least one share of Series B Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series B Preferred Stock at any given time, regardless of their number, shall have that number of votes (identical in every other respect to the voting rights of the holders of all classes of Common Stock or series of preferred stock entitled to vote at any regular or special meeting of stockholders) equal to two hundred percent (200%) of the total voting power of all holders of the Company’s common and preferred stock then outstanding, but not including the Series B Preferred Stock.

2.If more than one share of Series B Preferred Stock is issued and outstanding at any time, then each individual share of Series B Preferred Stock shall have the voting rights equal to: Two hundred percent (200%) of the total voting power of all holders of the Company’s common and preferred stock then outstanding, but not including the Series B Preferred Stock divided by the number of shares of Series B Preferred Stock issued and outstanding at the time of voting.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders of the Series B Preferred Stock are entitled to receive out of the assets of the Company for each share of Series B Preferred Stock then held by the Holder an amount equal to the Stated Value, and all other amounts in respect thereof then due and payable before any distribution or payment shall be made to the holders of any Junior Securities.

The Series B Preferred Stock shall be convertible into shares of the Company's Class A Common Stock only as follows:

1.In the event that the Holder of Series B Preferred Stock ceases to be a director of the Company, upon such director's resignation or removal from the board by any means, the shares of Series B Preferred Stock held by such resigning or removed director shall convert automatically into that same number of shares of Class A Common Stock (i.e. on a one-for-one share basis).

2.Shares of Series B Preferred Stock converted into Class A Common Stock, canceled, or redeemed, shall be canceled and shall have the status of authorized but unissued shares of undesignated preferred stock.

As of ~~September 30, 2019~~March 31, 2020 and December 31, ~~2018~~2019, ~~no~~5 and 0 shares of preferred stock were outstanding.

Common Stock

Pursuant to the Amended and Restated Certificate of Incorporation, the Company is authorized to issue three classes of common stock: Class A common stock, which has one vote per share, Class B common stock, which has ten votes per share and Class C common stock, which has five votes per share.  Any holder of Class B common stock may convert his or her shares at any time into shares of Class A common stock on a share-for-share basis. Otherwise the voting rights of the two classes of common stock will be identical.  Any holder of Class C common stock may convert 25% of his or her shares at any time after the 3rd to 6th anniversary into shares of Class A common stock on a share-for-share basis. Otherwise the voting rights of the two classes of common stock will be identical.

~~F - 41~~

The Company had the following transactions in its common stock during the ~~nine~~three months ended ~~September 30~~March 31, ~~2019~~2020:

~~•~~	~~issued 68,602,751 shares of Class A common stock for the conversion of $457,292 of outstanding convertible notes payable and $66,544 of accrued interest;~~

~~•~~	~~issued 7,097,595 shares of Class C common stock as a dividend to the Class A common stockholders.~~

~~•~~	~~issued 200,000 shares of Class B common stock and 2,772,606 shares of Class C common stock to officer, directors and employees for services rendered valued at $38,644.~~

1.Issued 3,941,753 Class A common stock for cash for total proceeds of $250,000;

2.Issued 4,648,879 Class A common stock for the conversion of convertible debt and accrued interest of $697,332;

3.Issued 1,617,067 Class A common stock and 1,617,067 Class C common stock to the Seller of Deluxe for the settlement of debt of $485,120; the fair value of the stock was $330,528.  The Company recognized a gain on the settlement of debt of $154,592;

4.Issued 300,000 Class A common stock with a fair value of $44,700 to a noteholder as penalty interest; and

Issued 4,023,088 Class B common stock to settle unpaid salaries of $603,463.

Stock Options

The Company has issued stock options to purchase shares of the Company’s Class A common stock issued pursuant to the Company's 2016 Stock Option and Stock Award Plan (the "Plan").  The Company uses the Black-Scholes option pricing model to estimate the fair value of stock-based awards on the date of grant and on each modification date.

The following summarizes the stock option activity for the ~~nine~~three months ended ~~September 30~~March 31, ~~2019~~2020:

Weighted-
			Weighted-	Average
			Average	Remaining		Aggregate
			Exercise	Contractual		Intrinsic
	Options		Price	Life (Years)		Value

Outstanding at December 31,  ~~2018~~2019	1,790,000		$0.19	~~9.10~~8.10	$	~~-~~176,445
Granted	-
Forfeited	-
Exercised	-
Outstanding at  ~~September 30~~March 31, ~~2019~~2020	1,790,000		$0.19	~~8.60~~7.85		$-

Vested and expected to vest
~~Vested and expected to vest at September 30, 2019~~at March 31, 2020	1,790,000		$0.19	~~8.35~~7.85		$-

Exercisable at  ~~September 30~~March 31, ~~2019~~2020	~~727,594~~951,344	$	~~0.26~~0.24	~~8.12~~7.67		$-

The following table summarizes information about options outstanding and exercisable as of ~~September 30~~March 31, ~~2019~~2020:

	Options Outstanding			Options Exercisable
		Weighted	Weighted		Weighted
		Average	Average		Average
Exercise	Number	Remaining	Exercise	Number	Exercise
Price	of Shares	Life (Years)	Price	of Shares	Price

$0.05	979,000	~~9.13~~8.13	$0.05	~~271,563~~393,938	$0.05

0.10	85,000	~~9.04~~8.03	0.10	~~21,250~~37,188	0.10
0.13	388,500	~~8.34~~7.34	0.13	~~194,250~~267,094	0.13
0.26	114,000	~~8.10~~7.09	0.26	~~64,125~~85,500	0.26
0.90	223,500	~~8.02~~7.02	0.90	~~125,719~~167,624	0.90
	1,790,000			~~676,907~~951,344

During the ~~nine~~three months ended ~~September 30,~~March 31, 2020 and 2019 ~~and 2018~~, stock option expense amounted to $~~58,667~~19,556 and $~~52,309~~19,341, respectively.  Unrecognized stock option expense as of ~~September 30, 2019~~March 31, 2020 amounted to $~~142,170~~101,819, which will be recognized over a period extending through December 2022.

~~F - 42~~

Warrants

~~On April 9, 2018, the Company granted 153,340 warrants in connection with the issuance of a convertible note payable.  The warrants have a 3 year contractual life, an exercise price of $1 per share and are vested immediately.~~

~~On January 1, 2017, the Company granted 75,000 warrants to the seller of VWES.  The warrants have a 3 year contractual life, an exercise price of $4.25 per share and are vested immediately.  The warrants were accounted for as part of the purchase price of the acquisition of VWES.  On February 22, 2018, in connection with the Amended Agreement (see Note 9), the warrants were cancelled and replaced with 75,000 new warrants with an exercise price of $1 per share that were vested immediately and have a contractual life of 3 years.~~

~~During the year ended December 31, 2017, the Company granted an aggregate total of 2,001 warrants to individuals.  These warrants all have a 3 year contractual life, an exercise price of $2.00 per share and are vested immediately.~~

As of ~~September 30~~March 31, ~~2019~~2020, the Company had ~~277,001~~275,000 warrants outstanding with a weighted average exercise price of $1.01 and a weighted average remaining life of ~~1.48~~0.98 years.

Note 9 – Business ~~Combination~~Combinations

Morris

On January 9, 2019, (with an effective date of January 1, 2019) the Company entered into a Securities Purchase Agreement (the "SPA") with Morris Sheet Metal Corp., an Indiana corporation, JTD Spiral, Inc. a wholly owned subsidiary of MSM, an Indiana corporation, Morris Enterprises LLC, an Indiana limited liability company and Morris Transportation LLC, an Indiana limited liability company.  This acquisition was considered an acquisition of a business under ASC 805.

A summary of the purchase price allocation at fair value is below. ~~The business combination accounting is not yet complete and the amounts assigned to assets acquired and liabilities assumed are provisional.  Therefore, this may result in future adjustments to the provisional amounts as new information is obtained about facts and circumstances that existed at the acquisition date.~~

	Purchase Allocation
Cash	$192,300
Accounts receivable	~~1,498,591~~2,146,541
Inventory	453,841
~~Prepaid expenses and other current~~Contract assets	~~858,456~~210,506
Property and equipment	4,214,965
Customer list	490,000
Goodwill	~~603,592~~113,592
Accounts payable	(234,236)	~~)~~
Accrued expenses	(~~443,908~~351,865)	~~)~~
Contract liabilities	(92,043)
Notes payable	(1,033,695)	~~)~~

$6,109,906

The purchase price was paid as follows:

Cash	$2,159,906
Seller notes	3,450,000
Acquisition contingency	500,000
$6,109,906

One year after the closing date, the sellers will calculate monthly the 85/25 requirement to meet the Construction Industry Exemption for the Withdraw Liability (WDL). If the calculations verify Morris Sheet Metal Corp. and/or JTD Spiral, Inc. met the Exemption requirement for six consecutive months the Company will pay the sellers a $500,000 success fee.  ~~The Company anticipates that this contingency will be met and it will be obligated~~In January 2020, the Company determined that the conditions were not met; therefore the Company is no longer required to pay the additional $500,000.

Simultaneous with the purchase of Morris, a building, owned by Morris prior to the acquisition, was sold in a sale-leaseback transaction agreement, whereby the building was leased from the buyer for 15 years.  The proceeds from the sale-leaseback of $3,267,000 were used to fund the cash consideration to the sellers.  The building and the lease is being treated as a financing lease (see Note 4).

~~F - 43~~

Deluxe

~~American Precision Fabricators (“APF”)~~

On November 6, 2019, the Company purchased Deluxe Sheet Metal, Inc., an Indiana corporation, DSM Holding, LLC, an Indiana limited liability company, and Lonewolf Enterprises, LLC, an Indiana limited liability company (collectively “Deluxe”) This acquisition was considered an acquisition of a business under ASC 805.

~~On April 5, 2018, the Company announced that it had entered into a Securities Purchase Agreement (the "SPA") with APF, an Arkansas corporation, and Andy Galbach ("Galbach") and Clarence Carl Davis, Jr. ("Davis"), the owners of APF (the "Sellers").  Pursuant to the SPA, the Company acquired 100% of the outstanding shares in APF.~~

~~The total purchase price of APF from the SPA amounted to $4,500,000, which consisted of aggregate cash consideration paid to the Sellers of $2,100,000, an aggregate of $1,950,000 of secured promissory notes due to the Sellers (see Note 5), and an aggregate of $450,000 of convertible promissory notes due to the Sellers.  At the closing date, the Company and the Sellers agreed to a reduction of the purchase price of $123,250, resulting from a net working capital adjustment which was deducted from the cash consideration due to the Sellers.  As a result, the total purchase price of APF was $4,376,750.~~

A summary of the purchase price allocation at fair value is below.

Purchase Allocation
Cash	$140,948
Accounts receivable	2,785,454
Inventory	736,312
Prepaid expenses and other current assets	61,320
Contract assets	350,138
Property and equipment	9,502,045
Customer list	1,050,000
Accounts payable	(1,122,317)
Accrued expenses and other current liabilities	(163,891)
Contract liabilities	(155,016)
Notes payable	(7,544,871)
Bargain purchase gain	(2,143,779)
$3,496,343

The Company recognized a bargain purchase gain of $2,143,779 on the acquisition of Deluxe as a result the seller being motivated to sell in order to focus his time and effort on another business venture.

The purchase price was paid as follows:

Cash	$1,100,000
Seller notes	2,396,343
$3,496,343

Simultaneous with the purchase of Deluxe, a building, owned by Deluxe prior to the acquisition, was sold in a sale-leaseback transaction agreement, whereby the building was leased from the buyer for 15 years.  The proceeds from the sale-leaseback of $9,000,000 were used to fund the cash consideration to the sellers.  The building and the lease is being treated as a financing lease (see Note 4).

Excel

On February 21, 2020, the Company purchased Excel Fabrication, LLC., an Idaho Limited Liability Company (“Excel”).  This acquisition was considered an acquisition of a business under ASC 805.

A summary of the purchase price allocation at fair value is below. ~~During the period ended June 30, 2019, the Company finalized the purchase price allocation.  As a result the Company took a charge to earnings during the three months ended June 30, 2019 for $65,833 for amortization on the customer list from the purchase~~The business combination accounting is not yet complete and the amounts assigned to assets acquired and liabilities assumed are provisional.  Therefore, this may result in future adjustments to the provisional amounts as information is obtained about facts and circumstances that existed at the acquisition date ~~to June 30, 2019~~.

Purchase Allocation
~~Accounts receivable~~Cash	$	~~945,050~~174,283
~~Inventory~~Accounts receivable		~~675,074~~1,943,481
~~Prepaid expenses and other~~Other current assets		~~250,040~~9,074
Property and equipment		~~3,300,000~~2,958,190
Customer list		~~790,000~~910,000
~~Goodwill~~		~~440,100~~
Accounts payable		(~~1,234,328~~340,151)	~~)~~
Accrued expenses and other current liabilities		(~~154,186~~262,506)	~~)~~
~~Line of credit~~Goodwill		~~(165,000~~99,629	~~)~~
$5,492,000

The purchase price was paid as follows:

Cash		$2,600,000
~~Deferred tax liability~~Contingent consideration		~~(470,000~~592,000	~~)~~
Seller notes		2,300,000
	$	~~4,376,750~~5,492,000

As part of the purchase price, the Company is also liable to the seller for royalty payments over a period of 5 years whenever revenues exceed certain thresholds as provided for in the purchase agreement at rates ranging from 2% to 7%.

Simultaneous with the purchase of Excel, a building, owned by Excel prior to the acquisition, was sold in a sale-leaseback transaction agreement, whereby the building was leased from the buyer for 15 years.  The proceeds from the sale-leaseback of $2,000,000 were used to fund the cash consideration to the seller.  The building and the lease is being treated as a financing lease (see Note 4).

The following are the unaudited pro forma results of operations for the ~~nine~~three months ended ~~September 30,~~March 31, 2020 and 2019 ~~and 2018~~, as if Morris, Deluxe and ~~APF~~Excel had been acquired on January 1, ~~2018~~2019.  The pro forma results include estimates and assumptions which management believes are reasonable.  However, pro forma results do include any anticipated cost savings or other effects of the planned integration of these entities, and are not necessarily indicative of the results that would have occurred if the business combination had been in effect on the dates indicated.

				Pro Forma Combined Financials (unaudited)
				~~Nine~~Three Months Ended March 31,~~September 30,~~
	~~2019~~			2020		~~2018~~2019
Sales	$	~~20,690,014~~		9,821,341	$	~~19,812,607~~10,435,563
Cost of goods sold		~~15,542,194~~		7,672,154		~~14,202,405~~8,972,333
Gross profit		~~5,147,820~~		2,149,187		~~5,610,202~~1,463,230
Operating expenses		~~5,509,996~~		3,059,891		~~5,675,248~~3,522,172
Loss from operations		~~(362,176~~	~~)~~	(910,704)		(~~65,046~~2,058,942)	~~)~~
Net income (loss) from continuing operations		~~(3,581,832~~	~~)~~	443,329		(~~2,121,185~~3,187,476)	~~)~~
~~Loss~~Income (loss) per share		~~(0.06~~	~~)~~	0.00		(~~0.08~~0.10)	~~)~~

~~F - 44~~

Note 10 – Industry Segments

This summary presents the Company's segments, QCA, APF ~~and~~, Morris, Deluxe and Excel for the three ~~and nine~~ months ended ~~September 30,~~March 31, 2020 and 2019 ~~and 2018~~:

					Three Months Ended March 31,~~September 30,~~	~~Nine Months Ended September 30,~~
	~~2019~~				~~2018~~2020	~~2019~~		~~2018~~2019

Revenue
 ~~QCA~~	~~$~~	~~2,252,997~~	QCA	$	~~2,910,462~~2,030,126	~~$~~	~~7,056,674~~	$ ~~7,856,208~~2,477,542
 ~~APF~~		~~966,735~~	APF		~~1,200,529~~529,041		~~3,925,190~~	~~2,162,126~~1,708,992
 ~~Morris~~			Morris	~~3,820,472~~	3,254,927			2,870,797
			Deluxe		~~-~~2,394,164			~~9,561,843~~-
			Excel		627,338			-
 ~~Unallocated and eliminations~~		~~47,978~~	Unallocated and eliminations		~~231,212~~-		~~146,307~~	~~551,698~~68,658
	~~$~~	~~7,088,182~~		$	~~4,342,203~~8,835,596	~~$~~	~~20,690,014~~	$ ~~10,570,032~~7,125,989

Gross profit
			QCA		$505,782			$658,394
			APF		(29,642)			700,200
			Morris		629,623			721,166
			Deluxe		514,195			-

			Excel		139,786			-
			Unallocated and eliminations		-			37,773
 ~~Gross profit~~					$1,759,744			$2,117,533

 ~~QCA~~Depreciation and amortization	~~$~~	~~711,053~~		~~$~~	~~1,233,038~~	~~$~~	~~2,083,729~~	~~$ 2,915,421~~
 ~~APF~~			QCA	~~294,722~~$	53,981			$84,397
			APF		~~713,047~~71,961			~~1,180,619~~68,708 ~~816,688~~
 ~~Morris~~			Morris	~~702,675~~	151,264			91,859
			Deluxe		~~-~~176,250			~~1,747,619~~-
			Excel		30,806			-
 ~~Unallocated and eliminations~~		~~68,409~~	Unallocated and eliminations		~~276,205~~-		~~135,853~~	~~359,833~~8,333
	~~$~~	~~1,776,859~~		$	~~2,222,290~~484,262	~~$~~	~~5,147,820~~	$ ~~4,091,942~~253,297

Interest Expenses
			QCA		$120,445			$180,582
			APF		79,944			-
			Morris		374,400			45,831
			Deluxe		257,202			-
			Excel		47,855			-

				Unallocated and eliminations		769,381					805,217
 ~~Income (loss) from operations~~						$1,649,227					$1,031,630

 ~~QCA~~Net income (loss)	~~$~~	~~111,832~~			~~$~~	~~452,793~~		~~$~~	~~179,707~~		~~$ 1,184,664~~
				QCA		$(185,690)					$(130,442)
 ~~APF~~		~~110,454~~		APF		(~~256,068~~365,115)	~~)~~		~~561,990~~		~~(404,148~~411,402	~~)~~
 ~~Morris~~				Morris	~~423,083~~	320,412					(17,413)
				Deluxe		~~-~~(79,306)					~~507,162~~-
				Excel		(268,815)					-
 ~~Unallocated and eliminations~~		~~(608,377~~	~~)~~	Unallocated and eliminations		~~(361,527~~828,902	~~)~~		~~(1,611,035~~	~~)~~	(~~943,609~~1,693,885)	~~)~~
	~~$~~	~~36,992~~			$	~~(164,802~~250,388	~~)~~	~~$~~	~~(362,176~~	~~)~~	$ (~~163,093~~1,430,338)	~~)~~

						As of					As of
 ~~Depreciation and amortization~~						March 31,					December 31,
						2020					2019
Total Assets
 ~~QCA~~	~~$~~	~~84,398~~		QCA	$	~~75,755~~6,439,268		~~$~~	~~253,192~~		$ ~~220,976~~6,359,711
 ~~APF~~		~~82,514~~		APF		~~95,817~~4,880,556			~~286,119~~		~~191,634~~5,344,175
				Morris		7,989,351					8,771,165
 ~~Morris~~				Deluxe	~~95,342~~	13,837,271					14,810,307

			Excel		~~-~~5,904,911					~~281,310~~-
 ~~Unallocated and eliminations~~		~~8,333~~	Unallocated and eliminations		~~52,965~~345,629			~~24,999~~		~~278,133~~516,240
	~~$~~	~~270,587~~		$	~~224,537~~39,396,986		~~$~~	~~845,620~~		$ ~~690,743~~35,801,598

 ~~Interest Expenses~~Goodwill
 ~~QCA~~	~~$~~	~~180,014~~	QCA	$	~~170,785~~1,963,761		~~$~~	~~538,252~~		$ ~~469,368~~1,963,761
 ~~APF~~		~~94,562~~	APF		~~39,443~~440,100			~~263,071~~		~~68,149~~440,100
			Morris		113,592					113,592
 ~~Morris~~		~~150,138~~	Deluxe		-			~~302,724~~		-
			Excel		99,629					-
 ~~Unallocated and eliminations~~		~~274,130~~	Unallocated and eliminations		~~490,886~~-			~~1,632,921~~		~~1,105,045~~-
	~~$~~	~~698,844~~		$	~~701,114~~2,617,082		~~$~~	~~2,736,968~~		$ ~~1,642,562~~2,517,453

 ~~Net income (loss)~~Accounts receivable, net
 ~~QCA~~	~~$~~	~~9,736~~	QCA	$	~~337,956~~1,311,406		~~$~~	~~(156,877~~	~~)~~	$ ~~888,904~~1,234,898
 ~~APF~~		~~15,892~~	APF		~~(295,511~~458,597	~~)~~		~~298,919~~		~~(472,297~~831,477	~~)~~
			Morris		2,579,153					3,488,340
 ~~Morris~~			Deluxe	~~272,945~~	2,510,114					3,156,492
			Excel		~~-~~1,864,964					~~209,063~~-

 ~~Unallocated and eliminations~~		~~2,506,609~~	Unallocated and eliminations		~~(1,865,155~~-	~~)~~		~~(3,932,937~~	~~)~~		~~(2,809,067~~20,358	~~)~~
	~~$~~	~~2,805,182~~		$	~~(1,822,710~~8,724,234	~~)~~	~~$~~	~~(3,581,832~~	~~)~~	$	~~(2,392,460~~8,731,565	~~)~~

~~F - 45~~

	~~As of~~			~~As of~~
	~~September 30,~~			~~December 31,~~
	~~2019~~			~~2018~~
 ~~Total Assets~~
 ~~QCA~~	~~$~~	~~13,152,517~~		~~$~~	~~10,767,883~~
 ~~APF~~		~~11,254,397~~			~~6,159,098~~
 ~~Morris~~		~~15,929,389~~			~~-~~
 ~~Unallocated and eliminations~~		~~(14,063,370~~	~~)~~		~~1,013,695~~
	~~$~~	~~26,272,933~~		~~$~~	~~17,940,676~~

 ~~Goodwill~~
 ~~QCA~~	~~$~~	~~1,963,761~~		~~$~~	~~1,963,761~~
 ~~APF~~		~~440,100~~			~~1,230,100~~
 ~~Morris~~		~~603,592~~			~~-~~
 ~~Unallocated and eliminations~~		~~-~~			~~-~~
	~~$~~	~~3,007,453~~		~~$~~	~~3,193,861~~

 ~~Accounts receivable, net~~
 ~~QCA~~	~~$~~	~~1,531,514~~		~~$~~	~~1,649,701~~
 ~~APF~~		~~1,003,589~~			~~958,153~~
 ~~Morris~~		~~2,066,789~~			~~-~~
 ~~Unallocated and eliminations~~		~~29,750~~			~~2,500~~
	~~$~~	~~4,631,642~~		~~$~~	~~2,610,354~~

Note 11 – Derivative Liabilities and Fair Value Measurements

Derivative liabilities

The Company has issued convertible notes payable that were evaluated under the guidance in ASC 815-40, Derivatives and Hedging, and were determined to have characteristics of derivative liabilities.  As a result of the characteristics of these notes, the conversion options relating to previously issued convertible debt and outstanding Class A common stock warrants were also required to be accounted for as derivative liabilities under ASC 815.  Under this guidance, this derivative liability is marked-to-market at each reporting period with the non-cash gain or loss recorded in the period as a gain or loss on derivatives.

The valuation of our embedded derivatives is determined by using the Black-Scholes Option Pricing Model.  As such, our derivative liabilities have been classified as Level 3.

The Company estimated the fair value of the derivative liabilities using the Black-Scholes Option Pricing Model and the following key assumptions at ~~September 30, 2019 and~~ December 31, ~~2018~~2019:

	~~September 30,~~		December 31,
	~~2019~~		~~2018~~2019

Risk free rate	~~2.03% to 2.51%~~		~~1.89~~1.60%	~~%~~
Volatility	~~231% - 321~~	~~%~~	~~200~~287%-298%	~~%~~
Expected terms (years)	~~0.5 to 1.51~~		~~1.3~~0.5 to ~~2.53~~1.26
Dividend rate	~~0~~	~~%~~	0%	~~%~~

Fair value measurements

ASC 820, Fair Value Measurements and Disclosures , defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level of input that is significant to the fair value measurement of the instrument.

~~F - 46~~

The following table provides a summary of the fair value of ~~our~~the derivative liabilities as of ~~September 30, 2019~~March 31, 2020 and December 31, ~~2018:~~2019.  There were no derivative liabilities at March 31, 2020 as the convertible notes with variable conversion prices were repaid during the three months ended March 31, 2020.

~~Description~~	~~Fair Value As of September 30, 2019~~		Fair Value	Fair Value Measurements at ~~September 30, 2019 Using Fair Value Hierarchy~~
			As of	March 31, 2020
Description			March 31, 2020	Using Fair Value Hierarchy
				Level 1	Level 2	Level 3
Conversion feature on convertible notes	$	~~1,850,947~~	-	$-	$-	$	~~1,850,947~~-

~~Description~~	~~Fair Value As of December 31, 2018~~		Fair Value	Fair Value Measurements at ~~December 31, 2018 Using Fair Value Hierarchy~~
			As of	December 31, 2019
Description			December 31, 2019	Using Fair Value Hierarchy
				Level 1	Level 2	Level 3
Conversion feature on convertible notes	$	~~1,892,321~~	2,298,609	$-	$-	$	~~1,892,321~~2,298,609

The below table presents the change in the fair value of the derivative liabilities during the ~~nine~~three months ended ~~September 30~~March 31, ~~2019~~2020:

Derivative liability balance, December 31,  ~~2018~~2019	$	~~1,892,321~~2,298,609
~~Issuance of derivative liability during the period~~		~~103,000~~
~~Derivative liability resolution~~		~~(833,743~~	~~)~~

Change in derivative liability during the period		~~689,369~~(2,298,609)
Derivative liability balance,  ~~September 30~~March 31, ~~2019~~2020	$	~~1,850,947~~-

Note 12 – Discontinued Operations

In December 2018, the Company decided to shut down the operations of its VWES subsidiary.  In February 2019, VWES filed for Chapter 7 bankruptcy.

VWES has been presented as discontinued operations in the accompanying consolidated financial statements.

The operating results for VWES have been presented in the accompanying consolidated statement of operations for the nine months ended ~~September 30,~~March 31, 2020 and 2019 ~~and 2018~~ as discontinued operations and are summarized below:

	~~Nine~~Three Months Ended March 31,~~September 30,~~
	2020	2019		~~2018~~
Revenue	$-	$-		~~$~~	~~2,938,441~~
Cost of revenue	-	-			~~2,489,273~~
Gross Profit	-	-			~~449,168~~
Operating expenses	-	95,179			~~2,267,843~~
Loss from operations	-	(95,179)	~~)~~		~~(1,818,675~~	~~)~~
Other income (expenses)	-	-			~~98,137~~
Net loss	$-	$(95,179)	~~)~~	~~$~~	~~(1,720,538~~	~~)~~

~~F - 47~~

~~The assets and liabilities of the discontinued operations at September 30, 2019 and December 31, 2018 are summarized below:~~

	~~September 30,~~		~~December 31,~~
	~~2019~~		~~2018~~

~~Current assets~~	~~$~~	~~-~~	~~$~~	~~121,296~~
~~Property and equipment~~		~~-~~		~~387,727~~
 ~~Total assets~~	~~$~~	~~-~~	~~$~~	~~509,023~~

~~Current liabilities~~	~~$~~	~~-~~	~~$~~	~~2,493,049~~
~~Notes payable - related party~~		~~-~~		~~43,500~~
~~Notes payable~~		~~-~~		~~215,898~~
 ~~Total liabilities~~	~~$~~	~~-~~	~~$~~	~~2,752,447~~

As of March 31, 2019, VWES’ bankruptcy was completed and the Company removed all the assets and liabilities of VWES resulting in a gain on the disposition of discontinued operations of $2,515,028.

Note 13 – Subsequent Events

In April and May 2020, the Company received five loans under the Paycheck Protection Program of the Coronavirus Aid, Relief and Economic Security (“CARES”) Act totaling $3,896,107.  The loans have terms of 24 months and accrue interest at 1% per annum.  The Company expects some or all of these loans to be forgiven as provided by in the CARES Act.

In May 2020, the Company amended three notes of $116,667 with the sellers of Morris totaling $350,000.  The notes were due January 1, 2020.  Each of the new notes as of the date of amendment had accrued interest of $2,703. This was added to the note resulting in the principal amount of each of the new notes equaling to $119,370.  The amendment required an initial payment of $30,000 for each note, which was made on May 23, 2020, and 8 monthly installments of $13,882 through January 2021.  The amended notes have an interest rate of 6%.

In May and June 2020 the Company amended the following seller notes:   The convertible note with Jeff Moss with a $798,800 balance as of May 4, 2020 was amended to extend the maturity date to May 4, 2027 at 5% interest with weekly payments of $2,605.   The convertible note with Dwight Hargreaves with a 623,464 balance as of June 5, 2020 was amended to extend the maturity date to June 5, 2026 at 6% interest with weekly payments of $2,316.  The convertible note with Andy Galbach with a balance of $301,500 due in 2021 was forgiven and another note (one of the Secured APF Notes) was amended to increase the principal amount to $1,239,000 at 0% interest with weekly payments of $2,644 and the balance to be paid on May 27, 2022.    The Company also settled with Mr. Carl Davis.  The convertible note with Mr. Davis with a balance of $148,500 due in 2021 was forgiven and another note (one of the Secured APF Notes) was amended to decrease the principal amount to from $554,562 to $450,000 at 0% interest with weekly payments of $1,442.31 and the balance to be paid on July 24 2020.

~~Subsequent to September 30, 2019, the Company agreed to settle with convertible note holders and issued 4,400,000 shares of Class A common stock upon the conversion of convertible debts (see below).  In addition, the Company entered into agreement with convertible note holders as follows:~~

~~Convertible note with total balance owing, including all interest and penalties of $167,990. The Company and the noteholder agreed that note would be settled over a 13-week period beginning on August 12, 2019, with 13 weekly payments of $4,000 per week and a final lump-sum payment of $115,990.~~

~~Convertible note with total balance owing, including all interest and penalties of, $651,292. The Company and the noteholder entered into a settlement agreement, pursuant to which the parties agreed that note would be settled with a cash payment by the Company of $300,000, paid on November 8, 2019; a $350,000 fixed-price, one-year convertible note with an interest rate of 15%, convertible at a price per share of $0.15, The holder of the note had previously submitted a conversion notice on August 5, 2019, for 4,500,000 shares. The noteholder and the Company agreed to amend the conversion notice to 2,000,000 shares, which will be issued to the noteholder as a good faith issuance.~~

~~Convertible notes with the first note having an original balance of $337,500 and was settled for 12 monthly payments of $18,000 starting on December 27, 2019.  The second note having an original balance of $220,000 and has been settled for 12 monthly payments of $17,000 starting on December 27, 2019.  The note holder also issued a new Senior Secured Promissory Note in the principal amount of $600,000, with the following terms: term of two years; a fixed conversion price of $0.15 and a 15% interest rate.  The note holder had previously submitted a conversion notice seeking the issuance of 4,550,000 shares of the Company’s Class A common stock in connection with the note for $337,500. The note holder and the Company agreed to amend the conversion notice to 2,400,000 shares which will be issued to the noteholder as a good faith issuance.~~

~~Convertible note with total balance owing, including all interest and penalties of $252,870.  The Company and the noteholder agreed that note would be settled with a cash payment of $80,000 paid on November 12, 2019 and the issuance of  two new notes in the principal amounts of $35,000 and $137,870 with the following terms: term of one year; a fixed conversion price of $0.15 cents and a 15% interest rate and the future issuance of 300,000 Class A Common Shares and 30,000 Class C Common Stock.~~

~~Subsequent to September 30, 2019, the Company issued 10,000 shares of Class C common stock to a contractor for services rendered.~~

~~On November 6, 2019, the Company, completed its acquisition of Deluxe Sheet Metal, Inc., an Indiana corporation (“DSM”), DSM Holding, LLC, an Indiana limited liability company (“DHL”), Lonewolf Enterprises, LLC, an Indiana limited liability company (“LWE”), and Kevin Smith (the “Seller”).  Pursuant to a securities purchase agreement (the “SPA”) among the Company, DSM, DHL, LWE, and the Seller, the Company acquired all of the outstanding capital stock of DSM, all of the outstanding LLC membership interests of DHL, and certain real estate and improvements thereto from LWE (the “LWE Real Estate”) for the consideration and on the terms and subject to the conditions set forth in the SPA.~~

~~The total purchase price was $8,400,000 (the “Purchase Price”), which is the sum of the cash paid at closing (the “Cash Consideration”), by wire transfer of immediately available funds to the accounts designated by Seller, and promissory notes (the “Promissory Note Consideration”), also delivered at closing.~~

~~F - 48~~

~~The Cash Consideration consisted of $6,003,657, plus the addition of working capital, less any Long-Term Liability (as defined in the SPA) of DSM and DHL satisfied at Closing, as set forth in the SPA, but not less certain liabilities, as set forth in the SPA.  Additionally, the Note Consideration consisted of a secured promissory note issued in favor of Seller only, by the Company, DSM, and DHL and shall consist of (i) a Secured Promissory Note to Kevin M. Smith in the amount of $1,900,000.00 (“Note 2”), and (ii) a Secured Promissory Note to Kevin M. Smith in the amount of $496,343.00 (“Note 1” and collectively, the “Notes”), in the form set forth in an exhibit to the SPA, secured by a subordinated security interest in the assets listed in a related security agreement (the “Security Agreement”) (discussed below). The parties to the SPA agreed that the Company has the right to change the senior lender from time to time while Notes remain unpaid so long as at all times, there is no breach or default or Event of Default under the Notes, the SPA, or the other transaction documents.~~

~~The Company, DSM, and DHL collectively issued the Notes to the Seller.  The terms of the Notes are as follows: Note 1 is in the amount of $1,900,000 accrues at 4.25% interest, and Note 2 is in the amount of $496,343 and accrues interest at a rate of 8.75%, and each included a loan fee of $5,000.  Note 2 has an amortization rate of 10 years with a balloon payment due 36 months.  Note 1 is due January 25, 2020, and the obligations of the Company, DSM, and DHL under the Notes are secured by a subordinated security interest granted pursuant to the security agreement entered into by the parties.~~

~~Variable Convertible Debt Payoff, Refinancing and Settlement Agreements~~

~~Subsequent to September 30, 2019, the Company completed a series of debt settlements, refinancings, and payoffs of existing variable convertible debt holders.   Debt principal and accrued interest totaling $1,137,452 were settled through issuance of 5,965,946 Class A common shares and 1,617,067 Class C common shares.  The Company also made $313,000 debt payments and modified the conversion price of a convertible note amounting to $195,000 to $0.15 per share.~~

~~Creation of Series B Preferred Stock~~

~~On November 26, 2019, the Company’s board of directors approved the filing with the Secretary of State of Delaware a Certificate of Designation of Rights and Preferences (the “Designation”) for the creation of a new Series B Preferred Stock (the “Series B Preferred Stock”).~~

~~As of February 10, 2020, we had one series of preferred stock outstanding, our Series B Convertible Preferred Stock (the “Series B Preferred Stock”).  The Company has designated 100 shares of Series B Preferred Stock which has a stated value of $1.00, do not accrue dividends and has voting rights equivalent to 200% of the total voting power of all holders of the Company's common and preferred stock then outstanding but not including the Series B Preferred Stock.  The Series B Preferred Stock shall be convertible to the Company's Class A common stock in the event the Series B Preferred Stock holder ceases to be a director of the Company.~~

~~F - 49~~

~~As of February 10, 2020, we had 5 shares of Series B Preferred Stock outstanding, held by the members of our Board of Directors.~~

~~Changes in Authorized Capital~~

~~On December 30, 2019, the Company filed with the Secretary of State of Delaware a Certificate of Amendment (the “Amendment”) to the Company’s Certificate of Incorporation.  Pursuant to the Amendment, the Company’s authorized shares of Class A, Class B, and Class C Common Stock were increased (the “Share Increase”).~~

~~On November 27, 2019, the Company’s board of directors approved, subject to stockholder approval, the Amendment that would have the effect of increasing the Company’s authorized Class A Common Stock from 100,000,000 shares to 125,000,000 shares; the Class B common stock from 5,000,000 shares to 10,000,000 shares; and the Class C common stock from 10,000,000 shares to 15,000,000 shares. Subsequent to the board of directors’ approval of the Amendment and the Share Increase, the holders of a majority of the voting power of the Company’s voting stock approved, by written consent, the Amendment and the Share Increase on November 27, 2019. The Amendment became effective on December 30, 2019, following the filing of the Amendment on December 27, 2019, specifying the effective date of December 30, 2019.~~

~~F - 50~~

~~Lincoln Park Transaction~~

~~On January 16, 2020, the Company entered into a transaction (the “Lincoln Park Transaction”) consisting of a purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $10.0 million worth of our Class A common stock, $0.0001 par value per share (the “Common Stock”).  A.G.P./Alliance Global Partners acted as sole placement agent for the offering.~~

~~Under the terms and subject to the conditions of the Purchase Agreement, we have the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to in the aggregate $10.0 million worth of shares of our Common Stock.  As an initial purchase on January 17, 2020, Lincoln Park purchased 1,666,666 shares of our Common Stock (the “Initial Purchase Shares”) at a price of $0.15 per share.~~

~~Additional sales of Common Stock by us to Lincoln Park, if any, will be subject to certain limitations, and may occur from time to time, at our sole discretion, over the 36-month period commencing on the date that the registration statement of which this Prospectus is a part is declared effective by the U.S. Securities and Exchange Commission (the “SEC”) and a final prospectus in connection therewith is filed and the other conditions set forth in the purchase agreement are satisfied, all of which are outside the control of Lincoln Park (the date on which all of such conditions are satisfied being the “Commencement Date”).~~

~~After the Commencement Date, under the Purchase Agreement, on any business day selected by us, we may direct Lincoln Park to purchase up to 1,000,000 shares of our Common Stock on that business day (each, a “Regular Purchase”), provided, however, that (i) the Regular Purchase may be increased to up to 1,250,000 shares, provided that the closing sale price of the Common Stock is not below $0.30 on the purchase date; (ii) the Regular Purchase may be increased to up to 1,500,000 shares, provided that the closing sale price of the Common Stock is not below $0.40 on the purchase date (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement); and (iii) the Regular Purchase may be increased to up to 1,750,000 shares, provided that the closing sale price of the Common Stock is not below $0.50 on the purchase date (each subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement). In each case, Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $1,000,000. The purchase price per share for each such Regular Purchase will be based off of prevailing market prices of Common Stock immediately preceding the time of sale. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price.~~

~~In addition to Regular Purchases, we may also direct Lincoln Park to purchase other amounts as accelerated purchases or as additional accelerated purchases if the closing sale price of the common stock exceeds certain threshold prices as set forth in the Purchase Agreement.~~

~~Lincoln Park has no right to require us to sell any shares of common stock to Lincoln Park, but Lincoln Park is obligated to make purchases as we direct, subject to certain conditions. In all instances, we may not sell shares of our Common Stock to Lincoln Park under the purchase agreement if it would result in Lincoln Park’s beneficially owning more than 4.99% of our Common Stock. There are no upper limits on the price per share that Lincoln Park must pay for shares of Common Stock. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.~~

~~There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition on our entering into certain types of transactions that are defined in the Purchase Agreement as “Variable Rate Transactions.”~~

~~We issued to Lincoln Park 2,275,086 shares of Common Stock (the “Commitment Shares”) as consideration for its commitment to purchase shares of Common Stock under the Purchase Agreement.~~

~~Conversion of Amounts Owing into Class B Common Stock~~

~~In January 2020, five officers and directors of the Company converted $603,448 owed to them as salaries and commissions into 4,022,983 shares of the Company’s Class B Common stock. The conversion price was $0.15 per share, the closing price of the Company’s Class A common stock on January 7, 2020, which was when the individuals agreed with the Company to convert the amounts owing. The Class B common stock converts one share for one share into Class A common stock, so the Class A common stock market price was used as the conversion price.~~

~~Loans~~

~~Subsequent to September 30, 2019, the Company entered into two secured merchant loan agreements totaling to $900,000 with weekly payments of $41,645 totaling to $1,259,400.  The Company also entered into a convertible note amounting to $200,000 with a conversion price of $0.15 per share, annual interest of 15% and a term of 1 year.~~

~~F - 51~~

ALPINE 4 TECHNOLOGIES LTD.

14,000,000 SHARES OF CLASS A COMMON STOCK

TO BE SOLD BY LINCOLN PARK CAPITAL FUND, LLC

PROSPECTUS

~~FEBRUARY~~JULY ___ 2020

~~47~~

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense:	Amount
SEC Registration Fee	$141	*
Accounting fees and expenses	$30,000	*
Legal fees and expenses	$30,000	*
Miscellaneous	$5,000	*
Total	$65,141	*
*Estimated

In addition to these expenditures, Alpine 4 will pay the expenses associated with the distribution of the common stock, including the fees of our transfer agent.  Those expenses are estimated to be approximately $10,000.

Item 14.  Indemnification of Directors and Officers; Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

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Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article Tenth of Alpine 4’s Charter provides that, “to the fullest extent permitted by the Delaware General Corporation Law, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.”

Article XI, Section 1(a)  of Alpine 4’s Bylaws further provides that “Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation…shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, Alpine 4 has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

Issuances in 2020

In 2020 through ~~February 10~~July 23, 2020, the Company issued an aggregate of ~~5,956,946~~10,807,699 shares of its restricted Class A common stock for note conversions.  The Company also issued 1,617,067 shares of its Class C common stock to a noteholder for debt settlement.

In January 2020, five officers and directors of the Company converted $~~603,448~~603,463 owed to them as salaries and commissions into ~~4,022,983~~4,023,088 shares of the Company’s Class B Common stock. The conversion price was $0.15 per share, the closing price of the Company’s Class A common stock on January 7, 2020, which was when the individuals agreed with the Company to convert the amounts owing. The Class B common stock converts one share for one share into Class A common stock, so the Class A common stock market price was used as the conversion price.

The shares of Class A and Class B common stock issued during 2020 were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.

Issuances in 2019

During the quarter ended March 31, 2019, the Company issued 1,670,000 shares of its restricted Class A common stock for note conversions.

During the quarter ended June 30, 2019, the Company issued 33,975,924 shares of its restricted Class A common stock for note conversions.

During the quarter ended September 30, 2019, the Company issued 32,956,827 shares of its restricted Class A common stock for note conversions; and issued 200,000 shares of Class B common stock and 2,772,606 shares of Class C common stock to officers, directors, and employees for services rendered. The Company also issued 7,097,594 shares of its of Class C common stock to shareholders as a dividend during the quarter ended September 30, 2019.

During the quarter ended December 31, 2019, the Company issued 4,700,000 shares of its Class A common stock in conjunction with debt settlement and restructuring to fixed rate convertible notes from variable convertible notes.  It also issued 55,000 Class C common stock to various advisors and consultants.

The shares of Class A, Class B, and Class C common stock issued during 2019 were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.

Issuances in 2018

Issuance of Convertible Notes

On January 5, 2018, the Company entered into a variable convertible note for $64,000.  The note is due July 5, 2018 and bears interest at 10% per annum.  The note is immediately convertible into the Company’s Class A common stock at a discount of 35% to the average of the three lowest trading closing prices of the stock for the ten days prior to conversion.  As of the date of this filing this note has been paid off.

On April 3, 2018, the Company entered into a variable convertible note with an unrelated lender for $85,000.  The note is due January 2, 2019 and bears interest at 10% per annum.  The note is immediately convertible into shares of the Company’s Class A common stock at a discount of 35% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.  As of the date of this filing this note has been paid off.

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On March 13, 2018, the Company entered into a variable convertible note with an unrelated lender for $128,000.  The note is due December 18, 2018 and bears interest at 12% per annum.  After 180 days, the note is convertible into shares of the Company’s Class A common stock at a discount of 40% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.  As of the date of this filing this note has been paid off.

On April 9, 2018, the Company entered into a variable convertible note for $124,199.  The note is due January 9, 2019 and bears interest at 12% per annum.  After 180 days, the note is convertible to the Company’s Class A common stock at a discount of 35% to the average of the three lowest trading closing prices of the stock for the ten days prior to conversion.  As of the date of this filing this note has been paid off.

On April 9, 2018, the Company entered into a variable convertible note for $37,800.  The note is due January 9, 2019 and bears interest at 12% per annum.  After 180 days, the note is convertible to the Company’s Class A common stock at a discount of 35% to the average of the three lowest trading closing prices of the stock for the ten days prior to conversion.

The convertible notes issued between January and April 2018 were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.

Convertible Notes

On October 4, 2017, the Company entered into a convertible note with an unrelated lender for $60,000 with net proceeds of $55,000.  The note is due July 4, 2018 and bears interest at 12% per annum.  After 180 days, the note is convertible to the Company's Class A common stock at a discount of 35% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.  The Company can prepay the convertible note up to 180 days from October 5, 2017.  The prepayment penalty is equal to 20% to 25% of the outstanding note amount depending on when prepaid. As of the date of this filing this note has been paid off.

On October 11, 2017, the Company entered into a convertible note with an unrelated lender for $58,500 with net proceeds of $55,500.  The note is due July 20, 2018 and bears interest at 12% per annum.  After 180 days, the note is convertible to the Company's Class A common stock at a discount of 38% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.  The Company can prepay the convertible note up to 180 days from October 11, 2017.  The prepayment penalty is equal to 10% to 27% of the outstanding note amount depending on when prepaid. As of the date of this filing this note has been paid off.

On November 2, 2017, the Company entered into a variable convertible note with unrelated 3rd party for $115,000 with net proceeds of $107,000.  The note is due May 2, 2018 and bears interest at 10% per annum.  The note is immediately convertible to the Company's Class A common stock at a discount of 35% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.  The Company can prepay the convertible note up to 180 days from November 2, 2017 with a $750 prepayment penalty. As of the date of this filing this note has been paid off.

On November 1, 2017, in contemplation of entering into the November 2, 2017 note, the Company released 150,000 shares of the 500,000 returnable shares (see Note 8 – Other items Related to Equity).  The shares were consideration for the second note dated November 2, 2017, and as such will be accounted for as a discount associated with that note.

On November 28, 2017, the Company entered into a variable convertible note with unrelated third party for $105,000.  The note is due June 15, 2018 and bears interest at 10% per annum.  The note is immediately convertible to the Company's Class A common stock at a discount of 35% to the average of the three lowest trading closing prices of the stock for ten days prior to conversion.  The Company can prepay the convertible note up to 180 days from November 28, 2018 with a $750 prepayment penalty. As of the date of this filing this note has been paid off.

The convertible notes issued between October and December 2017 were issued without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.

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Other Equity transaction

On November 1, 2017, the Company entered into an agreement with the investor relations firm RedChip Companies Inc. ("RedChip").  The agreement is for six months with a review after 90 days.  The Company will pay RedChip $2,500 per month for months 1-3 and $5,000 per month for months 4-6.  For the first 90 days of service the Company issued 275,000 shares of the Company's Class A common shares which are restricted pursuant to the provisions of Rule 144.  For the second 90 days of service the Company will issue 125,000 shares for the Company's Class A common shares which are restricted pursuant to the provisions of Rule 144.

The shares of common stock were issued and will be without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.

Issuance of Equity Securities in Venture West/Horizon Transaction

In connection with the acquisition of Venture West Energy Services (“VWES”) (formerly Horizon Well Testing, L.L.C.), ~~described in more detail above under “Recent Developments,”~~ Alpine 4 purchased all of the outstanding stock of VWES (the “VWES Stock”) from Alan Martin (the “Seller”).  The purchase price paid by Alpine 4 for the VWES Stock consisted of cash, a note, a convertible note, and securities consideration.  The “Cash Consideration” paid was $2,200,000.  The “Note” consisted of a secured note in the amount of $300,000, secured by a subordinated security interest in the assets of VWES .  The Note bears interest at 1% and will be payable in full by April 30, 2017.  The “Convertible Note” consisted of a secured convertible note in the amount of $1,500,000, secured by a subordinated security interest in the assets of VWES .  The VWES Seller has the opportunity to convert the Convertible Note into shares of Alpine 4’s Class A common stock at a conversion price of $8.50 after a restricted period according to securities laws.    The Convertible Note bears interest at 5% and is payable in full with a balloon payment on the 18-month anniversary of the closing date of the transaction with no monthly payments.  The “Securities” consisted of two components, an aggregate of 379,403 shares of Alpine 4’s Class A common stock issued to the Seller, and a warrant to purchase an additional 75,000 shares of Class A common stock.

The Note, the Convertible Note, and the Securities was issued to the Seller pursuant to a share exchange agreement with the Seller, in which the Seller made certain representations and warranties, including that he was an accredited investor, that he was acquiring the securities for his own account and not for the account of another, that he was acquiring the securities for investment purposes and not with a view to distribute the securities acquired, and that he had sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Company. As such, the securities were issued to the Seller without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.   The VWES transaction did not involve a public offering.

Stock Options to Employees

On April 7, 2017, the Company issued 741,500 options to purchase shares of the Company’s Class A common stock to 34 employees and consultants of the Company. The options were issued pursuant to the Company’s 2016 Stock Option and Stock Award Plan (the “Plan”).  The options granted vest and the exercise price of the options granted was $0.90, which was the last closing bid price of the Company’s common stock as traded on the OTC QB Market..

On April 10, 2018, the Company issued 85,000 options to purchase shares of the Company’s Class A common stock to APF employees. The options were issued pursuant to the Plan.  The options granted vest and the exercise price of the options granted was $0.10, which was the last closing bid price of the Company’s common stock as traded on the OTC QB Market.  The options vest quarterly over four years.

On May 16, 2018, the Company issued 704,000 options to purchase shares of the Company’s Class A common stock to VWES employees. The options were issued pursuant to the Plan.  The options granted vest and the exercise price of the options granted was $0.05, which was the last closing bid price of the Company’s common stock as traded on the OTC QB Market.  The options vest quarterly over four years.

On December 31, 2018, the Company issued 275,000 options to purchase shares of the Company’s Class A common stock to two employees. The options were issued pursuant to the Plan.  The options granted vest and the exercise price of the options granted was $0.05, which was the last closing bid price of the Company’s common stock as traded on the OTC QB Market.  The options vest quarterly over four years.

The Company provided to each of the recipients of the Options copies of the Company’s public filings including the financial information and other disclosures about the Company. The options were issued to the recipients without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and rules and regulations promulgated thereunder. The issuance of the options did not involve a public offering of the Company’s securities.

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Item 16. Undertakings

~~(a)~~

(a)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

~~(b)~~

(b)(1)The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

~~(2)~~

(2)The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

~~(d)~~

(d)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

~~(e)~~

(e)The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the joint proxy statement/prospectus pursuant to Item 4 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

~~(f)~~

(f)The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

SIGNATURES AND POWER OF ATTORNEY FOR ALPINE 4 TECHNOLOGIES LTD.

Pursuant to the requirements of the Securities Act of 1933, Alpine 4 Technologies Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, Arizona, on ~~February 14~~July 29, 2020.

ALPINE 4 TECHNOLOGIES LTD.

By: /s/ Kent B. Wilson
Name: Kent B. Wilson,
Title: Chief Executive Officer (Principal Executive Officer), President, Chief Financial Officer (Principal Financial Officer) and Director

~~Each person whose signature appears below constitutes and appoints Kent Wilson his true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-1, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.~~

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kent B. Wilson	Chief Executive Officer, President	~~February 14~~July 29, 2020
Kent B. Wilson	Chief Financial Officer, Director

/s/ Scott Edwards*	Director	~~February 14~~July 29, 2020
Scott Edwards

/s/ Charles Winters*	Chairman of the Board	~~February 14~~July 29, 2020
Charles Winters

/s/ Ian Kantrowitz*	Director	~~February 14~~July 29, 2020
Ian Kantrowitz

/s/ Jeff Hail*	Chief Operating Officer	~~February 14~~July 29, 2020
Jeff Hail

*Signed by Kent B. Wilson pursuant to power of attorney

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EXHIBIT INDEX

Exhibit
Number	Description

3.1	Certificate of Incorporation of Alpine 4 Technologies Ltd. (incorporated by reference to Exhibit 3.1 to Alpine 4’s Registration Statement on Form 10, filed May 8, 2014).

3.2	Certificate of Amendment to Certificate of Incorporation, dated June 27, 2014 (incorporated by reference to Exhibit 3.3 to Alpine 4’s Current Report on Form 8-K filed July 18, 2014).

3.3	Certificate of Amendment to Certificate of Incorporation, dated June 30, 2014 (incorporated by reference to Exhibit 3.4 to Alpine 4’s Current Report on Form 8-K filed July 18, 2014).

3.4	Second Amended and Restated Certificate of Incorporation, dated August 24, 2015 (incorporated by reference to Exhibit 3.1 to Alpine 4’s Current Report on Form 8-K filed August 27, 2015)

3.5

Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated December 15, 2017 (incorporated by reference to the Company’s Definitive Proxy Statement filed with the SEC on October 10, 2017)

3.6

Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated December 27, 2019 (incorporated by reference to the Company’s Definitive Information Statement filed with the SEC on December 9, 2019)

3.7	Certificate of Designation of Rights and Preferences for Series B Preferred Stock (incorporated by reference to the Company’s Current Report filed with the SEC on November 27, 2019)

3.8	By-Laws of Alpine 4 (incorporated by reference to Exhibit 3.2 to Alpine 4’s Registration Statement on Form 10, filed May 8, 2014).

5.1	Opinion of Kirton McConkie, P.C. regarding validity of the shares of Alpine 4 Technologies Ltd. Class A common stock being registered hereunder (filed herewith).

10.1

Purchase Agreement, dated effective January 16, 2020, by and between Alpine 4 Technologies Ltd. and Lincoln Park Capital Fund, LLC (incorporated by reference to the Company’s Current Report filed with the SEC on January 23, 2020)

10.2

Registration Rights Agreement, dated effective January 16, 2020, by and between Alpine 4 Technologies Ltd. and Lincoln Park Capital Fund, LLC (incorporated by reference to the Company’s Current Report filed with the SEC on January 23, 2020)

10.3	FPCD Note - $350,000 (incorporated by reference to the Company’s Current Report filed with the SEC on November 25, 2019)

10.4	FPCD Note - $600,000 (incorporated by reference to the Company’s Current Report filed with the SEC on November 25, 2019)

10.5	Note Amendment – #1 (incorporated by reference to the Company’s Current Report filed with the SEC on November 25, 2019)

10.6	Note Amendment - # 2 (incorporated by reference to the Company’s Current Report filed with the SEC on November 25, 2019)

10.7	FPCD Note - $137,870.48 (incorporated by reference to the Company’s Current Report filed with the SEC on November 25, 2019)

10.8	Note Amendment - $180,000 (incorporated by reference to the Company’s Current Report filed with the SEC on November 25, 2019)

10.9	APF Securities Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2018)

10.10	Secured Promissory Notes (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2018)

10.11	Secured Convertible Notes (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2018)

10.12	Security Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2018)

10.13	Consulting Services Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2018)

10.14	Purchase Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on February 24, 2020)

10.15	Secured Promissory Note - $2,300,000 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on February 24, 2020)

10.16	Security Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on February 24, 2020)

10.17	Amendment to Purchase Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on February 24, 2020)

21	Subsidiaries of the Company

23.1	Consent of MaloneBailey, LLC

23.2	Consent of Kirton McConkie, P.C. (included in the opinion filed as Exhibit 5.1 to this registration statement) (filed herewith).

24.1	Power of Attorney (included in the signature page to the original filing of this Registration Statement).

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